UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Consolidated Edison, Inc.
(Name of Registrant as Specified in Its Charter)
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conEdison

2025
Proxy Statement

conEdison

Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

May 19, 2025

Consolidated Edison, Inc. 4 Irving Place, New York, NY 10003 Dated: April 9, 2025
Timothy P. Cawley
Chairman of the Board
Chief Executive Officer
Dear Stockholders:
The Annual Meeting of Stockholders of Consolidated Edison, Inc. with the Board of Directors and the Company’s management is scheduled for Monday, May 19, 2025, at 10:00 a.m., Eastern Daylight Time, remotely by visiting www.virtualshareholdermeeting.com/ED2025. We encourage stockholders to log into the virtual meeting by following the instructions provided in the proxy materials. The virtual meeting offers the same participation opportunities as an in-person meeting.
The accompanying Proxy Statement, provided to stockholders on or about April 9, 2025, contains information about matters to be considered at the Annual Meeting. At the Annual Meeting, stockholders will be asked to vote on the election of Directors, to ratify the appointment of independent accountants for 2025, and to approve, on an advisory basis, named executive officer compensation. We encourage you to vote in advance of the Annual Meeting, even if you plan to attend.
Based on stockholders’ and our experiences at our recent annual stockholder meetings, held virtually, we believe our virtual meeting format offers stockholders the same opportunities to participate as an in-person meeting and allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we plan to hold the 2025 Annual Meeting by means of remote communications only.
Sincerely,
Timothy P. Cawley

Consolidated Edison, Inc. 4 Irving Place, New York, NY 10003 Dated: April 9, 2025
Notice of Annual Meeting of Stockholders

Monday, May 19, 2025 at 10:00 a.m., Eastern Daylight Time	Virtual Annual Meeting Website Address: www.virtualshareholdermeeting.com/ED2025
Please see the 16-digit voting control number that can be found on your voting instruction form, Notice of Internet Availability of proxy materials or email, as applicable, provided with your proxy materials to access the virtual Annual Meeting website.

Location:
The 2025 Annual Meeting will be held by means of remote communications only. Based on stockholders’ and our experiences at our recent annual stockholder meetings, held virtually, we believe our virtual meeting format offers stockholders the same opportunities to participate as an in-person meeting and allows us to provide consistent opportunities for engagement to all stockholders regardless of their geographic location. Therefore, we plan to hold the 2025 Annual Meeting by means of remote communications only.

Items of Business:
a.To elect as the members of the Board of Directors the ten nominees named in the Proxy Statement (attached hereto and incorporated herein by reference);
b.To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for 2025;
c.To approve, on an advisory basis, named executive officer compensation; and
d.To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

By Order of the Board of Directors,
Sylvia V. Dooley
Vice President and Corporate Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON MONDAY, MAY 19, 2025. THE COMPANY’S PROXY STATEMENT AND ANNUAL REPORT, PROVIDED TO STOCKHOLDERS ON OR ABOUT APRIL 9, 2025, ARE AVAILABLE AT WWW.CONEDISON.COM/EN/INVESTORS/SHAREHOLDER-SERVICES

IMPORTANT!
Whether or not you plan to attend the meeting, we urge you to vote your shares of Company Common Stock by telephone, by internet, or by completing and returning a proxy card or a voter instruction form, so that your shares will be represented at the Annual Meeting.

Forward-Looking Statements
This Proxy Statement contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” "target," "guidance," "potential," "goal," "consider" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made and speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors including, but not limited to, those discussed under “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Non-GAAP Financial Measures
The materials herein include a discussion of adjusted earnings and adjusted earnings per share, which are financial measures that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). Please refer to the table set forth in Appendix A for a reconciliation of the Company's reported net income for common stock to adjusted earnings and reported earnings per share to adjusted earnings per share.

Proxy Statement Summary
This section highlights the proposals to be acted upon, as well as information about Consolidated Edison, Inc. (the “Company”), that can be found in this Proxy Statement and does not contain all of the information that you need to consider. Before voting, please carefully review the complete Proxy Statement and the Annual Report to Stockholders of the Company provided to stockholders on or about April 9, 2025, which includes the consolidated financial statements and accompanying notes for the fiscal year ended December 31, 2024, and other information relating to the Company’s financial condition and results of operations. References to “Con Edison of New York,” “Orange & Rockland,” and “Con Edison Transmission” throughout this Proxy Statement refer to the Company’s subsidiaries, Consolidated Edison Company of New York, Inc., Orange and Rockland Utilities, Inc., and Con Edison Transmission, Inc. and its subsidiaries, respectively.
2025 Annual Meeting of Stockholders (“Annual Meeting”)
Based on stockholders’ and our experiences at our recent annual meetings, held virtually, we believe our virtual meeting format offers stockholders the same opportunity to participate as an in-person meeting and allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we plan to hold the 2025 Annual Meeting by means of remote communications only.

Date and Time	Monday, May 19, 2025, at 10:00 a.m., Eastern Daylight Time
Virtual Annual Meeting Website Address	www.virtualshareholdermeeting.com/ED2025

Please use the 16-digit voting control number that can be found on your voting instruction form, Notice of Internet Availability of proxy materials or email, as applicable, provided with your proxy materials to access the virtual Annual Meeting website.

Record Date & Voting
Stockholders of record at the close of business on March 24, 2025 are entitled to vote at the Annual Meeting. On March 24, 2025, 360,200,271 shares of Common Stock were outstanding. Each outstanding share of Common Stock is entitled to one vote.

Admission	Please follow the instructions contained in “Who Can Attend the Annual Meeting?” on page 97.
Proxy Website	www.conedison.com/en/investors/shareholder-services

Consolidated Edison, Inc. Proxy Statement 1

Proxy Statement Summary
Stockholder Voting Matters

Management Proposals		Board’s Voting Recommendation	Vote Required For Approval(1)	Broker Discretionary Voting Allowed	Page References (for more detail)

Proposal No. 1	Election of Directors	For Each Nominee	Majority of Votes Cast	No	8
Proposal No. 2	Ratification of the Appointment of Independent Accountants	For	Majority of Votes Cast	Yes	39
Proposal No. 3	Advisory Vote to Approve Named Executive Officer Compensation	For	Majority of Votes Cast	No	41
Footnote:
(1)The presence at the Annual Meeting, either by means of remote communication or by proxy, of holders of a majority of the outstanding shares of Company Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its clients) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but are not considered votes cast with respect to any of the Proposals, and have no effect on the vote, provided that a broker or nominee may vote in its discretion only on the Ratification of the Appointment of Independent Accountants (Proposal No. 2).
Director Nominees

Timothy P. Cawley

Age: 60 Director Since: 2020 Not Independent Chairman of the Board
Primary Occupation / Career Highlights
Chairman, President and Chief Executive Officer of the Company; Chairman and Chief Executive Officer of Con Edison of New York; former President of Con Edison of New York
		Committee Membership •Executive (Chair)	Other U.S.-Listed Public Company Boards —
John F. Killian

Age: 70 Director Since: 2007 Independent	Primary Occupation / Career Highlights Former Executive Vice President and Chief Financial Officer, Verizon Communications Inc.	Committee Membership •Audit (Chair) •Corporate Governance and Nominating •Executive •Management Development and Compensation	Other U.S.-Listed Public Company Boards 1
Karol V. Mason

Age: 67 Director Since: 2021 Independent	Primary Occupation / Career Highlights President, John Jay College of Criminal Justice	Committee Membership •Corporate Governance and Nominating •Safety, Environment, Operations and Sustainability	Other U.S.-Listed Public Company Boards —

2 Consolidated Edison, Inc. Proxy Statement

Proxy Statement Summary

Dwight A. McBride

Age: 57 Director Since: 2021 Independent	Primary Occupation / Career Highlights Gerald Early Distinguished Professor and Senior Advisor to the Chancellor, Washington University in St. Louis	Committee Membership •Management Development and Compensation •Safety, Environment, Operations and Sustainability	Other U.S.-Listed Public Company Boards —
William J. Mulrow

Age: 69 Director Since: 2017 Independent	Primary Occupation / Career Highlights Senior Advisory Director, Blackstone	Committee Membership •Finance •Management Development and Compensation •Safety, Environment, Operations and Sustainability	Other U.S.-Listed Public Company Boards 2
Michael W. Ranger

Age: 67 Director Since: 2008 Independent Lead Director	Primary Occupation / Career Highlights Senior Managing Director, Diamond Castle Holdings LLC	Committee Membership •Audit •Corporate Governance and Nominating (Chair and Lead Director) •Executive •Finance •Management Development and Compensation	Other U.S.-Listed Public Company Boards —
Linda S. Sanford

Age: 72 Director Since: 2015 Independent	Primary Occupation / Career Highlights Former Senior Vice President, Enterprise Transformation, International Business Machines Corporation	Committee Membership •Audit •Corporate Governance and Nominating •Finance	Other U.S.-Listed Public Company Boards 1
Deirdre Stanley

Age: 60 Director Since: 2017 Independent	Primary Occupation / Career Highlights Former Executive Vice President and General Counsel, The Estée Lauder Companies, Inc.	Committee Membership •Corporate Governance and Nominating •Management Development and Compensation (Chair)	Other U.S.-Listed Public Company Boards —

Consolidated Edison, Inc. Proxy Statement 3

Proxy Statement Summary

L. Frederick Sutherland

Age: 73 Director Since: 2006 Independent	Primary Occupation / Career Highlights Former Executive Vice President and Chief Financial Officer, Aramark Corporation	Committee Membership •Audit •Finance (Chair) •Management Development and Compensation	Other U.S.-Listed Public Company Boards 1
Catherine Zoi

Age: 63 Director Since: 2024 Independent	Primary Occupation / Career Highlights Former Chief Executive Officer, EVgo Inc.	Committee Membership •Finance •Safety, Environment, Operations and Sustainability	Other U.S.-Listed Public Company Boards —
•Proposal No. 1: Election of Directors. The Board of Directors has nominated ten Directors for election at the Annual Meeting and recommends the election of each of the ten nominees. The table above provides certain information about the Director nominees.
•Proposal No. 2: Ratification of the Appointment of Independent Accountants. The Board recommends ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2025.
•Proposal No. 3: Advisory Vote to Approve Named Executive Officer Compensation. The Board recommends the approval of, on an advisory basis, the compensation of the Named Executive Officers.
Corporate Governance Practices
•Active, Year-Round, Stockholder Engagement. The Company engages with stockholders and accepts invitations to discuss matters of interest to them. Throughout 2024, the Company met with stockholders in a variety of formats including in-person and virtual formats, and discussed numerous topics, including Orange & Rockland’s regulatory proceeding for new rates, transmission opportunities, system reliability, the utilities' gas system long-term plans, New York State's clean energy goals and the Company's role in helping to achieve those goals, capital investment outlook and political matters, environmental, social and governance (“ESG”) matters, including reporting, corporate governance, political lobbying, our utilities’ Climate Change Vulnerability Studies and Adaptation and Resiliency plans, and the Company’s pursuit of Scope 1 net-zero-carbon-emission goals through its updated Clean Energy Commitment. The Company’s stockholder engagement team reports the results of their annual activities to the Corporate Governance and Nominating Committee and the Board to convey the feedback received from stockholders and to propose implementation of appropriate responses. During 2024, the Company engaged with stockholders holding in aggregate 42% of shares outstanding.
•Risk Oversight. The Board and its committees oversee the Company’s policies and procedures for managing risks that are identified through the Company’s enterprise risk management program.
•Cybersecurity Risk Oversight. The Board and the Audit Committee oversee the Company’s cybersecurity risk management. The Company complies with regulatory cybersecurity requirements and follows closely the development of new standards, regulations, and industry initiatives. For further information on the Company's cybersecurity risk management program, please see the "Cybersecurity Risk Oversight" section of this Proxy Statement.
•Strategic Planning. The Board oversees and reviews, at least annually, the Company’s strategic and business plans and objectives.
•Corporate Sustainability. The Company is firmly committed to sustainability, which is broadly overseen by the Board. The Board reviews and discusses various sustainability topics throughout the year and routinely considers environmental matters (including climate change) and assesses their impact on the Company’s operations, strategies and risk profile.

4 Consolidated Edison, Inc. Proxy Statement

Proxy Statement Summary
•Insider Trading. The Company maintains an Insider Trading Policy. The policy applies to all employees (and their family and household members) including executive officers, non-employee Directors and any entity that itself is controlled by persons covered by the policy. Under the policy, the Company complies with all applicable laws, rules and regulations governing the trading of its securities including as to transactions in its own securities. The Company believes the policy is reasonably designed to prevent improper insider trading and promote compliance with insider trading laws. A copy of the Insider Trading Policy was filed as Exhibit 19.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
•Human Capital. The Company is committed to attracting, developing and retaining a talented and diverse workforce. It values and supports a wide range of employee needs and interests. The Company’s skilled and experienced workforce enables it to maintain best-in-class reliability and progress towards achieving a clean energy future. Human capital measures focus on employee safety, hiring the right talent, employee development and retention, and diversity of perspectives.
•Human Rights Statement. The Company has a Human Rights Statement that reinforces the Company’s commitment to protecting and advancing the human rights of all people, to conducting business in a manner that is ethical and respectful of those rights and in compliance with applicable laws, and to protecting international human rights under recognized standards. The Human Rights Statement builds on our employee Standards of Business Conduct, our policies on Equal Employment Opportunity, Sexual Harassment, and Employment of Veterans and People with Disabilities, and our Vendor Standards of Business Conduct.
•Annual Election of Directors. Each Director nominee has been recommended for election by the Corporate Governance and Nominating Committee and approved and nominated for election by the Board. If elected, the Director nominees, all of whom are current members of the Board, will serve for a one-year term expiring at the Company’s 2026 Annual Meeting of Stockholders. Each Director will hold office until his or her successor has been elected and qualified or until the Director’s earlier resignation or removal.
•Voting. In uncontested elections, each Director nominee may be elected by a majority of the votes cast at a meeting of the Company’s stockholders by the holders of shares entitled to vote in the election. In contested elections, each Director nominee may be elected by a plurality of the votes cast. The Company does not have a super-majority voting provision in its Restated Certificate of Incorporation.
•Board Composition. The current Directors have the combination of skills, backgrounds, experiences and perspectives necessary to oversee the Company’s business. Eleven of the twelve current Directors and nine of the ten Director nominees are independent. The Board strives to maintain an appropriate balance of tenure among Directors. Of the current Directors, they have an average age of 67 years, 50% have been on the Board for six years or less, 33% have been on the Board for seven to sixteen years, and 17% have been on the Board for over sixteen years.
The Corporate Governance and Nominating Committee recommends candidates for election or re-election to the Board and reviews the qualifications of potential Director candidates. When recommending to the Board the slate of Director nominees for election at the Annual Meeting, the Corporate Governance and Nominating Committee strives to maintain an appropriate balance of tenure, diversity of perspectives, and skills on the Board. The Director nominees have an average age of 66 years, 40% have been on the Board for six years or less, 30% have been on the Board for seven to sixteen years, and 30% have been on the Board for over sixteen years. The Corporate Governance and Nominating Committee identifies candidates through a variety of means, including recommendations from members of the Board, suggestions from senior management, and submissions by the Company’s stockholders. When a professional search firm is used, the Corporate Governance and Nominating Committee, consistent with any applicable legal requirements, directs the firm to provide a diverse slate of candidates for the Board’s consideration, including, but not limited to, diverse candidates with respect to skills, background, age, gender, ethnicity, race, nationality, geography and sexual orientation.
•Independent Lead Director. The Board has an independent Lead Director who is the Chair of the Corporate Governance and Nominating Committee and has numerous duties and significant responsibilities, including acting as a liaison between the independent Directors and the Company’s management and chairing the executive sessions of independent Directors.
•Frequent Executive Sessions. The Company’s independent Directors meet in executive session not fewer than three times per year.

Consolidated Edison, Inc. Proxy Statement 5

Proxy Statement Summary
•Annual Board and Committee Self-Assessments. The Board and each of its committees perform an annual self- assessment to evaluate the effectiveness of the Board and its committees in fulfilling their respective obligations. Each committee reports the results of its self-evaluation to the Board. The Corporate Governance and Nominating Committee coordinates the self-evaluation process and, following the self-evaluation process, discusses with the Board follow-up matters, as appropriate.
•Membership on Public Company Boards. Directors who are executive officers of a public company may serve on no more than one other public company board and none did so in 2024. All other Directors may serve on no more than three other public company boards and none did so in 2024.
•Proxy Access. The Board has adopted proxy access, which enables certain stockholders of the Company to include their own director nominees in the Company’s Proxy Statement and form of proxy, along with candidates nominated by the Board if the stockholders and the nominees proposed by the stockholders meet the requirements set forth in the Company’s By-laws.
•Special Meetings. Special meetings may be called by stockholders holding at least 25% of the Company’s outstanding shares of Common Stock who are entitled to vote at such meeting.
Changes to Incentive Programs for 2024 and New Equity Award Grant Policy
•Executive Incentive Plan Changes. The Management Development and Compensation Committee of the Board of Directors (the “MD&C Committee” or "Compensation Committee") approved the Consolidated Edison, Inc. Executive Incentive Plan, amended and restated, effective January 1, 2024, which provides for the annual incentive for the Named Executive Officers. This amended plan eliminated the detailed provisions specifying performance goals, target levels and weighting in the prior plan and replaced them with more flexible provisions by which the MD&C Committee will approve, on an annual basis, the specific performance goals, targets and incentive percentages for participants in the plan for that year. The amended plan also added other clarifying and administrative provisions to reflect market practices.
•Equity Award Grant Policy. In 2024, the Company adopted an Equity Award Grant Policy (the "Policy"). Although the Company does not currently issue stock options to its officers, employees or independent Directors (and has not since 2006), the Policy generally prohibits the granting of stock options or option-like instruments when the Company is in possession of material non-public information. It also sets forth the Company's current process for the awarding of non-option equity grants including annual grants to employees and independent Directors. In the event the Company were to change its practice and issue stock options or other option-like instruments, any such grant will generally be made when material non-public information, as described in the Company's Insider Trading Policy, has been sufficiently publicly disclosed by means of a filing with the Securities and Exchange Commission ("SEC"), a press release or other disclosure that satisfies the requirements for public disclosure of Regulation FD (Fair Disclosure) of the Exchange Act. For non-option equity awards to employees and officers, the grant will be made at the MD&C Committee's regularly-scheduled February meeting of each calendar year, unless circumstances arise where the MD&C Committee, or the Board determines it is advisable to grant the awards at another time as it may decide in its sole discretion. For non-option equity awards to independent Directors, the grant will be made on the first business day following the Annual Meeting (except for an independent Director who is appointed on a date other than the date of the annual grant, in which case the grant will be made on the date of the independent Director's first appointment). For non-option equity awards to employee and officer new hires and special grants to existing employees and officers, the grant will generally be made on the date of hire or promotion or event, as applicable, subject to the MD&C Committee's discretion.

6 Consolidated Edison, Inc. Proxy Statement

Proxy Statement Summary
Compensation Policies and Governance Practices
The Company’s culture promotes strong compensation and governance practices that support our pay-for-performance principles and closely align the executive compensation program with the interests of our stockholders.

What We Do
Place a significant portion of the target total direct compensation for our Named Executive Officers “at risk”
•70% of long-term incentive compensation was performance-based for 2024 (30% of long-term incentive compensation for 2024 was granted in the form of time-based restricted stock units)

Mitigate compensation risk by:
•balancing incentives between annual and long-term goals
•tying incentives to multiple goals to reduce undue weight on any one goal
•for annual incentive payouts, using non-financial performance factors to counterbalance financial performance goals
•discouraging excessive focus on annual results and focusing on sustainable performance by providing significant long-term incentives
•subjecting annual and long-term incentive plans to payment caps
•giving the MD&C Committee discretion to reduce payouts
•performing an annual risk assessment for annual and long-term incentive plans

Maintain stock ownership guidelines for Directors and senior officers

Maintain (i) a recoupment (clawback) policy to comply with the final Dodd-Frank clawback rules adopted by the SEC and the New York Stock Exchange requiring the Company to recover erroneously awarded incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding the date the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements and (ii) a discretionary supplemental officer clawback policy covering all officers and other individuals designated as officers by the Company and selected subsidiaries, including former officers, allowing the MD&C Committee to recover incentive-based compensation, including all forms of bonuses and equity or equity-based awards (granted on or after January 1, 2024), in the event of a material accounting restatement for the preceding three fiscal years and for certain “cause” events occurring during the preceding one year period

Maintain an environmental and sustainability performance measure in its operating objectives for short term annual incentives for the Named Executive Officers
Maintain operating objective performance measures for cybersecurity, clean energy and electrification in its long-term incentive plan for the Named Executive Officers
Limited perquisites for the Named Executive Officers of the Company
Hold an annual say-on-pay vote (which received 93.19% stockholder support in 2024)

What We Don't Do	Enter into employment agreements (other than the arrangements as described herein for Mr. Andrews)
Offer excessive executive perquisites
Dilute stockholder value by issuing excessive equity compensation
Grant stock options or have outstanding options
Reprice options or buy out underwater options without stockholder approval
Recycle shares for future awards except under limited circumstances
Provide golden parachute excise tax gross-ups
Offer excessive change in control severance benefits
Negotiate equity awards with special treatment upon the Company’s change in control
Provide single-trigger acceleration of vesting of outstanding equity awards
Permit Directors, officers, financial personnel, and certain other individuals to: •short, hedge, or pledge Company securities or •hold Company securities in a margin account as collateral

Consolidated Edison, Inc. Proxy Statement 7

Election of Directors
Proposal No. 1  Election of Directors
Ten Directors are to be elected at the Annual Meeting to hold office until the next annual meeting and until their respective successors are elected and qualified. Directors are not permitted to stand for election after having passed his or her 75th birthday and the Board has not granted an exemption of this policy in the last five years. Of the Board members standing for election, Timothy P. Cawley is the only Director nominee who is a current or former officer of the Company. In accordance with the Company's Corporate Governance Guidelines, Ellen V. Futter and Armando J. Olivera, who have served with distinction as Directors of the Company, are not standing for re-election because each has reached her or his 75th birthday. The Board has approved a resolution to reduce the number of Directors to ten, effectively immediately prior to the Annual Meeting.
The Corporate Governance and Nominating Committee recommends candidates for election or re-election to the Board and reviews the qualifications of possible Director candidates. When recommending to the Board the slate of Director nominees for election at the Annual Meeting, the Corporate Governance and Nominating Committee strives to maintain an appropriate balance of tenure, diversity of perspectives, and skills on the Board. The Corporate Governance and Nominating Committee also strives to ensure that the Board is composed of Directors who bring diverse viewpoints, perspectives, professional experiences and backgrounds, and effectively represent the long-term interests of stockholders. The Board and the Corporate Governance and Nominating Committee believe that striking an appropriate balance between fresh perspectives and ideas and the valuable experience and familiarity contributed by longer-serving Directors is critical to a forward-looking and strategic Board. The Corporate Governance and Nominating Committee identifies candidates through a variety of means, including professional search firms, recommendations from members of the Board, suggestions from senior management, and submissions by the Company’s stockholders. When a professional search firm is used, the Corporate Governance and Nominating Committee, consistent with any applicable legal requirements, directs the firm to provide a diverse slate of candidates for the Board’s consideration, including, but not limited to, diverse candidates with respect to skills, background, age, gender, race, ethnicity, nationality, geography and sexual orientation.
Each nominee was selected by the Corporate Governance and Nominating Committee and approved by the Board for submission to the Company’s stockholders.
The Company believes that all of the nominees will be able and willing to serve as Directors of the Company. All of the Directors also serve as Trustees of the Company’s subsidiary, Con Edison of New York.
Shares represented by every properly executed proxy will be voted at the Annual Meeting for or against the election of the Director nominees as specified by the stockholder giving the proxy. If one or more of the nominees is unable or unwilling to serve, the shares represented by the proxies will be voted for any substitute nominee or nominees as may be designated by the Board.

The Board recommends FOR Proposal No. 1
Each of the ten Director nominees must receive a majority of the votes cast at the Annual Meeting or by proxy to be elected (meaning the number of shares voted “for” a Director nominee must exceed the number of shares voted “against” that Director nominee), subject to the Board’s policy regarding resignations by Directors who do not receive a majority of “for” votes. Abstentions and broker non-votes are voted neither “for” nor “against” and have no effect on the vote.

8 Consolidated Edison, Inc. Proxy Statement

Election of Directors | Proposal 1
Information About the Director Nominees
The Board and the Corporate Governance and Nominating Committee consider the qualifications of Directors and Director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs. The Board believes, as a whole, it should possess a combination of skills, backgrounds, experiences and perspectives, necessary to oversee the Company’s business. The Board has adopted Corporate Governance Guidelines (the "Guidelines") to assist it in exercising its responsibilities to the Company and its stockholders. In evaluating Director candidates and considering incumbent Directors for renomination to the Board, the Board and the Corporate Governance and Nominating Committee consider various factors. Pursuant to the Guidelines, the Corporate Governance and Nominating Committee reviews with the Board factors relating to the composition of the Board (including its size and structure), the diversity of perspectives of the Board (including, but not limited to, diversity of skills, background, age, gender, ethnicity, race, nationality, geography and sexual orientation), and the skills and characteristics of Director nominees, including independence, integrity, judgment, business experience, areas of expertise, and availability for service to assure that the Board contains an appropriate mix of Directors to best further the Company’s long-term business interests. For incumbent Directors, the Corporate Governance and Nominating Committee also considers past performance of the Director on the Board.
The current Director nominees bring to the Company the benefit of their qualifications, leadership, skills, and the diversity of their perspectives which provide the Board, as a whole, with the skills and expertise that reflect the needs of the Company. See the following pages for information about each Director nominee, including their age as of the date of the Annual Meeting, business experience, period of service as a Director, public or investment company directorships, and other directorships. Please see the skills matrix that follows for the skills and experience of the Director nominees.

Consolidated Edison, Inc. Proxy Statement 9

Election of Directors | Proposal 1
Skills and Experience of Director Nominees

Skill or Attribute	Timothy P. Cawley	John F. Killian	Karol V. Mason	Dwight A. McBride	William J. Mulrow	Michael W. Ranger	Linda S. Sanford	Deirdre Stanley	L. Frederick Sutherland	Catherine Zoi

CEO (for profit)
CEO (non-profit/ University)
Executive at Public Co.
Capital Markets / Financial Services
CFO / Accounting
Communications / PR
Consumer Services
Corporate Governance
Cybersecurity
Electric / Gas Operations
Ethics & Compliance
Financial Expert
Government
Human Capital Management
Investor Relations
Leadership
Legal
M&A
Regulated Company
Risk Management
Strategic Planning
Sustainability / Environmental / Climate Change
Technical / Engineering
Technology
Utility / Energy

10 Consolidated Edison, Inc. Proxy Statement

Election of Directors | Proposal 1
The makeup of the Director nominees is set forth in the pie charts that follow.

Consolidated Edison, Inc. Proxy Statement 11

Election of Directors | Proposal 1
Timothy P. Cawley

Director Since: 2020	Age: 60

Career Highlights
Mr. Cawley has been Chairman of the Board of the Company and Con Edison of New York since January 1, 2022 and President and Chief Executive Officer of the Company and Chief Executive Officer of Con Edison of New York since December 29, 2020. Mr. Cawley was President of Con Edison of New York from January 1, 2018 through December 31, 2020 and was President and Chief Executive Officer of Orange & Rockland from December 2013 through November 2017. He was Senior Vice President of Central Operations for Con Edison of New York from December 2012 through November 2013, having joined Con Edison of New York in July 1987.
Other Directorships
Mr. Cawley is Chairman of the Board and a Trustee of Con Edison of New York, Chairman of the Board and Director of Orange & Rockland and Chairman of the Board and Director, Con Edison Transmission, Inc. He is also a Director of the American Gas Association (a member of the Executive and Safety Committees), the Edison Electric Institute (a member of Executive Committee) and the Partnership for New York City (a member of Executive Committee), and a Board member of the Trust for Governors Island. Mr. Cawley has previously served as a Director of the Hudson Valley Economic Development Corporation, the Hudson Valley Pattern for Progress, the New Jersey Utilities Association, the Orange County Partnership, and the Rockland Economic Development Corporation.
Attributes and Skills
Mr. Cawley has leadership, engineering, financial, and operations experience, as well as knowledge of the utility industry and the Company’s business. Mr. Cawley's experience from his leadership positions at the Company's subsidiaries supports the Board in its oversight of the Company's management, financial, operations and strategic planning activities, and the Company's relationships with stakeholders.

Board Committees: •Executive (Chair)
John F. Killian

Director Since: 2007	Age: 70

Career Highlights
Mr. Killian was the Executive Vice President and Chief Financial Officer of Verizon Communications Inc., a telecommunications company, from March 2009 to November 2010. He was the President of Verizon Business, Basking Ridge, NJ from October 2005 until February 2009, the Senior Vice President and Chief Financial Officer of Verizon Telecom from June 2003 until October 2005, and the Senior Vice President and Controller of Verizon Corporation from April 2002 until June 2003. Mr. Killian also served in executive positions at Bell Atlantic and was the President and Chief Executive Officer of NYNEX CableComms Limited.
Other Directorships
Mr. Killian is a Trustee of Con Edison of New York and Goldman Sachs Trust 1 and 2, was a Director of Houghton Mifflin Harcourt Company until it became a private company in April 2022, and is a Trustee Emeriti of Providence College. Mr. Killian also served as a Trustee and Chairman of the Board of Providence College until 2018.
Attributes and Skills
Mr. Killian has leadership experience at regulated consumer services companies, including experience with financial reporting and internal auditing. Mr. Killian’s experience from his leadership positions at Verizon Communications, Inc., Bell Atlantic and NYNEX CableComms Limited supports the Board in its oversight of the Company’s auditing, financial, operating, and strategic planning activities, and the Company’s relationships with stakeholders.

Board Committees: •Audit (Chair) •Corporate Governance and Nominating •Executive •Management Development and Compensation

12 Consolidated Edison, Inc. Proxy Statement

Election of Directors | Proposal 1
Karol V. Mason

Director Since: 2021	Age: 67

Career Highlights
Ms. Mason has been President of John Jay College of Criminal Justice, a senior liberal arts college in the City University of New York system focused on educating students through a justice lens, since August 2017. Ms. Mason was an Assistant Attorney General for the Office of Justice Programs within the United States Department of Justice from June 2013 until January 2017 and a Deputy Associate Attorney General within the United States Department of Justice from April 2009 until February 2012. Ms. Mason was an attorney at the law firm of Alston & Bird LLP from November 1983 until April 2009, where she served as a partner from January 1990 until April 2009 and served again, as a partner, from February 2012 through May 2013. Ms. Mason was a Judicial Law Clerk for The Honorable Judge John F. Grady of the United States District Court for the Northern District of Illinois from October 1982 until October 1983.
Other Directorships
Ms. Mason is a Trustee of Con Edison of New York and has been a member of the Independent Rikers Commission since November 2023 and the Board of the Volcker Alliance since January 2025. Ms. Mason is also on the Advisory Board of Carolina Performing Arts at the University of North Carolina at Chapel Hill (“UNC-Chapel Hill”), the Institute for Arts and Humanities at UNC-Chapel Hill, and the Fines and Fees Justice Center. Ms. Mason served as a Trustee and Vice Chairman of UNC-Chapel Hill and served on the Arts & Sciences Foundation and National Development Council of UNC-Chapel Hill. Ms. Mason also served as a Director or Trustee of the Woodruff Arts Center until 2013, the Children’s HealthCare of Atlanta until 2009, the High Museum of Art until 2009, the National Black Arts Festival until 2000, Wesley Homes until 2008, and the City of Atlanta-Fulton County Recreation Authority until 1998.
Attributes and Skills
Ms. Mason has experience leading a prominent public liberal arts college that focuses on educating students through a justice lens. Ms. Mason also has legal experience. Ms. Mason’s experience from her leadership position at John Jay College of Criminal Justice, City University of New York, and her legal experience, supports the Board in its oversight of the Company’s operations, risk management, strategic planning, and relationships with stakeholders.

Board Committees: •Corporate Governance and Nominating •Safety, Environment, Operations and Sustainability

Consolidated Edison, Inc. Proxy Statement 13

Election of Directors | Proposal 1
Dwight A. McBride

Director Since: 2021	Age: 57

Career Highlights
Dr. McBride has been the Executive Director of the Center for the Study of Race, Ethnicity & Equity since June 2024 and the Gerald Early Distinguished Professor and a Senior Advisor to the Chancellor at Washington University in St. Louis since August 2023. Previously, Dr. McBride served as President of The New School in New York City from April 2020 to August 2023. Prior to joining The New School, Dr. McBride served as Provost and Executive Vice President for Academic Affairs at Emory University (since 2017). Dr. McBride previously held other academic leadership roles that all together span more than two decades, including faculty positions at the University of Pittsburgh, the University of Illinois at Chicago, Northwestern University, Emory University, and The New School, where he has taught various courses in English and American literature, African American studies, gender and sexuality studies, cultural studies, and performance studies. Dr. McBride has published six books, numerous essays, and is the Founding Co-Editor of the James Baldwin Review.
Other Directorships
Dr. McBride is a Trustee of Con Edison of New York, the Institute of International Education (since 2021) and the Dan David Prize (since 2021). Most recently (beginning January 2025), he joined the board of the St. Louis Art Museum. Dr. McBride has also served as a Trustee of The Cooper Union (until 2020), as a Director of the Illinois Humanities Council (until 2017), the Association of American Colleges & Universities (until 2016), the About Face Theater Company (until 2012), and the Center on Halsted (until 2009).
Attributes and Skills
Dr. McBride has extensive experience in higher education and leadership experience at universities and other large and complex organizations with diverse stakeholders. Dr. McBride’s executive experience from the considerable leadership positions he has held in academia along with his service on other boards, supports the Board in its oversight of the Company’s operations and management activities, strategic planning, and relationships with stakeholders.

Board Committees: •Management Development and Compensation •Safety, Environment, Operations and Sustainability

William J. Mulrow

Director Since: 2017	Age: 69

Career Highlights
Mr. Mulrow is a Senior Advisory Director since May 2017 at Blackstone, the world’s largest alternative asset management firm. Previously, he served as Secretary to former New York State Governor Andrew Cuomo from January 2015 to April 2017 and was a Senior Managing Director at Blackstone from April 2011 to January 2015. From 2005 to 2011, he was a Director of Citigroup Global Markets Inc. Mr. Mulrow also held various management positions at Paladin Capital Group, Gabelli Asset Management, Inc., Rothschild Inc., and Donaldson, Lufkin & Jenrette Securities Corporation. In addition, Mr. Mulrow served in a number of other government positions, including Chairman of the New York State Housing Finance Agency and State of New York Mortgage Agency.
Other Directorships
Mr. Mulrow is a Trustee of Con Edison of New York. Mr. Mulrow also serves as a Director and member of the Nominating and Governance Committee at JBG Smith Properties and a Director and member of the Compensation and Nominating and Governance Committees at Titan Mining Corporation. Mr. Mulrow also served as a Director of Arizona Mining, Inc. until 2018.
Attributes and Skills
Mr. Mulrow has leadership experience in both the public and the private sectors. Mr. Mulrow also has financial, accounting and asset management experience from his leadership positions at Blackstone, New York State government, and his service on other boards, which supports the Board in its oversight of the Company’s financial and strategic planning activities.

Board Committees: •Finance •Management Development and Compensation •Safety, Environment, Operations and Sustainability

14 Consolidated Edison, Inc. Proxy Statement

Election of Directors | Proposal 1
Michael W. Ranger

Director Since: 2008	Age: 67

Career Highlights
Mr. Ranger has been Senior Managing Director of Diamond Castle Holdings LLC, a private equity investment firm, since 2004. Additionally, Mr. Ranger served as President and Chief Executive Officer of Covanta Holding Corporation from 2020 until November 2021. Mr. Ranger was an investment banker in the energy and power sector for twenty years, including at Credit Suisse First Boston, Donaldson, Lufkin and Jenrette, DLJ Global Energy Partners, and Drexel Burnham Lambert. Mr. Ranger was also a member of the Utility Banking Group at Bankers Trust.
Other Directorships
Mr. Ranger is a Trustee of Con Edison of New York. He is a Trustee of the Atlantic Health System and was the Chairman of the Board of Trustees at St. Lawrence University Board until February 2023. Mr. Ranger also served as a Director of KDC Solar LLC through 2019, and Covanta Holding Corporation until November 2021.
Attributes and Skills
Mr. Ranger has leadership experience at a private equity firm he co-founded and at various investment banking companies. Mr. Ranger has extensive investment and investment banking experience in the energy, utility, and power sector. Mr. Ranger’s experience from his investment activities in the energy and power sector, and his service on other boards, supports the Board in its oversight of the Company’s corporate governance and financial and strategic planning activities.

Board Committees: •Audit •Corporate Governance and Nominating (Chair and Lead Director) •Executive •Finance •Management Development and Compensation

Consolidated Edison, Inc. Proxy Statement 15

Election of Directors | Proposal 1
Linda S. Sanford

Director Since: 2015	Age: 72

Career Highlights
Ms. Sanford was Senior Vice President Enterprise Transformation, International Business Machines Corporation (IBM), a multinational technology and consulting corporation, from January 2003 to December 2014. Ms. Sanford joined IBM in 1975. Ms. Sanford was also a consultant to The Carlyle Group serving as an Operating Executive from 2015 to July 2018. Ms. Sanford earned a CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors.
Other Directorships
Ms. Sanford is a Trustee of Con Edison of New York and The Interpublic Group of Companies, Inc. Ms. Sanford also formerly served as a Director of ITT Corporation, RELX PLC (formerly Reed Elsevier PLC) and Pitney Bowes. Ms. Sanford is also a Trustee of New York Hall of Science and also serves as a Trustee Emeriti of St. John’s University and Rensselaer Polytechnic Institute. She also served as a Director or Trustee of the Partnership for New York City through January 2015, the State University of New York through May 2015, the Business Council of New York State through May 2015, and the ION Group through January 2021.
Attributes and Skills
Ms. Sanford has leadership experience at an international technology company, including experience with information technology, data analytics, cybersecurity, manufacturing, customer relations, and corporate planning and transformation. Ms. Sanford’s experience from her leadership positions at IBM, and her service on other boards, supports the Board in its oversight of technology, relationship with stakeholders, and financial and strategic planning activities.

Board Committees: •Audit •Corporate Governance and Nominating •Finance
Deirdre Stanley

Director Since: 2017	Age: 60

Career Highlights
Ms. Stanley was Executive Vice President and General Counsel to The Estée Lauder Companies, Inc., one of the world’s leading manufacturers and marketers of quality skin care, makeup, fragrance, and hair care products from October 2019 until April 2, 2024. Ms. Stanley was Executive Vice President and General Counsel to Thomson Reuters from 2008 until October 2019, where she also served as Corporate Secretary to the Board of Directors. Ms. Stanley was Senior Vice President and General Counsel to The Thomson Corporation from 2002 to 2008, when it combined with Reuters PLC to form Thomson Reuters. Prior to 2002, Ms. Stanley held various legal and senior executive positions at InterActive Corporation (previously USA Networks, Inc.) and GTE Corporation (a predecessor company to Verizon). She was also an attorney with the law firm of Cravath, Swaine & Moore.
Other Directorships
Ms. Stanley is a Trustee of Con Edison of New York. Ms. Stanley is also a Trustee of the Hospital for Special Surgery and a Trustee of The Dalton School. Ms. Stanley also served as a Director of Refinitiv from October 2018 through October 2019.
Attributes and Skills
Ms. Stanley has leadership, legal and operations experience at an international news and information company and a global consumer products company, including experience with mergers and acquisitions, corporate governance, and risk management. Ms. Stanley’s experience from her leadership positions at The Estée Lauder Companies and Thomson Reuters Corporation, her legal experience and service on other boards supports the Board in its oversight of the Company’s operations, risk management, strategic planning, and relationships with stakeholders.

Board Committees: •Corporate Governance and Nominating •Management Development and Compensation (Chair)

16 Consolidated Edison, Inc. Proxy Statement

Election of Directors | Proposal 1

L. Frederick Sutherland

Director Since: 2006	Age: 73

Career Highlights
Mr. Sutherland was the Executive Vice President and Chief Financial Officer of Aramark Corporation, Philadelphia, PA, a provider of food services, facilities management, and uniform and career apparel, from 1997 to 2015. Prior to joining Aramark in 1980, Mr. Sutherland was Vice President, Corporate Banking, at Chase Manhattan Bank, New York.
Other Directorships
Mr. Sutherland is a Trustee of Con Edison of New York and a Director and the Chair of the Audit Committee of Colliers International Group Inc. and was a Director and the Chair of the Audit Committee of Sterling Check Corp. until its acquisition in November 2024. Mr. Sutherland is also a Trustee of Episcopal Community Services, a Philadelphia-based anti-poverty agency, a Trustee and Chair of the Audit and Compliance Committee of Duke University, a Trustee of the National Constitution Center, and a Trustee of People’s Light, a not-for-profit professional theater.
Attributes and Skills
Mr. Sutherland has leadership experience at an international managed services company, including experience with financial reporting, internal auditing, mergers and acquisitions, financing, risk management, corporate compliance, and corporate planning. Mr. Sutherland also has corporate banking experience. Mr. Sutherland’s experience from his leadership positions at Aramark Corporation and Chase Manhattan Bank supports the Board in its oversight of the Company’s financial reporting, auditing, and strategic planning activities.

Board Committees: •Audit •Finance (Chair) •Management Development and Compensation
Catherine Zoi

Director Since: 2024	Age: 63

Career Highlights
Ms. Zoi was a Director and the Chief Executive Officer of EVgo Inc., an electric vehicle fast charging station network, from 2017 until her retirement in November 2023. Prior to joining EVgo Inc., Ms. Zoi has held numerous, senior executive and board positions in the energy industry, government, academia and non-profit sectors, including serving in the Obama Administration as the Assistant Secretary and Acting Under Secretary at the Department of Energy.
Other Directorships
Ms. Zoi is a currently a director of SPAN.IO, Inc., a manufacturer of at-home smart electric panels, and Chair of the Board of Directors of Scale Microgrid Solutions, LLC, a vertically integrated distributed energy company, and was a director of Soli Organic, Inc., an agricultural technology company from February 2022 until January 2025, and was formerly the founder and a director of Odyssey Energy Solutions, Inc., a software company for the distributed energy sector.
Attributes and Skills
Ms. Zoi has considerable management and leadership experience as a former Chief Executive Officer in an industry that is complimentary to that of the Company. Her experience from her leadership in both government and private enterprise supports the Board in its oversight of the Company’s sustainability, operations and strategic planning activities.

Board Committees: •Finance (since May 20, 2024) •Safety, Environment, Operations and Sustainability

Consolidated Edison, Inc. Proxy Statement 17

The Board of Directors
Meetings and Board Members’ Attendance
During 2024, the Board consisted of the following members: Timothy P. Cawley, Ellen V. Futter, John F. Killian, Karol V. Mason, Dwight A. McBride, William J. Mulrow, Armando J. Olivera, Michael W. Ranger, Linda S. Sanford, Deirdre Stanley, L. Frederick Sutherland and Catherine Zoi. Ms. Zoi joined the Board in February 2024. The Board of Directors held 11 meetings in 2024. At its meetings, the Board considered a wide variety of matters such as the Company’s strategic planning, its financial condition and results of operations, its capital and operating budgets, personnel matters, human capital management, diversity, equity and inclusion, sustainability, succession planning, cybersecurity, risk management, industry issues, accounting practices and disclosure, and corporate governance practices.
In accordance with the Company’s Corporate Governance Guidelines, the Chair of the Corporate Governance and Nominating Committee, Mr. Ranger, serves as independent Lead Director and, as such, chairs the executive sessions of the independent Directors. The Board routinely holds executive sessions at which only the independent Directors meet. The Company’s independent Directors met eight times in executive session during 2024.
During 2024, each member of the Board attended more than 75% of the combined meetings of the Board of Directors and the Board Committees on which he or she served during the period that he or she served. Directors are expected to attend the Annual Meeting. All of the Directors, who then served on the Board, attended the 2024 Annual Meeting of Stockholders, which was held virtually.
Corporate Governance
The Company’s corporate governance documents, including its Corporate Governance Guidelines, the charters of the Audit, Corporate Governance and Nominating, Management Development and Compensation, and the Safety, Environment, Operations and Sustainability Committees, and the Standards of Business Conduct, are available on the Company’s website at www.conedison.com/en/investors/shareholder-services. The Standards of Business Conduct apply to all Directors, officers, and employees. The Company intends to post on its website at www.conedison.com/en/investors/shareholder-services, any amendments to its Standards of Business Conduct and a description of any waiver from a provision of the Standards of Business Conduct granted by the Board to any Director or executive officer of the Company within four business days after such amendment or waiver. To date, there have been no such waivers.
Leadership Structure
The current Board consists of a majority of independent Directors (92%). The nominees are also a majority of independent Directors (90%). As discussed in the Corporate Governance Guidelines, the Board selects the Company’s Chief Executive Officer and Chairman of the Board in the manner that it determines to be in the best interest of the Company’s stockholders. The Company’s leadership structure combines the role of the Chief Executive Officer and Chairman. The Board believes that this leadership structure is appropriate for the Company due to a variety of factors, including Mr. Cawley’s long-standing knowledge of the Company and the utility industry and his extensive leadership, engineering, financial and operations experience.
The Board has an independent Lead Director. Pursuant to our Corporate Governance and Nominating Committee Charter, the Board appoints the members of that Committee annually, one of whom is designated as the Chair of the Committee and the Lead Director of the Board. The Corporate Governance Guidelines further provide that the Lead Director:
(1)acts as a liaison between the independent Directors and the Company’s management;
(2)chairs the executive sessions of independent Directors and has the authority to call additional executive sessions as appropriate;
(3)chairs Board meetings in the Chairman’s absence;
(4)coordinates with the Chairman on agendas and schedules for Board meetings, information flow to the Board, and other matters pertinent to the Company and the Board;
(5)is available for consultation and communication with major stockholders as appropriate; and
(6)performs such other duties assigned to the Lead Director by the Board.

18 Consolidated Edison, Inc. Proxy Statement

The Board of Directors
Mr. Ranger has served as Lead Director of our Board since January 2018 and has been a Director since 2008. He is an independent director under New York Stock Exchange standards. In addition to his Lead Director role, his governance responsibilities include chairing the Corporate Governance and Nominating Committee that manages governance risk and advises the Board on corporate governance matters, oversees the Committees and their annual charter reviews, and develops policies to operate the Board to maximize its effectiveness and he also oversees the Board’s succession planning and recruitment efforts.
Mr. Ranger is a senior executive of a private equity investment firm and previously served as President and Chief Executive Officer of a company in the energy sector. Previously, he had a long career in investment banking and specialized in the energy and power sector including as a member of the Utility Banking Group of a major bank. He has developed over his years of experience with the Company, a seasoned and long-term perspective and insight into our operations, as well as a thorough understanding of our businesses and an expertise in our industry. Given his extensive experience in the energy, utility and power sector as well as his corporate governance expertise, the independent members of the Board find that he is currently the most appropriate choice to serve as the Company’s independent Lead Director.
Pursuant to the Company’s Corporate Governance Guidelines, the Board has oversight responsibility for reviewing the Company’s strategic plans, objectives, and risks, including sustainability, cybersecurity, environmental, social, and governance matters. Each of the standing committees of the Board, other than the Executive Committee, is chaired by independent Directors.
Risk Oversight
The Board’s primary function is one of oversight. The current Board consists of nine Directors with risk management experience. Of the nominee Directors, eight have experience in risk management. In connection with its oversight function, the Board oversees the Company’s policies and procedures for managing risk. The Board administers its risk oversight function primarily through its Committees that report to the Board. Board Committees have assumed oversight of various risks that have been identified through the Company’s Enterprise Risk Management (ERM) program. The Audit Committee reviews the Company’s risk assessment and risk management policies and reports to the Board on the Company’s risk management program. Management regularly provides reports to the Board and its Committees concerning risks identified through the Company’s ERM program. Those risks have been assessed by the Company as important to it and are reported to the Board on a regular cadence.
Cybersecurity Risk Oversight
The Company has identified cybersecurity as a key enterprise risk. As the parent company of operators of critical energy infrastructure, the Company requires the continuous operation of information systems and network infrastructure. Cybersecurity threats are assessed, identified and managed as part of the Company’s corporate-wide Enterprise Risk Management (ERM) program. The ERM program establishes processes to identify emerging issues; monitor, assess and mitigate known risks; align risk exposure to organizational priorities; and inform business decisions and resource allocation; and leverages, among others, the National Institute of Standards and Technology framework to help inform the Company's processes around cybersecurity risk management. In accordance with the Company’s ERM program, management has established a multidisciplinary cybersecurity team including personnel from the technology, operations, legal, compliance, and risk management departments that identifies, assesses and remediates cybersecurity risks. For additional information on the Company's cybersecurity risk management, see Item 1C of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
The Board of Directors and its Audit Committee oversee the management of risks from cybersecurity threats, including the policies, processes and practices that management implements to address risks from cybersecurity threats. Several Directors have experience with managing broad technical issues. There is a process in place for the Board and the Audit Committee to receive updates and information from the Senior Vice President and Chief Information Officer and Vice President and Chief Information Security Officer, regarding significant and potentially significant cybersecurity incidents and a range of cybersecurity metrics. The Board receives quarterly reports on cybersecurity risks from the Senior Vice President and Chief Information Officer and Vice President and Chief Information Security Officer that address various topics, such as recent developments, vulnerability assessments and third-party and independent reviews. The Audit Committee also meets annually with the Senior Vice President and Chief Information Officer and the Vice President and Chief Information Security Officer in executive session, without management present.

Consolidated Edison, Inc. Proxy Statement 19

The Board of Directors
At each regular Board meeting (typically at least nine times per year including in 2024), the Board reviews a cybersecurity dashboard prepared by the Senior Vice President and Chief Information Officer that includes updates on a range of cybersecurity metrics and topics. The Audit Committee oversees the ERM program and reviews more in-depth cybersecurity matters and risks on a semi-annual basis.
The Company trains employees regularly on potential cybersecurity threats, at least annually; monitors network and computing systems; collaborates with government and industry partners on threat mitigation; collaborates with local, state and federal agencies and utility industry colleagues to identify and employ tools that seek to protect the Company’s operational and information systems and the personal information of its customers and employees from cybersecurity threats; and regularly conducts and participates in exercises to test and further develop prevention and responses to potential cyber and physical threats, both internally and through sector-level and cross-sector exercises led by industry or the U.S. government.
Corporate Sustainability
The Company is firmly committed to sustainability, which is broadly overseen by the Board. The Board reviews and discusses various sustainability topics throughout the year and routinely considers environmental issues (including climate change) and assesses how they impact the Company’s operations, strategies and risk profile. In 2024, the Board received reports or presentations on several sustainability and climate change-related topics, including the Climate Change Adaptation and Resiliency Plans of Con Edison of New York and Orange & Rockland, the Company’s clean energy goals and clean energy commitment, the Company’s climate resilience framework, the Company’s strategy for achieving a clean energy future, and the Company’s strategy for supporting and enhancing customer access to renewables. In addition, the Board has delegated to the appropriate committees, responsibility for the specific sustainability categories relating to the oversight of risks with which such committees are charged. The Safety, Environment, Operations and Sustainability Committee oversees the Company’s efforts relating to corporate responsibility and sustainability, which includes, but is not limited to, operating in a safe, environmentally sensitive and socially responsible manner, guarding the health and safety of the Company’s employees and the public, delivering value to customers and fostering growth to meet the expectations of investors. The Safety, Environment, Operations and Sustainability Committee reviews the Company’s Annual Sustainability Report prior to its publication. In discharging its responsibilities, the Safety, Environment, Operations and Sustainability Committee reviews, at each of its meetings, certain key performance indicators relating to climate risk, including energy efficiency, dielectric fluid management, SF6 (sulfur hexafluoride) greenhouse gas emissions, environmental beneficial electrification, and solar connections. In 2024, the Safety, Environment, Operations and Sustainability Committee also reviewed and discussed presentations on energy efficiency, ESG and climate change developments, and CO2 emissions indicators. The Corporate Governance and Nominating Committee is charged with oversight of governance matters and in 2024 reviewed and discussed general governance matters. The Management Development and Compensation Committee’s responsibilities include oversight of sustainability matters relating to human capital management. The Management Development and Compensation Committee annually reviews performance results as well as proposed performance indicators for the following year. Committees not specifically tasked with oversight of sustainability also periodically review matters related to sustainability, as appropriate. As part of its review of strategy and financial plans, the Finance Committee considers the financial sustainability of the Company.

20 Consolidated Edison, Inc. Proxy Statement

The Board of Directors
Human Capital
Board Oversight of Human Capital Management
The MD&C Committee oversees the Company’s policies and strategies relating to talent development and human capital management, including diversity, equity and inclusion. The MD&C Committee makes recommendations to the Board from time-to-time relating to human capital management in order to develop and maintain a talented and highly skilled workforce, recognizing that different backgrounds, experiences, and leadership style offer many advantages to the business. Moreover, the MD&C Committee's recommendations help maintain strong executive management, adequate compensation and orderly management succession. The MD&C Committee also annually reviews performance results as well as proposed performance indicators for the following year.
Workforce
As of December 31, 2024, the Company and its subsidiaries had 15,097 employees, based entirely in the United States, including 13,891 at Con Edison of New York, 1,196 at Orange & Rockland and 10 at Con Edison Transmission. Of the total Con Edison of New York and Orange & Rockland employees, 7,776 and 599 employees, respectively, were covered by a collective bargaining agreement. In 2024, the population of union employees increased by approximately 1.5% for Con Edison of New York and decreased by approximately 0.7% for Orange & Rockland. The Company is required to submit information annually to the U.S. Equal Employment Opportunity Commission. In its most recent Employer Information Report, as of December 31, 2023, women represented 23.2% of the total workforce, and people of color represented 53.6% of the workforce, with the ethnicity breaking down as follows: 46.4% White, 23.3% Black/African American, 19.3% Hispanic/Latino, 9.8% Asian, and 1.2% other. The Company’s EEO-1 Report that sets out its workforce demographic data including the gender, racial and ethnic composition of the total workforce as of the end of 2023 (the most recent report year available) can be found at this link: https://investor.conedison.com/environmental-social-and-governance-esg-resources. Information on the Company website is not incorporated herein. At 6.2%, the Company continues to maintain its historically low turnover rate, of which 37% was attributable to retirements.
Career Development and Succession Planning
The Company makes significant investments in developing internal talent to ensure readiness for future needs. This involves providing a variety of tools and resources to help all employees sharpen their skills and prepare for future responsibilities. Formal training, leadership development, rotational job assignments, and mentoring and coaching programs are key components of developing our talent pool.
Our learning and development strategies encourage all employees to augment existing knowledge through various courses and development programs. The Leadership Development Program offers college graduates guided learning, rotational job assignments and structured mentorship to build a strong foundation for their careers. Union employees benefit from core skills-based training in electric, gas, steam, and substation operations. This training ensures high performance standards and enables career progression within these specialized fields. The Learning Exchange provides an innovative platform for all employees to learn about other areas of the Company through job shadowing, project assignments, and tours. The Individual Development Plan process is used to identify and map out action steps to achieve career goals. Employees work with their managers to create personalized development plans that align with their aspirations and the Company's needs. Our Tuition Aid program provides financial reimbursement to employees pursuing specific degrees and certificates supporting their continuous learning and professional development.
The Company’s career development framework includes a comprehensive, formal process for identifying, assessing and developing a slate of internal candidates for critical roles in the organization in the future. Succession planning and career development processes focus on the early identification of talent, learning through experiences, leadership engagement, and executive development.
The Company recognizes that different backgrounds, experiences and leadership styles offer many advantages to the business. Therefore, the Company's career development and succession planning framework includes a comprehensive formal process for identifying, assessing and developing a pipeline of individuals for critical roles and key positions, supporting diversity in multiple forms, including thought, background and experience.
Succession planning and development processes apply to all upper management positions, including to the Chief Executive Officer role. These processes are reviewed annually with the Board which is committed to considering and promoting a broad group of talented and qualified candidates.

Consolidated Edison, Inc. Proxy Statement 21

The Board of Directors
Company Culture & Environment
The Company is committed to fostering an inclusive and equitable environment, where all employees feel welcomed, valued and empowered to reach their full potential. Since 2015, our strategy has established a foundation for a culture that guides employee interactions and fosters respect and inclusivity for all persons. In 2024, the strength of the Con Edison culture helped the Company attract and hire almost 1,400 new employees.
Through programs, comprehensive training and active engagement, we are building a culture where diverse backgrounds, experiences and perspectives are celebrated and everyone has the opportunity to thrive. Our efforts enhance employee satisfaction and retention but also improve performance and success across the organization. Together, we are creating a workplace that truly reflects our values and the diverse communities we serve.
Employee Resource Groups
The Company continues to be enriched by the presence of ERGs which bring together employees with shared interests and experiences. Our ERGs, which are open to all employees, play a crucial role in promoting inclusion and engagement, aligning with our values, feeling valued and connected, thus enhancing overall job satisfaction and retention.
Our ERGs offer a variety of activities and initiatives, including networking events, professional development workshops, and community outreach programs. These opportunities not only support personal and career growth but also contribute to a more inclusive and supportive work environment. Over 5,600 employees participate in Company ERGs, which are: APACE (Asian Professional Alliance of Con Edison), BUILD (Blacks United in Leadership & Development), CapeABLE (Advocating, Belonging, Leading, Engaging—employee resource group for employees with disabilities), CLARO (Cultivating Leadership and Actively Realizing Opportunities, inspiring Hispanic and other employees to reach their full potential), The Emerald Society—Irish Heritage, JADE (Jewish Americans for Development and Empowerment), LGBT+ Pride, Moms On It/Dads Matter, Veterans of Con Edison, and Women of Con Ed and MILE (Muslims for Inclusivity Learning and Empowerment). The Company values the work performed by its ERGs and each ERG is supported with an executive sponsor and financial support to facilitate accomplishing their mission.
Employee Safety
The Company strives to maintain a culture where employees can work free of injury and accidents. Our commitment leads us to implement best-in-class programs and practices that incorporate safely principles in everything we do. Every employee has a responsibility to uphold our safety culture. This ensures employees possess the right knowledge, skills, and attitudes to successfully undertake safety responsibilities, including required training for both field and office employees. To support this culture, the Company’s Learning Center offers classes that cover technical courses, skills enhancement, safety, and leadership development. During 2024, employees spent over 750,000 hours in instructor-led, leadership and skill-based training.
Volunteer Program and Efforts
In 2024, the Company again saw strong participation in its volunteer programs. More than 300 employees volunteered 2,500 hours at 90 events with our not-for-profit partners. Currently, our volunteer program supports not-for-profit partner organizations that receive Con Edison grants, which is another way we strengthen our community and partner relations. Examples of successful volunteer engagements include:
•Floating plastic litter poses the greatest risk to North Atlantic marine life habitat. On World Ocean Day, Con Edison volunteers and community members combed local shorelines, collecting 138 pounds of garbage in Pelham Bay Park. The event, in collaboration with the Wildlife Conservation Society, helps to protect endangered marine mammals in the waters off of New York City, including the North Atlantic humpback and sea whales.
•In an effort to improve forest and ecology health, this past summer, Con Edison volunteers helped New York Restoration Project to remove invasive plant species and plant a small forest garden in the Fort George section of the scenic Highbridge Park in Washington Heights. In total, the group planted 75 native woodland perennials in the garden, and removed an estimated 100 pounds of invasive plant species that disrupt local ecosystems.

22 Consolidated Edison, Inc. Proxy Statement

The Board of Directors
Proxy Access
The Company has a proxy access framework that allows a stockholder or a group of up to 20 stockholders who have owned at least 3% of the outstanding shares of the Company for at least three years to submit nominees for up to 20% of the Board, or two nominees, whichever is greater, for inclusion in the Company’s Proxy Statement and form of proxy, subject to complying with the requirements identified in the Company’s By-laws. In February 2025, upon recommendation of the Corporate Governance and Nominating Committee, the Board of Directors amended the By-laws as part of an overall By-laws review to, among other things, specify for stockholders the process that they are required to take for nominations for Directors under the universal proxy rules adopted by the SEC in 2021.
Related Person Transactions Policy
The Company has adopted a written policy for approval of transactions between the Company and its Directors, Director nominees, executive officers, greater-than-five-percent (5%) beneficial owners of the Company’s Common Stock, and their respective immediate family members.
The policy provides that the Corporate Governance and Nominating Committee review and oversee certain transactions subject to the policy. In doing so, the Corporate Governance and Nominating Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, whether the transaction would impair the independence of an otherwise independent director and the business reason for the Company to enter into the transaction. Transactions are brought to the attention of the Corporate Governance and Nominating Committee by the Company. Annually and as needed, the Company distributes questionnaires to executive officers, directors and director nominees. The Company reviews the disclosures made by these individuals to identify all transactions requiring the approval. In addition, the Company distributes previously submitted disclosures to executive officers quarterly for review and requests that any and all updates be provided so that responses can be reviewed. All new transactions requiring approval following the quarterly review are identified and brought to the Corporate Governance and Nominating Committee’s attention. In addition, the Board has delegated authority to the Chair of the Corporate Governance and Nominating Committee to pre-approve or ratify any transaction with a related person in which the aggregate amount involved is expected to be less than $1.0 million per year. A summary of any new transactions pre-approved or ratified by the Chair is provided to the full Corporate Governance and Nominating Committee for its review in connection with a regularly scheduled committee meeting.
The Corporate Governance and Nominating Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:
(1)transactions where the amount involved does not exceed $120,000 in the aggregate (other than transactions involving the issuance of Company shares);
(2)transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), if the amount involved is less than $1.0 million, or two percent (2%) of such other company’s consolidated gross annual revenues, whichever is greater; and
(3)contributions to non-profit organizations at which a related person’s only relationship is as an employee (other than an executive officer) if the aggregate amount involved is less than both $1.0 million and two percent (2%) of the organization’s consolidated gross annual revenues.
David Sanchez, the brother of Robert Sanchez, (currently, the President, Shared Services, Con Edison of New York and formerly, the President and Chief Executive Officer of Orange & Rockland until April 1, 2024), has been employed by Con Edison of New York since 2004, serving as a Project Specialist. He does not report to Robert Sanchez or work in the same business line or function. In 2024, he was paid approximately $180,269. Steven Martinchuk, the spouse of Nancy Shannon, Senior Vice President, People and Supply Chain, CECONY, has been employed by Con Edison of New York since 2005 serving as a Clerical Assistant in the CE Electric Operations, BQ Overhead & Services. He does not report to Ms. Shannon or work in the same business line or function. In 2024, he was paid $123,069. The compensation arrangements and benefits paid to Mr. Sanchez and Mr. Martinchuk were reviewed and approved by the Corporate Governance and Nominating Committee in accordance with the Company’s Related Person Transaction Policy. Each individual participated in other regular and customary employee benefit programs generally available to all Con Edison of New York employees. In addition, the amount of salary and incentive payments were determined in accordance with the Company’s standard compensation practices applicable to similarly situated employees.

Consolidated Edison, Inc. Proxy Statement 23

The Board of Directors
Board Members’ Independence
The Company’s Corporate Governance Guidelines provide that the Board of Directors consist of a majority of Directors who meet the New York Stock Exchange definition of independence, as determined by the Board in accordance with the standards described in the Guidelines below. The Board of Directors has affirmatively determined that the following Directors are “independent” as defined in the New York Stock Exchange’s listing standards: Ellen V. Futter, John F. Killian, Karol V. Mason, Dwight A. McBride, William J. Mulrow, Armando J. Olivera, Michael W. Ranger, Linda S. Sanford, Deirdre Stanley, L. Frederick Sutherland, and Catherine Zoi.
The Board monitors the independence of its members on an ongoing basis and, to assist it in making determinations of Director independence, the Board has adopted independence standards. These standards are set forth in the Company’s Corporate Governance Guidelines, available on the Company’s website at www.conedison.com/en/investors/shareholder-services. Under these standards, the Board has determined that each of the following relationships is categorically immaterial and therefore, by itself, does not preclude a Director from being independent:
(1)(a) the Director has an immediate family member who is a current employee of the Company’s internal or external auditor, but the immediate family member does not personally work on the Company’s audit; or (b) the Director or an immediate family member was, within the last three years, a partner or employee of such a firm but no longer works at the firm and did not personally work on the Company’s audit within that time;
(2)the Director or an immediate family member is, or has been within the last three years, employed at another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee, but the Director or the Director’s immediate family member is not an executive officer of the other company and his or her compensation is not determined or reviewed by that company’s compensation committee;
(3)the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in any of the last three fiscal years, but the total payments in each year were less than $1.0 million, or two percent (2%) of such other company’s consolidated gross revenues, whichever is greater;
(4)the Director is a partner or the owner of five percent (5%) or more of the voting stock of another company that has made payments to, or received payments from, the Company for property or services in any of the last three fiscal years, but the total payments in each year were less than $1.0 million, or two percent (2%) of such other company’s consolidated gross revenues, whichever is greater;
(5)the Director is a partner, the owner of five percent (5%) or more of the voting stock or an executive officer of another company which is indebted to the Company, or to which the Company is indebted, but the total amount of the indebtedness in each of the last three fiscal years was less than $1.0 million, or two percent (2%) of such other company’s consolidated gross revenues, whichever is greater; and
(6)the Director or an immediate family member is a director or an executive officer of a non-profit organization to which the Company has made contributions in any of the last three fiscal years, but the Company’s total contributions to the organization in each year were less than $1.0 million, or two percent (2%) of such organization’s consolidated gross revenues, whichever is greater.

24 Consolidated Edison, Inc. Proxy Statement

The Board of Directors
Standing Committees of the Board
Audit Committee

Members: John F. Killian (Chair), Armando J. Olivera (until May 19, 2025), Michael W. Ranger, Linda S. Sanford, L. Frederick Sutherland

Independent Directors: 5 Meetings Held in 2023: 8
Role & Responsibilities
The primary responsibility of the Audit Committee is to assist the Board in fulfilling its oversight responsibility for:
•The integrity of the Company’s financial statements;
•Risk management and cybersecurity;
•The Company’s compliance with legal, regulatory, and ethical requirements;
•The qualifications, independence, and performance of the Company’s independent auditors; and
•The performance of the Company’s internal audit function and the General Auditor.
•The Audit Committee’s responsibilities also include:
◦The appointment (subject to stockholder approval), compensation, retention, oversight, and termination of the work of the Company’s independent auditors;
◦Pre-approving all auditing services and non-audit services permitted by law to be provided to the Company by its independent auditors;
◦Evaluating, at least once every five years, whether it is appropriate to rotate the Company’s independent auditors;
◦From time-to-time, meet separately with the Company’s management, including the General Counsel, Con Edison of New York’s General Auditor, the Senior Vice President and Chief Information Officer, and the Company’s independent auditors, to discuss internal controls, cybersecurity and accounting matters, the Company’s financial statements, filings with the SEC, earnings press releases and the scope and results of the auditing programs of the Company’s independent auditors and of Con Edison of New York’s internal auditing department;
◦Overseeing the Company’s risk assessment, risk management processes and the management of such risks that have been identified through the Company’s enterprise risk management program, relating to the purpose, duties, and responsibilities of the Audit Committee; and
◦Reviewing, at least semi-annually, reports, presentations or other materials with respect to cybersecurity matters, including cybersecurity, risks, controls and procedure and cybersecurity risk management and strategy.
Appointment of Independent Accountants
The Audit Committee is directly responsible for the appointment of the Company’s independent accountants, subject to stockholder ratification at the Annual Meeting. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent accountants for the fiscal year 2025. If the appointment of PwC is not ratified, the Audit Committee will take this into consideration in the future selection of independent accountants.

Independent Directors: 5

Meetings Held in 2024: 6

Independence
The Board has affirmatively determined that each member of the Audit Committee meets the independence requirements of the New York Stock Exchange and the Company's Corporate Governance Guidelines. In addition, each member of the Audit Committee is "independent" as defined in Rule 10A-3 of the Securities Exchange Act of 1934.

Consolidated Edison, Inc. Proxy Statement 25

The Board of Directors
Corporate Governance and Nominating Committee

Members: Michael W. Ranger (Chair & Lead Director), John F. Killian, Karol V. Mason, Linda S. Sanford, Deirdre Stanley

Independent Directors: 5 Meetings Held in 2023: 8
Role & Responsibilities
The responsibilities of the Corporate Governance and Nominating Committee include:
•Annually reviewing the Company’s Corporate Governance Guidelines adopted by the Board that address the size, composition and responsibilities of the Board and making recommendations, if appropriate, for revisions or additions thereto;
•Annually reviewing the Board Committee charters and proposed changes thereto;
•Establishing and recommending to the Board criteria for selecting new Directors, which will, among other things, reflect requirements of applicable law and the listing standards of the New York Stock Exchange, as well as factors relating to the skills and characteristics, composition and diversity of perspectives of the Board;
•Reviewing the qualifications of possible Director candidates against the criteria developed, including candidates duly suggested by stockholders;
•Recommending to the Board candidates to fill vacancies on the Board;
•Recommending to the Board candidates for election or re-election to the Board;
•Recommending to the Board whether to accept any Director resignations;
•Recommending to the Board candidates and chairs for appointment to the Board’s committees;
•Recommending to the Board standards to assist it in making determinations of independence in accordance with the New York Stock Exchange listing standards;
•Overseeing related person transactions and the related policies;
•Reviewing Board and Committee compensation every two years and recommending changes, if appropriate, to the Board;
•Overseeing the evaluation of the Board and management, including the establishment of criteria and processes for the annual performance self-evaluation of the Board and each committee of the Board;
•Overseeing the Company’s management of risks that have been identified through the Company’s enterprise risk management program, relating to the purpose, duties, and responsibilities of the Corporate Governance and Nominating Committee;
•Reviewing and making recommendations to the Board on any stockholder proposals and other practices relative to stockholder engagement;
•Reviewing significant corporate governance trends, best practices and issues which may impact the Company or its subsidiaries, ensuring the oversight of relevant corporate governance issues by the Board and its committees, and making appropriate recommendations to the Board regarding these matters, including the reporting thereof; and
•Overseeing the Company’s approach to political and lobbying activities and receiving periodic reports with respect to the Company’s political contributions, lobbying and trade association activities.

Independent Directors: 5

Meetings Held in 2024: 4

Independence
The Board has affirmatively determined that each member of the Corporate Governance and Nominating Committee meets the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. In addition, each member of the Corporate Governance and Nominating Committee meets the additional, heightened independence criteria required by law and the New York Stock Exchange’s listing standards.

26 Consolidated Edison, Inc. Proxy Statement

The Board of Directors
Executive Committee

Members: Timothy P. Cawley (Chair), Ellen V. Futter (until May 19, 2025), John F. Killian, Armando J. Olivera (until May 19, 2025), Michael W. Ranger

Independent Directors: 5 Meetings Held in 2023: 8
Role & Responsibilities
The Executive Committee may exercise, during intervals between Board meetings, all the powers vested in the Board, except for certain specified matters.
Independence
The Board has affirmatively determined that the following members of the Executive Committee meet the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines: Ellen V. Futter, John F. Killian, Armando J. Olivera, and Michael W. Ranger.

Independent Directors: 4

Meetings Held in 2024: 0

Finance Committee

Members: L. Frederick Sutherland (Chair), William J. Mulrow, Armando J. Olivera (until May 19, 2025), Michael W. Ranger, Linda S. Sanford, Catherine Zoi (since May 20, 2024)

Independent Directors: 5 Meetings Held in 2023: 8
Role & Responsibilities
The primary responsibility of the Finance Committee is to review and make recommendations to the Board with respect to the Company’s financial condition and plans.
The Finance Committee’s responsibilities also include:
•Reviewing the annual operating and capital budgets of the Company;
•Reviewing and approving certain expenditures;
•Reviewing the Company’s five-year forecast;
•Reviewing periodic financial reports to be submitted to the Board;
•Reviewing dividend policy and actions;
•Annually reviewing the Company’s arrangements for credit;
•Annually reviewing the Company’s and its subsidiaries’ plans for issuances of securities and other proposed financings;
•Consistent with Board authorization of such transaction, approving the specific terms of each Company security issue, financing, redemption or repurchase of securities;
•Reviewing the Company’s and its subsidiaries’ investment policies for cash investments;
•Overseeing the Company’s strategic business plan;
•Reviewing certain procurement contracts and purchases and sales of assets;
•Reviewing certain real estate transactions and litigation settlements; and
•Overseeing the Company’s management of risks that have been identified through the Company’s enterprise risk management program, relating to the purpose, duties, and responsibilities of the Finance Committee.

Independent Directors: 6

Meetings Held in 2024: 8

Independence
The Board has affirmatively determined that each member of the Finance Committee meets the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Consolidated Edison, Inc. Proxy Statement 27

The Board of Directors
Safety, Environment, Operations and Sustainability Committee

Members: Armando J. Olivera (Chair) (until May 19, 2025), Ellen V. Futter (until May 19, 2025), Karol V. Mason, Dwight A. McBride, William J. Mulrow, Catherine Zoi (since February 1, 2024)

Independent Directors: 5 Meetings Held in 2023: 8
Role & Responsibilities
The primary responsibility of the Safety, Environment, Operations and Sustainability Committee is to oversee the Company’s efforts relating to corporate responsibility and sustainability, which includes operating in a safe, environmentally sensitive and socially responsible manner, guarding the health and safety of Company employees and the public, supporting the development and success of Company employees, delivering value to customers and fostering growth to meet the expectations of investors.
The Safety, Environment, Operations and Sustainability Committee’s responsibilities also include:
•Reviewing significant issues identified by the Company’s management relating to: (i) the Company’s subsidiaries’ environment, health and safety programs, (ii) the Company’s subsidiaries’ compliance with environment, health and safety laws and regulations, (iii) the Company’s corporate environment, health and safety policies and procedures, and (iv) the Company’s subsidiaries’ operating systems;
•Providing advice and counsel to the Company’s management on: (i) corporate environment, health and safety policies and matters, and (ii) other sustainability matters;
•Providing oversight to the Company’s management on the design, operation, maintenance and performance of the Company’s operating systems and reviewing significant issues identified by the Company relating to the reliable operation of the Company’s operating systems;
•Reviewing significant developments and emerging issues and risks identified by the Company relating to the Company’s sustainability priorities;
•Annually reviewing the Company’s Annual Sustainability Report;
•Reviewing significant climate change and sustainability trends and issues that may affect the operations of the Company or its subsidiaries, and advising the Board regarding plans and programs with respect thereto, including targets, standards and other metrics used to measure and track performance and progress and reporting of these matters; and
•Overseeing the Company’s management of risks that have been identified through the Company’s enterprise risk management program, relating to the purpose, duties and responsibilities of the Safety, Environment, Operations and Sustainability Committee.

Independent Directors: 6

Meetings Held in 2024: 4

Independence
The Board has affirmatively determined that each member of the Safety, Environment, Operations and Sustainability Committee meets the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

28 Consolidated Edison, Inc. Proxy Statement

The Board of Directors
Management Development and Compensation Committee

Members: Deirdre Stanley (Chair), John F. Killian, Dwight A. McBride, William J. Mulrow, Michael W. Ranger, L. Frederick Sutherland

Independent Directors: 5 Meetings Held in 2023: 8
Role & Responsibilities
The responsibilities of the Management Development and Compensation Committee include:
•Reviewing and approving, at least annually, the Company’s goals and objectives relevant to the compensation of the Company’s Named Executive Officers, including the Chief Executive Officer;
•Leading the performance evaluation and setting the compensation level of the Company’s Chief Executive Officer and other executives based on the evaluation of their performance;
•Reviewing and making recommendations to the Board relating to officer appointments;
•Reviewing and making recommendations to the Board regarding the Company’s annual incentive plan and equity plans including an equity grant policy, if any;
•Reviewing the recommendations of management with respect to new plans, plan amendments and plan terminations;
•Reviewing the Company’s Compensation Discussion and Analysis (“CD&A”), related disclosures that are required by SEC rules to be included in the Company’s annual report and proxy statement and other disclosures that may be necessary or desirable;
•Recommending whether the Company’s CD&A should be included in the Company’s annual report and proxy statement;
•Providing the compensation committee report required by SEC rules to be included in the Company’s annual report and proxy statement;
•Assessing the independence of compensation consultants;
•Overseeing the Company’s management of risks that have been identified through the Company’s enterprise risk management program, relating to the purpose, duties and responsibilities of the Management Development and Compensation Committee;
•Reviewing and making recommendations as necessary to provide for orderly succession and transition in the senior management of the Company, including leadership training;
•Receiving reports and reviewing the Company’s human capital management systems and policies;
•Making recommendations to help maintain equal employment opportunity, a diverse and inclusive workforce, adequate executive management and compensation, and orderly management succession;
•Overseeing the Company’s policies and strategies relating to talent development and human capital management, including diversity and inclusion;
•Reviewing reports of management and plan officials as to the plan’s compliance with ERISA;
•Reviewing and approving and making recommendations to the Board about the adoption or revision of any clawback or recoupment policy allowing the Company to recover compensation paid to executive officers; and
•Reviewing the audited financial statements of the plans and reports of management and plan officials with respect to the administration and performance of the pension and other benefit funds.

Independent Directors: 6

Meetings Held in 2024: 6 (with Mercer attending 3 meetings)

Independence
The Board has affirmatively determined that each member of the Management Development and Compensation Committee meets the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. In addition, each of the members of the Compensation Committee is “independent,” as defined in the New York Stock Exchange’s listing standards under Rule 10C-1 of the Exchange Act and meets the “outside director” criteria of Section 162(m) of the Internal Revenue Code and the “Non-Employee” Director criteria of Rule 16b-3 under the Exchange Act of 1934.

Consolidated Edison, Inc. Proxy Statement 29

The Board of Directors
Selection of Director Candidates
The Corporate Governance and Nominating Committee reviews the skills and characteristics of Director candidates, including their independence, integrity, judgment, areas of business expertise, availability for service, and diversity of perspectives (including, but not limited to, diversity of skills, background, age, gender, ethnicity, race, nationality, geography and sexual orientation and such other factors as it deems appropriate). The Company values diversity and respect within the Board, and affirms its policy of non-discrimination based on race, color, religion, creed, national origin, sex, age, marital status, sexual orientation, pregnancy, genetic information, gender identity, disability, citizenship, veteran status, or other legally protected characteristics. Director candidates are also evaluated in light of their service on other boards, as well as considerations relating to the size, structure, and needs of the Board.
The Corporate Governance and Nominating Committee has the authority under its charter to hire advisors to assist it in its decisions. The Corporate Governance and Nominating Committee identifies Director candidates through a variety of means, including: (i) professional search firms, (ii) recommendations from members of the Board, (iii) suggestions from senior management, and (iv) submissions by the Company’s stockholders.
When a professional search firm is used, the Corporate Governance and Nominating Committee, consistent with any applicable legal requirements, directs the firm to provide a diverse slate of candidates for the Board's consideration including, but not limited to, diverse candidates with respect to skills, background, age, gender, ethnicity, race, nationality, geography and sexual orientation. The firm also assists in developing criteria for potential Board members to complement the Board’s existing strengths. After consulting with the Corporate Governance and Nominating Committee, the firm further screens and interviews candidates as directed to determine their qualifications, interest and any potential conflicts of interest and provides its results to the Committee.
The Corporate Governance and Nominating Committee also considers candidates recommended by stockholders. There are no differences in the manner in which the Corporate Governance and Nominating Committee evaluates candidates recommended by stockholders versus those recommended through other means. The Corporate Governance and Nominating Committee makes an initial determination as to whether a particular candidate meets the Company’s criteria for Board membership, and then further considers candidates that meet such criteria.
Stockholder recommendations for candidates, accompanied by biographical material for evaluation, may be sent to the Vice President and Corporate Secretary of the Company. Each recommendation should include information as to the qualifications of the candidate and should be accompanied by a written statement (presented to the Vice President and Corporate Secretary of the Company) from the suggested candidate to the effect that the candidate is willing to serve.

30 Consolidated Edison, Inc. Proxy Statement

The Board of Directors
Compensation Consultant
Director Compensation Consultant
The Corporate Governance and Nominating Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to periodically provide information, analyses, and objective advice regarding Director compensation. The Corporate Governance and Nominating Committee directs Mercer to: (i) assist it by providing competitive market information on the design of the Director compensation program; (ii) advise it on the design of the Director compensation program and also provide advice on the administration of the program; and (iii) brief it on Director compensation trends among the Company’s compensation peer group and broader industry. Mercer reviewed Director compensation in February 2024. The Board members, including the Chief Executive Officer, consider the recommendations of the Corporate Governance and Nominating Committee. The decisions may reflect factors and considerations in addition to the information and advice provided by Mercer.
Executive Compensation Consultant
The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts, and others to assist it. The Compensation Committee engages Mercer to provide information, analyses, and objective advice regarding our executive compensation program. The Compensation Committee directs Mercer to: (i) assist with the development and assessment of the Company’s compensation peer group for the purposes of providing competitive market information for the design of the executive compensation program; (ii) compare the Company’s Chief Executive Officer’s base salary, annual incentive, and long-term incentive compensation to that of the chief executive officers of the compensation peer group and broader industry; (iii) advise on the level of officers’ base salaries, annual incentives, and long-term incentives; (iv) advise on the design of the Company’s annual and long-term incentive plans and on the administration of the plans; (v) advise on executive compensation trends among the Company’s compensation peer group and broader industry; and (vi) assist with the preparation of the Compensation Discussion and Analysis for this Proxy Statement.
Compensation Consultant Disclosure
Mercer’s fees for executive and Director compensation consulting to Board Committees in 2024 were approximately $563,860.
On an annual basis, the Compensation Committee considers the independence of Mercer in accordance with the related SEC rules and the listing standards of the New York Stock Exchange. In 2024, the Compensation Committee concluded that the services provided by the affiliates of Mercer’s parent company, Marsh & McLennan, did not raise any conflicts of interest and did not impair Mercer’s ability to provide independent advice to the Compensation Committee concerning executive or Director compensation matters.
Compensation Consultant Interlocks and Insider Participation
Deirdre Stanley (Chair), John F. Killian, Dwight A. McBride, William J. Mulrow, Michael W. Ranger, and L. Frederick Sutherland were the members of the Company’s Compensation Committee during 2024. The Company believes that there are no interlocks with the members of the Compensation Committee and the Company’s executives.
Communications with the Board of Directors
Interested parties may communicate directly with individual members of the Company’s Board, including the independent Directors as a group, by writing to them, care of the Company’s Vice President and Corporate Secretary, at the Company’s principal executive office at 4 Irving Place, New York, New York 10003. The Vice President and Corporate Secretary will forward communications received to the Director or the Directors as indicated.

Consolidated Edison, Inc. Proxy Statement 31

Stockholder Engagement
Overview
Recognizing that regular communication with our stockholders enables the Company to better understand their viewpoints and to obtain feedback regarding issues that are of interest to them, the Company continued to engage in a hybrid format with stockholders. The Company values stockholder input and is committed to taking such input into consideration in making executive compensation and governance decisions.
The chart that follows represents certain actions that the Company takes before, during and after the Annual Meeting.

1	2	3	4

Annual Meeting	Post-Annual Meeting	Off-season Engagement and Evaluation of Best Practices	Engagement Prior to Annual Meeting

•Stockholders may engage with Board members and senior management
•Stockholders may ask questions and voice opinions about the Company, its practices, policies, and operations
•Voting results for management and stockholder proposals are determined

•Review voting results in light of existing practices, as well as feedback received from stockholders during proxy engagement season and annual meeting
•Review corporate governance trends, regulatory developments, and the Company's corporate governance documents, policies, and procedures
•Determine topics for discussion during off-season stockholder engagement

•Engage with stockholders to better understand their viewpoints and inform Board and committee discussions
•Explore corporate ESG best practices
•Report results of stockholder engagement team activities to Corporate Governance and Nominating Committee and the Board
•Evaluate and discuss potential changes to Company executive compensation and practices and disclosures
			•Seek feedback on potential matters for stockholder consideration at the annual meeting •Discuss stockholder proposals with proponents, when appropriate •Publish annual report and proxy statement

32 Consolidated Edison, Inc. Proxy Statement

Stockholder Engagement
Stockholder Engagement Highlights
During 2024, the Company held its fifth annual Clean Energy/ESG webinar, participated in more than 600 meetings, including investor conferences and virtual and in-person roadshows targeting the U.S., Europe and Canada, and engaged with a broad range of stockholders, including index funds, union and public pension funds, actively-managed funds, ESG-focused funds, and stockholder advisory firms.
During 2024, the Company engaged with stockholders holding in aggregate 42% of shares outstanding.
Key topics of stockholder engagement included Orange & Rockland’s regulatory proceeding for new rates, transmission opportunities, system reliability, the utilities' gas system long-term plans, New York State's clean energy goals and the Company's role in helping to achieve those goals, our utilities’ Climate Change Vulnerability Studies and Adaptation and Resiliency Plans, the Company’s corporate strategy, the Company’s pursuit of Scope 1 net-zero-carbon-emission goals, capital expenditure outlook, diversity, equity and inclusion, disclosure practices (including ESG standardized reporting), corporate governance, political spending and lobbying practices, and operations and financial matters. In response to stockholder feedback received during 2024, the Company: (i) continued to enhance disclosures concerning political lobbying activities, resulting in a sustained CPA-Zicklin Index for Corporate Political Disclosure and Accountability score of 100 – one of only eight companies in the S&P 500 to score 100%; and (ii) tracked clean-energy regulatory proceedings that are being increasingly conducted outside of rate filings.

Members of Core Stockholder Engagement Team	Others Included in Stockholder Engagement Efforts

•Chief Financial Officer •Treasurer •Investor Relations
•Chief Executive Officer and subsidiary Presidents
•Other senior officers and business unit heads
•Office of Corporate Secretary
•Environment, Health & Safety Executives
•Corporate Affairs Executives
•Strategic Planning Executives

Throughout the year, the Company communicates the stockholder feedback it receives to the Board and its committees, and the Board considers this feedback in making its decisions.

Consolidated Edison, Inc. Proxy Statement 33

Director Compensation
Overview
The Corporate Governance and Nominating Committee reviews Director compensation every two years. The Corporate Governance and Nominating Committee considers information, analyses, and objective advice regarding director compensation provided by Mercer. Director compensation is assessed relative to the Company’s compensation peer group (the same group used to evaluate executive compensation), general industry trends, and the total cost of governance. The Board reviews the recommendations of the Corporate Governance and Nominating Committee when determining whether changes, if any, will be made.
In February 2024, at the request of the Corporate Governance and Nominating Committee, Mercer conducted an in-depth analysis of each element of compensation and the compensation program structure relative to the compensation peer group. Mercer’s review found that the value of the annual equity award granted to non-employee Directors and certain other elements of compensation were below the market median. Based on Mercer’s findings, the Corporate Governance and Nominating Committee recommended, and the Board approved, effective April 1, 2024: (i) an increase from $160,000 to $170,000 in the value of the annual stock units granted to non-management Board members pursuant to the terms of the Consolidated Edison, Inc. 2023 Long Term Incentive Plan (the "LTIP"); (ii) an increase from $115,000 to $125,000 to the non-management Board member cash retainer; and (iii) an increase from $15,000 to $20,000 to the committee chair retainers for the each of the chairs of the Corporate Governance & Nominating Committee, the Finance Committee and the Safety, Environment, Operations & Sustainability Committee.
Following the changes in compensation approved by the Corporate Governance and Nominating Committee, compensation for individual Directors approximates the median of compensation for Directors in similar positions at the compensation peer group.
Elements of Compensation
Effective April 1, 2024, non-employee Directors were eligible to receive the following:

Amount ($)

Annual Retainer	125,000
Lead Director Retainer	35,000
Chair of Audit Committee Retainer	30,000
Member of Audit Committee Retainer (excluding the Audit Committee Chair)	15,000
Chair of Corporate Governance and Nominating Committee Retainer	20,000
Chair of Finance Committee Retainer	20,000
Chair of Management Development and Compensation Committee Retainer	20,000
Chair of the Safety, Environment, Operations and Sustainability Committee Retainer	20,000
Acting Committee Chair Per Meeting Fee (where the regular Chair is absent)	200
Annual Equity Award (Deferred Stock Units)	170,000

34 Consolidated Edison, Inc. Proxy Statement

Director Compensation
The Company reimburses non-employee Directors for reasonable expenses incurred in attending in-person Board and Committee meetings.
No person who served on both the Company Board and on the Board of its subsidiary, Con Edison of New York, and corresponding Committees, was paid additional compensation for concurrent service. Directors who are employees of the Company or its subsidiaries do not receive retainers or annual equity awards for their service on the Board.
Stock Ownership Guidelines
The Company has stock ownership guidelines for its non-employee Directors. The Guidelines provide that, within five years of joining the Board, each Director should own, and continue to hold during his or her tenure on the Board, shares (including stock equivalents and restricted stock units) with an aggregate value (measured at the time the shares are acquired) equal to five times the annual retainer (not including committee and/or committee chair fees) paid to such Director during the previous fiscal year. As of December 31, 2024, all Directors have either exceeded their stock ownership guideline requirement or are in the five-year grace period and making satisfactory progress towards meeting the requirement.
Long Term Incentive Plan
Non-employee Directors participate in the Company’s long term incentive plan LTIP). Pursuant to the terms of the LTIP, each non-employee Director then serving was allocated an annual equity award of $170,000 of deferred stock units on the first business day following the 2024 Annual Meeting. If a non-employee Director is first appointed to the Board after an annual meeting, his or her first annual equity award is prorated.
The stock units are vested upon grant, but the settlement of the annual equity awards of stock units are automatically deferred until the Director’s termination of service from the Board of Directors or for such other period not fewer than five years from the date of grant. Each non-employee Director may elect to further defer any other prior annual equity award of stock units, including any related dividend equivalents earned on such prior annual equity awards of stock units.
Each non-employee Director may also elect to defer all or a portion of his or her 2024 Board and Committee retainer(s) into additional deferred stock units, which are deferred until the Director’s termination of service.
Dividend equivalents are payable on 2024 deferred stock units in the amount and at the time that dividends are paid on Company Common Stock and are either (i) credited in the form of additional deferred stock units which are fully vested as of the date the dividends would have otherwise been paid to the Director or (ii) at the Director’s option, paid in cash.
All payments on account of deferred stock units will be made in shares of Company Common Stock. The LTIP provides that the cash compensation that is deferred by Directors, at their election, into stock units and the related dividend equivalents that are credited in the form of additional deferred stock units, are fully vested, and payable in a single one-time payment of whole shares (rounded to the nearest whole share) within 60 days following separation from Board service, unless the Director has elected to re-defer distribution to another date.
Stock Purchase Plan
Directors are eligible to participate in the Company’s stock purchase plan, which is described in Note O to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Consolidated Edison, Inc. Proxy Statement 35

Director Compensation
Director Compensation Table
The following table sets forth the compensation for the members of the Company’s Board of Directors for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)

Timothy P. Cawley(3)	—	—	—	—
Ellen V. Futter	122,500	170,000	—	292,500
John F. Killian	152,500	170,000	—	322,500
Karol Mason	122,500	170,000	—	292,500
Dwight A. McBride	122,500	170,000	—	292,500
William J. Mulrow	122,500	170,000	4,952	297,452
Armando J. Olivera	156,250	170,000	5,000	331,250
Michael W. Ranger	191,250	170,000	154,825	516,075
Linda S. Sanford	137,500	170,000	—	307,500
Deirdre Stanley	142,500	170,000	34,120	346,620
L. Frederick Sutherland	156,250	170,000	134,542	460,792
Catherine Zoi	112,390	210,000	—	322,390
Footnotes:
(1)On May 21, 2024, each non-employee Director elected at the 2024 Annual Meeting received a grant of 1,761 stock units valued at $96.51 per share, the equivalent of $170,000 and, on February 1, 2024, upon joining the Board, Ms. Zoi received a grant of 431 stock units valued at $92.78 per share, the equivalent of $40,000. The stock units were fully vested at the time of grant. The value of the stock units was computed in accordance with FASB ASC Topic 718. The aggregate number of stock units outstanding for each non-employee Director as of December 31, 2024 was as follows: Ms. Futter—43,608; Mr. Killian—38,689; Ms. Mason—8,346; Dr. McBride—7,667; Mr. Mulrow—11,382; Mr. Olivera—26,241; Mr. Ranger—92,208; Ms. Sanford—23,088; Ms. Stanley—26,175; Mr. Sutherland—83,393 and Ms. Zoi —2,237.
(2)The “All Other Compensation” column includes matching contributions paid in 2024, or accrued in 2024 and paid in 2025, by the Company, to qualified institutions under its matching gift program. All Directors and employees are eligible to participate in this program. Under the Company’s matching gift program, the Company matches up to a total of $5,000 per eligible participant on a one-for-one basis to qualified institutions per calendar year. It also includes, for Messrs. Mulrow, Ranger, Sutherland and Ms. Stanley, $4,952, $154,825, $111,344 and $34,120, respectively, that represent dividend equivalents accrued on deferred stock units received, at the Director’s election, in lieu of a cash retainer. Mr. Sutherland also had interest accrued on deferred compensation in the amount of $23,198.
(3)Mr. Cawley did not receive any compensation for his services as a Director because he is an employee of the Company.

36 Consolidated Edison, Inc. Proxy Statement

Stock Ownership
Stock Ownership of Directors and Executive Officers
The following table provides, as of February 28, 2025 the amount of shares of Company Common Stock beneficially owned by each Director, each Named Executive Officer, and by all Directors and executive officers of the Company as a group, and information about the amount of their equity-based holdings in the Company’s stock plans.

Name	Shares Beneficially Owned(1) (#)	Other Equity-Based Holdings(2) (#)	Total(3) (#)

Timothy P. Cawley	6,843	104,852	111,695
Ellen V. Futter	39,953	6,000	45,953
John F. Killian	25,621	13,292	38,913
Karol V. Mason	—	8,346	8,346
Dwight A. McBride	7,667	—	7,667
William J. Mulrow	6,798	9,858	16,656
Armando J. Olivera	26,741	—	26,741
Michael W. Ranger	92,208	—	92,208
Linda S. Sanford	25,488	—	25,488
Deirdre Stanley	19,097	7,078	26,175
L. Frederick Sutherland	78,620	8,774	87,394
Catherine Zoi	2,237	—	2,237
Kirkland Andrews	—	—	—
Robert Hoglund	15,594	30,000	45,594
Matthew Ketschke	690	35,240	35,930
Deneen L. Donnley	2,159	29,006	31,165
Robert Sanchez	5,724	13,207	18,931
Directors and Executive Officers as a group, including the above-named persons (22 persons)	359,145	289,836	648,981
Footnotes:
(1)The number of shares shown includes shares of Company Common Stock that are individually or jointly owned, as well as shares over which the individual has sole or shared investment or sole or shared voting power. The number of shares shown also includes vested stock units, as to which the individual may obtain investment or voting power within 60 days following separation from service: Ms. Futter—37,608; Mr. Killian—25,397; Ms. Mason—0; Dr. McBride—7,667; Mr. Mulrow—1,524; Mr. Olivera—26,241; Mr. Ranger—92,208; Ms. Sanford—23,088; Ms. Stanley—19,098; Mr. Sutherland—74,620; Ms. Zoi—2,237 and directors and executive officers as a group—344,404.
(2)Represents vested stock units, as to which the individual may not, within 60 days after February 28, 2025, obtain investment or voting power.
(3)As of February 28, 2025, ownership was, in each case, less than 1% of the 346,771,733 shares outstanding.

Consolidated Edison, Inc. Proxy Statement 37

Stock Ownership
Stock Ownership of Certain Beneficial Owners
The following table provides information, as of the dates indicated in the footnotes below, with respect to persons who are known to the Company to beneficially own more than 5% of Company Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)	Percent of Class (%)

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	41,466,967(1)	12.0
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	41,840,474(2)	12.1
State Street Corporation State Street Financial Center One Congress Street, Suite 1 Boston, MA 02114-2016	26,140,772(3)	7.6
Footnotes:
(1)BlackRock, Inc. stated in its most recently filed Schedule 13G/A, filed on November 8, 2024 with the SEC, reporting its ownership as of September 30, 2024, that it has sole voting power for 37,628,724 shares, and sole dispositive power for all of these shares and shared voting and dispositive power for none of these shares.
(2)The Vanguard Group stated in its most recently filed Schedule 13G/A, filed on February 13, 2024 with the SEC, reporting its ownership as of December 29, 2023, that it has sole voting power for none of these shares, shared voting power for 602,483 of these shares, sole dispositive power for 40,189,870 of these shares, and shared dispositive power for 1,650,604 of these shares.
(3)State Street Corporation stated in its most recently filed Schedule 13G/A, filed on January 29, 2024 with the SEC, reporting its ownership as of December 31, 2023, that it has sole voting and dispositive power for none of these shares, shared voting power for 17,787,226 of these shares, and shared dispositive power for 26,051,513 of these shares.

38 Consolidated Edison, Inc. Proxy Statement

Independent Accountants Ratification
Proposal No. 2 Ratification of the Appointment of Independent Accountants
At the Annual Meeting, as a matter of sound corporate governance, stockholders will be asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as independent accountants for the Company for 2025. If the appointment of PwC is not ratified, the Audit Committee will take this into consideration in the future appointment of independent accountants.
PwC has acted as independent accountants for the Company for many years. The Audit Committee considered PwC’s qualifications in determining whether to appoint PwC as independent accountants for 2025. The Audit Committee reviewed PwC’s performance, as well as PwC’s reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee also reviewed a report provided by PwC regarding its quality controls, inquiries or investigations by governmental or professional authorities and independence. Based on this review, the Audit Committee believes that the appointment of PwC as independent accountants for the Company for 2025 is in the best interests of the Company and its stockholders. Representatives of PwC will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
Fees Paid to PricewaterhouseCoopers LLP
Fees paid or payable to PwC for services related to 2024 and 2023 are as follows:

	2024 ($)	2023 ($)

Audit Fees	7,046,172	6,767,956
Audit-Related Fees(1)	316,253	1,124,923
Tax Fees	—	—
TOTAL	7,362,425	7,892,879
Footnote:
(1)Relates to assurance and related service fees that are reasonably related to the performance of the annual audit or quarterly reviews of the Company’s financial statements that are not specifically deemed “Audit Services.” The major items included in Audit-Related Fees in 2024 and 2023 are fees for reviews of system implementations and internal controls of the regulated entities.
The Audit Committee or, as delegated by the Audit Committee, the Chair of the Committee, approves in advance each auditing service and non-audit service permitted by applicable laws and regulations, including tax services, to be provided to the Company and its subsidiaries by its independent accountants.

The Board recommends FOR Proposal No. 2
Ratification of Proposal No. 2 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting or by proxy. Abstentions are voted neither “for” nor “against,” and have no effect on the vote.

Consolidated Edison, Inc. Proxy Statement 39

Audit Committee Matters
Audit Committee Report
The Company’s Audit Committee is comprised of five directors, all of whom meet the qualifications required by the New York Stock Exchange and SEC, and the Company’s Corporate Governance Guidelines. The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website.
The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2024. The Audit Committee has also discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accountants, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with PwC its independence and qualifications. The Audit Committee also considered whether PwC’s provision of limited tax and non-audit services to the Company is compatible with PwC’s independence and concluded that it was.
Based on the Audit Committee’s review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
Audit Committee:
John F. Killian (Chair)
Armando J. Olivera
Michael W. Ranger
Linda S. Sanford
L. Frederick Sutherland

40 Consolidated Edison, Inc. Proxy Statement

Advisory Vote
Proposal No. 3 Advisory Vote to Approve
Named Executive Officer Compensation
The Company values the opinions of its stockholders, and in accordance with Section 14A of the Exchange Act, the stockholders have the opportunity to approve, on an advisory basis, the compensation of the Named Executive Officers (commonly referred to as a “say-on-pay” vote) as disclosed in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, the related compensation disclosure tables, and the narrative discussion that accompanies the compensation disclosure tables on pages 42 through 86, and Appendix A. The Company currently conducts such votes annually. The Board recommends that the stockholders vote to approve, on an advisory basis, the compensation of the Named Executive Officers. In 2024, the Company held a say-on-pay vote and 93.19% of the shares voted were voted “for” the proposal.
As discussed in the CD&A, the Company’s executive compensation program is designed to assist in attracting and retaining key executives critical to its long-term success, to motivate these executives to create value for its stockholders, and to provide safe, reliable, and efficient service for its customers. The Management Development and Compensation Committee, the compensation committee of the Board, with the assistance of its independent compensation consultant, seeks to provide base salary and performance-based compensation, including target annual cash incentive compensation and target long-term equity-based incentive compensation, which are competitive with the median level of compensation provided by the Company’s compensation peer group to effectively link pay with performance.
The MD&C Committee believes that performance-based compensation should represent the most significant portion of each Named Executive Officer’s target total direct compensation and that most of the performance-based compensation should be in the form of long-term, rather than annual, incentives to emphasize the importance of sustained Company performance. Each year, the Compensation Committee evaluates the level of compensation, the mix of base salary, performance-based compensation and retirement, and welfare benefits provided to each Named Executive Officer.
The MD&C Committee chooses performance goals under the annual incentive plan and the long-term incentive plan to support the Company’s short- and long-term business plans and strategies. In setting targets for the short- and long-term performance goals, the Compensation Committee considers the Company’s annual and long-term business plans and certain other factors, including pay-for-performance alignment, economic and industry conditions, and the practices of the compensation peer group. The Compensation Committee sets challenging, but achievable, goals for the Company and its executives to drive the achievement of short- and long-term objectives.
For the reasons indicated and more fully discussed in the CD&A, the Board recommends that the stockholders vote in favor of the following advisory resolution:
“RESOLVED, That the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion that accompany the compensation disclosure tables is hereby approved.”

The Board recommends FOR Proposal No. 3
Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting or by proxy. Abstentions and broker non-votes are voted neither “for” nor “against,” and have no effect on the vote.
As an advisory vote, Proposal No. 3 is not binding on the Company, the Board, or the Compensation Committee. However, the Company, the Board, and the Compensation Committee will consider the voting results when making future compensation decisions for the Named Executive Officers.

Consolidated Edison, Inc. Proxy Statement 41

Compensation Discussion and Analysis

42 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis
Introduction
This section of the Proxy Statement provides an overview of the Company’s 2024 executive compensation program (the “executive compensation program”) and an analysis of the decisions made with respect to the compensation of the Company’s Chief Executive Officer and its Chief Financial Officers, as well as three other most highly compensated executive officers serving at the end of the year, or otherwise as noted, (collectively, these officers are referred to as Named Executive Officers). The executive compensation program covers the Company’s Named Executive Officers. As of December 31, 2024, the Company’s Named Executive Officers were:
•Timothy P. Cawley, President and Chief Executive Officer of the Company and Chief Executive Officer of Con Edison of New York
•Kirkland Andrews, Senior Vice President and Chief Financial Officer of the Company and Con Edison of New York (effective July 8, 2024)
•Robert Hoglund, Former Senior Vice President and Chief Financial Officer of the Company and Con Edison of New York (retired as of December 2, 2024)
•Matthew Ketschke, President, Con Edison of New York
•Deneen L. Donnley, Senior Vice President and General Counsel of the Company and Con Edison of New York
•Robert Sanchez, President, Shared Services, Con Edison of New York (effective April 1, 2024)

Consolidated Edison, Inc. Proxy Statement 43

Compensation Discussion and Analysis
Executive Summary
The Company’s executive compensation program aims to attract and retain key executives essential for the Company’s long-term success, motivate them to create value for stockholders, and ensure safe, reliable, and efficient service for customers. Each year, the Management Development and Compensation Committee, or the Compensation Committee (MD&C Committee), evaluates the compensation levels, including the mix of base salary, performance-based compensation, and retirement and welfare benefits for each Named Executive Officer. The Compensation Committee, with the assistance of its independent compensation consultant, aims to align pay with performance and provide base salary and performance-based compensation that is competitive with the median level of the Company’s compensation peer group companies. The Compensation Committee believes that performance-based compensation should constitute the largest portion of each Named Executive Officer’s target total direct compensation (including base salary, target annual incentive and long-term incentive compensation) to motivate strong annual and multi-year Company performance.
Features of the Executive Compensation Program

Type	Component	Objective of Compensation Element

Performance- and Time-Based Compensation	Annual Incentive Compensation Long-Term Incentive Compensation (70% performance-based restricted stock units and 30% time-based restricted stock)
Achievement of financial and operating objectives for which the Named Executive Officers have individual and collective responsibility.
With respect to performance-based restricted stock units, vesting is tied to the achievement, over a three-year period, of: (a) financial and operating objectives critical to the performance of the Company’s business plans and strategies, and (b) the Company’s cumulative total shareholder return relative to the Company’s compensation peer group companies.
The long-term incentive compensation for each Named Executive Officer also includes a time-based restricted stock unit component which is scheduled to vest in full at the end of the third calendar year following the grant, subject to the officer’s continued employment.

Fixed & Other Compensation	Base Salary, Retirement Programs, Benefits and Perquisites	Differentiate salaries based on individual responsibility and performance. Provide retirement and other benefits that reflect the competitive practices of the industry and provide limited perquisites.
Compensation Governance Practices
The Company is committed to maintaining strong compensation governance practices to support the pay-for-performance philosophy of the executive compensation program and align the executive compensation program with the long-term interests of the Company’s stockholders:
•Pay Practices. The Company has no: (i) employment agreements except for the arrangements described herein for Mr. Andrews in connection with his appointment as the Chief Financial Officer in 2024; (ii) golden parachute excise tax gross-ups; and (iii) individually negotiated equity awards with special treatment upon the Company’s change in control.
•Long-Term Incentive Compensation. The long term incentive plan: (i) prohibits the repricing of stock options or the buyout of underwater options without stockholder approval; (ii) prohibits recycling of shares for future awards except under limited circumstances; (iii) prohibits accelerated vesting of outstanding equity awards, unless both a change in control occurs and a participant’s employment is terminated under certain circumstances; and (iv) caps the maximum number of shares that may be awarded to a director, officer, or eligible employee in a calendar year. While stock options may be granted under the Company’s long term incentive plan, the Company has no outstanding stock options. The Company currently grants a mix of performance-based (70%) and time-based restricted stock units (30%) to its Named Executive Officers as long-term incentive compensation.
•Risk Management. The relevant features of the Company’s compensation programs that mitigate risk are:
◦annual and long-term incentives under the Company’s compensation programs appropriately balanced between annual and long-term financial performance goals that are expected to enhance stockholder value;

44 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis
◦annual and long-term incentives that are tied to multiple performance goals to reduce undue weight on any one goal;
◦non-financial performance factors that are used in determining the actual payout of annual incentive compensation as a counterbalance to financial performance goals;
◦compensation programs designed to deliver a significant portion of compensation in the form of long-term incentives, discouraging excessive focus on annual results;
◦performance-based equity awards tied to performance over a three-year period, focusing on sustainable performance over a three-year cycle rather than any one year; and
◦annual and long-term incentive plans that are subject to payment caps and the discretion of the Compensation Committee to reduce payouts.
•Stock Ownership Guidelines. Stock ownership guidelines for the Company’s directors and senior officers, including the Named Executive Officers, encourage their long-term commitment to the Company’s sustained performance through stock ownership.
•No Hedging and No Pledging. To encourage a long-term commitment to the Company’s sustained performance, the Company’s Hedging and Pledging Policy and Insider Trading Policy prohibits all employees and Directors from shorting, hedging, and pledging Company securities or holding Company securities in a margin account as collateral for a loan.
•Recoupment (Clawback) Policy. In November 2023, the Company adopted a new recoupment policy (replacing a compensation recoupment policy in place since 2011) to comply with the final Dodd-Frank clawback rules adopted by the SEC and the New York Stock Exchange. The policy requires the Company to recover erroneously awarded incentive-based compensation received by all current and former executive officers of the Company during the three fiscal years preceding the date the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. The Company also adopted a discretionary Supplemental Officer Clawback Policy, applicable to all current and former executive officers of the Company, as well as all officers of selected subsidiaries, including former officers, allowing the Company to recover incentive-based compensation, including all forms of bonuses and equity or equity-based awards granted on or after January 1, 2024, in the event of a material accounting restatement for the preceding three fiscal years and for certain “cause” events occurring during the preceding one year period.
Say-on-Pay
In 2024, the Company held its annual stockholder vote to approve Named Executive Officer compensation (commonly referred to as a “say-on-pay” vote) and 93.19% of the shares voted were voted “for” the proposal, and accordingly, given the high support, no significant changes were made to the Company’s executive compensation programs in 2024. The 2024 say-on-pay voting results were consistent with the results of the prior three years where 93.57% (2023), 93.04% (2022) and 92.23% (2021), of the shares voted were voted “for” the proposal. Though our say-on-pay results continue to be very strong, the Company has continued its year-round stockholder engagement efforts through 2024 and early 2025. An overview of what the Company heard from stockholders during its engagement efforts and how it responded with respect to executive compensation matters is described in “Year-Round, Stockholder Engagement” below.
In accordance with the 2023 stockholder vote on the frequency of future say-on-pay votes (97.26% of shares were voted in favor of holding an annual say-on-pay vote), the Board recommended, and the Company intends to hold, an annual say-on-pay vote unless stockholders advise the Company to change the frequency of the vote at the Company’s 2029 Annual Meeting of Stockholders.
Year-Round, Stockholder Engagement
Stockholder engagement is a key priority of the Company and the Board. The Company engages with its investors to gain valuable insight into current and emerging issues that are of interest to them, including Orange & Rockland’s regulatory proceedings, financial and operating performance, regulatory and political matters, ESG reporting, corporate governance, political lobbying, our utilities’ Climate Change Vulnerability Studies and Adaptation and Resiliency Plans, the pursuit of Scope 1 net-zero-carbon-emission goals and clean energy opportunities. A complete discussion of the Company’s stockholder engagement process and efforts is set forth in the section titled “Stockholder Engagement.” During 2024, the Company engaged with stockholders in a variety of formats including in-person and virtual meetings with stockholders holding in aggregate 42% of shares outstanding. Feedback from these discussions is a key element in the development of the Company’s governance, sustainability, and executive compensation policies, as well as the ongoing evaluation of the Company’s business strategy and performance. For example, as a result of feedback received from stockholders, the

Consolidated Edison, Inc. Proxy Statement 45

Compensation Discussion and Analysis
Company: (i) continued to enhance disclosures concerning political lobbying activities, resulting in a sustained CPA-Zicklin Index for Corporate Political Disclosure and Accountability score of 100—one of only eight companies in the S&P 500 to score 100%; and (ii) tracked clean-energy regulatory proceedings that are being increasingly conducted outside of rate filings. The Company will continue to seek investor input in furtherance of its commitment to enhancing its executive compensation and disclosure practices and building long-term stockholder value.
Executive Compensation Philosophy and Objectives
The Compensation Committee’s philosophy and objectives governing the development and implementation of the executive compensation program are set forth in the table below. There are no material differences in the Company’s compensation policies for each Named Executive Officer.

Our executive compensation philosophy is to provide competitive, performance-based pay

Motivate executives to create sustainable stockholder value and promote safe, reliable, and efficient service for customers	Performance-based compensation represents the most significant portion of each Named Executive Officer’s total direct compensation
Support the Company’s short- and long-term business plans and strategies	Annual incentive plan awards and the majority of long-term incentive plan awards are based on achieving financial and operating objectives critical to the Company’s business plans and strategies
Reward increased shareholder value
The largest portion of executive pay is delivered in long-term incentives based, in part, on the Company’s cumulative total shareholder return relative to the total shareholder return of the Company’s compensation peers

Competitive Positioning—Attraction and Retention
The executive compensation program is designed to attract and retain key executives essential for the Company’s long-term success. The Compensation Committee seeks to align pay to performance and provide “target total direct compensation” (base salary, target annual cash incentives, and target long-term equity-based incentives) that is competitive with the median level of compensation provided by the Company’s compensation peer group companies. The Company also seeks to provide retirement and other benefits that are competitive with those provided by the Company’s compensation peer group companies and to provide limited perquisites.
Compensation Peer Group
The Compensation Committee uses a compensation peer group of publicly-traded utility companies of comparable size and scope to that of the Company. The purpose of the compensation peer group is to provide benchmark information on compensation levels provided to the Company’s officers and to measure relative total shareholder returns for the vesting of performance-based equity awards. The Compensation Committee annually reviews the composition of the compensation peer group companies and the impact of acquisitions and divestitures on the component companies. There were no changes to the peer group in 2024.

46 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis
The Company’s compensation peer group for 2024 consisted of the following companies:

Company Name	2023 Revenue(1) ($ in millions)

Duke Energy Corporation	28,602
The Southern Company	25,253
PG&E Corporation	24,428
Exelon Corporation	21,727
American Electric Power Company, Inc.	18,982
Sempra	16,720
Edison International	16,338
Dominion Energy, Inc.	14,393
Xcel Energy Inc.	14,206
DTE Energy Company	12,745
First Energy Corp.	12,685
Entergy Corporation	12,147
Eversource Energy	11,911
Public Service Enterprise Group Incorporated	11,237
WEC Energy Group, Inc.	8,893
CenterPoint Energy, Inc.	8,696
PPL Corporation	8,312
CMS Energy Corporation	7,462
Ameren Corporation	7,265
Median	12,745
Consolidated Edison, Inc.	14,683
Percentile Rank	61%
Footnote:
(1)Source: Capital IQ (represents net revenues, restated if applicable).

Consolidated Edison, Inc. Proxy Statement 47

Compensation Discussion and Analysis
Median Level Compensation
In 2024, the target total direct compensation awarded to the Named Executive Officers was competitive with the median for functionally comparable positions at the Company’s compensation peer group (as disclosed in proxy statements filed in 2024).

	Base Salary as of 12/31/2024		Target Total Cash Compensation (Base Salary + Target Annual Incentive)		Target Long-Term Incentive Compensation		Target Total Direct Compensation

	Company	Peer Group Median	Company	Peer Group Median	Company	Peer Group Median	Company	Peer Group Median
	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Timothy P. Cawley	1,400,000	104	3,150,000	99	8,050,000	97	11,200,000	97
Kirkland Andrews(1)	810,000	104	1,458,000	104	1,701,000	84	3,159,000	90
Robert Hoglund(2)	925,000	119	1,619,000	115	1,850,000	92	3,469,000	99
Matthew Ketschke	824,000	102	1,483,200	99	2,471,800	124	3,955,000	113
Deneen L. Donnley	695,700	98	1,182,700	92	1,391,300	91	2,574,000	91
Robert Sanchez	585,300	104	1,053,500	112	1,170,500	110	2,224,000	113
Footnotes:
(1)Mr. Andrews's compensation was not reviewed for competitiveness at the same time as the other Named Executive Officers, but at the date of his hire.
(2) Amounts shown for Mr. Hoglund are not prorated. He retired effective December 2, 2024.

Components of Our Executive Compensation Program
The Compensation Committee provides target total direct compensation to each Named Executive Officer through a combination of base salary (fixed compensation), annual cash incentive compensation and long-term equity-based incentive compensation (performance-based compensation).
The Compensation Committee believes that fixed compensation should recognize each Named Executive Officer’s individual responsibilities and performance. The Compensation Committee believes that performance-based compensation should constitute the largest portion of each Named Executive Officer’s target total direct compensation. Therefore, most of the performance-based compensation provided to Named Executive Officers should be in the form of long-term, rather than annual, incentives to emphasize the importance of sustained Company performance. The Compensation Committee designates 70% of each Named Executive Officer’s long- term incentive compensation as performance-based and 30% as time-based restricted stock units. This ratio aligns more closely with peers, promotes alignment with stockholder interests as the ultimate value received will be a function of stock price performance, and helps the Company to maintain competitive compensation levels and retain executive talent through a multi-year vesting schedule.
Target annual cash incentive and target long-term equity-based incentive awards reflect the Compensation Committee’s desired balance between these elements, relative to the base salary paid to each Named Executive Officer. For 2024, awards under the Company’s annual incentive plan were based on the achievement of financial and operating objectives for which the Named Executive Officers have individual and collective responsibility. For 2024, 70% of the awards under the Company’s long term incentive plan were based on the achievement of financial and operating objectives critical to the Company’s business plans and strategies and the achievement, over a three-year period, of the Company’s cumulative total shareholder return relative to the total shareholder return for the Company’s compensation peer group companies.

48 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis
The mix of target total direct compensation for the Named Executive Officers meets the Compensation Committee’s objectives by being weighted heavily toward performance-based compensation, with the largest portion delivered in performance-based long-term equity-based incentives. For 2024, the target total direct compensation mix of the Named Executive Officers was in line with that of the Company’s compensation peer group companies.
The following charts illustrate the average mix of target total direct compensation for the Company’s Chief Executive Officer, Mr. Cawley, and for chief executive officers in the Company’s compensation peer group companies for 2024:

The following charts illustrate the average mix of target total direct compensation for the Company’s other Named Executive Officers (other than Mr. Andrews) and other named executive officers in the Company’s compensation peer group companies for 2024:

Consolidated Edison, Inc. Proxy Statement 49

Compensation Discussion and Analysis
The following charts illustrate that a significant portion of a Named Executive Officer's (not including Mr. Andrews) long-term incentive compensation was in the form of performance-based equity-based awards. Based on proxy statements filed in 2024, over 75% of the Company’s compensation peer group companies granted some form of non-performance-based long-term incentive compensation (such as time-based restricted stock units) to their named executive officers:

Employment Terms for New Chief Financial Officer
In June 2024, Mr. Andrews and the Company agreed to the following terms of employment in connection with his hiring: (i) an initial annual base salary of $810,000; (ii) participation in the Company's Executive Incentive Plan with an initial target award equal to 80% of his annual base salary; (iii) an award under the 2023 Long Term Incentive Plan equal to 210% of his annual base salary, with the grant made in February 2025; and (iv) the benefits and perquisites generally provided by the Company to its executive officers, and reimbursement of relocation expenses and related tax gross-up. Additionally, as an inducement to accept the offer to join the Company, and in part, to replace forfeited awards with his previous employer, Mr. Andrews received, effective July 8, 2024, a one-time make whole grant under the 2023 Long-Term Incentive Plan with a grant date fair value of $4,500,000, which resulted in 50,893 time-based restricted stock units scheduled to vest in 34%, 33% and 33% installments on the first, second and third anniversaries of the date of the grant, respectively, subject to his continued employment in good standing with the Company on the applicable vesting dates. Mr. Andrews’ employment is at-will.
Determining Performance Goals
The Compensation Committee chooses performance goals under the annual and long-term incentive plans to support the Company’s short- and long-term business plans and strategies. In setting performance goals, the Compensation Committee considers the Company’s annual and long-term business plans and certain other factors, including pay-for-performance alignment, economic and industry conditions, and the pay practices of the compensation peer group companies. The Compensation Committee incentivizes performance by setting challenging, but achievable, goals for the Company and its key executives.
Role of Compensation Committee and Others in Determining
Executive Compensation
Compensation Committee’s Role
The role of the Compensation Committee is to establish and oversee the Company’s executive compensation and retirement and welfare benefit plans and policies, administer its equity plans and annual incentive plan, and review and approve annually all compensation relating to the Named Executive Officers. The Compensation Committee determines the amount and form of compensation for each of the Named Executive Officers.

50 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis
Management’s Role
The Chief Executive Officer considers the following factors in making his compensation recommendations for each of the other Named Executive Officers:
•individual performance;
•contributions toward the Company’s long-term performance;
•the scope of each individual’s responsibilities; and
•compensation peer group company proxy statement data provided by the Compensation Committee’s independent compensation consultant.
The Company’s Human Resources department supports the Compensation Committee in its work.
Compensation Consultant’s Role
The Compensation Committee has authority under its charter to hire advisors to assist it in its compensation decisions. It has retained Mercer as its independent compensation consultant to provide information, analyses, and objective advice regarding executive compensation. The Compensation Committee periodically meets with Mercer in executive session to discuss compensation matters. The Compensation Committee’s decisions reflect factors and considerations in addition to the information and advice provided by Mercer. Additional discussion of Mercer’s role as the Compensation Committee’s independent compensation consultant is set forth in the governance section of this document.
Compensation Elements
Base Salary
A portion of each Named Executive Officer’s annual cash compensation is paid in the form of a base salary. Base salary is reviewed annually to recognize individual performance and at the time of a promotion or other change in responsibilities.
In setting base salary for the Named Executive Officers, including the Chief Executive Officer, the Compensation Committee considers various factors, including:
•recommendations from the Chief Executive Officer for each of the other Named Executive Officers;
•a general assessment of each Named Executive Officer’s performance of his or her responsibilities; and
•the level of base salary compared to key executives holding equivalent positions in the Company’s compensation peer group companies.
The annual rate of base salary of each Named Executive Officer as of December 31, 2023 and 2024, including their individual percentage increase, is set forth in the table below.

	2023	2024	Percentage Increase
	($)	($)	(%)(1)

Timothy P. Cawley	1,350,000	1,400,000	3.7
Kirkland Andrews	—	810,000	—
Robert Hoglund	898,100	925,000	3.0
Matthew Ketschke	800,000	824,000	3.0
Deneen L. Donnley	675,400	695,700	3.0
Robert Sanchez	568,300	585,300	3.0
Footnote:
(1)Effective February 1, 2024, the base salary merit increases for the Named Executive Officers, averaged 3.2% with the exception of Mr. Andrews, who was not employed at the time of the merit increases.

Consolidated Edison, Inc. Proxy Statement 51

Compensation Discussion and Analysis
Annual Incentive Compensation
Awards
A significant portion of the annual cash incentive compensation paid to the Named Executive Officers, pursuant to the opportunity available to them under the Consolidated Edison, Inc. Executive Incentive Plan, directly relates to the Company’s financial and operating performance, factors that the Compensation Committee believes influence stockholder value.
Individual performance is considered in setting annual cash incentive compensation through the establishment by the Compensation Committee of financial and operating objectives for which the Named Executive Officers have individual and collective responsibility.
For 2024, the Compensation Committee made certain changes to the Executive Incentive Plan, or referenced herein as the annual incentive plan, to incorporate market practices. The revised annual incentive plan includes an adjusted earnings per share metric for the Company, in addition to the use of an increased weighting of operating objectives and an alignment of payout scaling to those of the Company peers. Among the changes, the annual incentive plan no longer utilizes, or has decreased, the use of certain metrics such as adjusted net income for the Company (but not for Con Edison of New York or Orange & Rockland), and capital budget metrics and modifiers.
Award Opportunity
The Compensation Committee sets the range of the award that each Named Executive Officer is eligible to receive under the annual incentive plan after considering various factors, including:
•recommendations from the Chief Executive Officer for each of the other Named Executive Officers;
•a general assessment of each Named Executive Officer’s performance of his or her responsibilities; and
•the level of annual incentive compensation compared to key executives in the Company’s compensation peer group companies.
The range of awards include minimum, target, and maximum levels reflecting differing levels of achievement of the various financial and operating objectives. Awards are scaled to reflect relative levels of achievement of the objectives between the minimum, target, and maximum levels. The range of each Named Executive Officer’s potential award is set forth in the “Grants of Plan-Based Awards Table” on page 73. Awards under the annual incentive plan are designed to provide a competitive level of compensation if the Named Executive Officers achieve the target financial and operating objectives. The Compensation Committee has discretion but did not exercise it in 2024 to adjust (upward or downward) the annual incentive award to be paid to each Named Executive Officer. Named Executive Officers may elect to defer the receipt of the cash value of the award into the Company’s deferred income plan.
Awards under the annual incentive plan are calculated as follows:

Base Salary	Target Percentage	Weighting Earned	Award
“Base Salary” is a Named Executive Officer’s annual rate of base salary as of December 31, 2024.

52 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis
“Target Percentage” is a percentage of Base Salary that varies based on the Named Executive Officer’s position as follows:

Target as a Percentage of Base Salary
(%)

Timothy P. Cawley	125
Kirkland Andrews	80
Robert Hoglund	75
Matthew Ketschke	80
Deneen L. Donnley	70
Robert Sanchez	80
“Weighting Earned” is the sum of the target weightings for financial objectives (adjusted earnings per share, adjusted net income and operating budget) and operating objectives, including any adjustments (upward or downward) as a result of performance achieved relative to target. In 2024, adjusted earnings per share, replaced adjusted net income as the primary financial performance measure (55%) in the annual incentive plan for Named Executive Officers of the Company. Adjusted net income remains a financial objective measure (25%) for certain of the Named Executive Officers who have individual and collective responsibility for the operations of Con Ed of New York.
Financial Objectives
The financial objectives under the annual incentive plan are key performance measures that support the Company’s short- and long-term business plans and strategies and create value for the Company’s stockholders. The financial objectives consisted of, as applicable, adjusted earnings per share, adjusted net income and operating budget components.
“Adjusted Earnings Per Share,” or Adjusted EPS, is the Company’s adjusted earnings per share, which excludes the impact of certain items from net income determined in accordance with GAAP. The Company believes Adjusted EPS is a key indicator of financial strength and performance and is recognized as such by the investment community. The target Adjusted EPS performance goal under the annual incentive plan was established based on the financial budget approved by the Board of Directors and is intended to align with the Company’s annual earnings guidance. Adjusted EPS is not determined in accordance with GAAP. Information on how the Company calculates Adjusted EPS is disclosed in the “Reconciliation of Non-GAAP Financial Measures” in Appendix A. Adjusted EPS constitutes 55% of the target Weighting of the Named Executive Officers other than Mr. Ketschke who has a target Weighting of 30%.
The following table shows the Adjusted EPS target and the Company's performance relative to the component.

	2024 Adjusted Earnings Per Share Target	Performance Relative to Adjusted Earnings Per Share Target	Payout Relative to Adjusted Earnings Per Share Target(2)	Weighting(2)	Weighting Earned(3)
	($)	(%)	(%)	(%)	(%)

Maximum	5.57	≥105	200	110	60
Target	5.30	100	100	55	30
Minimum	5.04	<95	0	0	0
ACTUAL	5.40(1)	101.9	138.0	75.9	41.4
Footnotes:
(1)Actual performance of the Company relative to the Adjusted EPS target.
(2)The payout relative to the Adjusted EPS target is interpolated for actual performance between the minimum, target, and maximum performance. The Weighting applies to the compensation of Messrs. Cawley. Andrews, Hoglund, Sanchez, and Ms. Donnley.
(3)The payout relative to the Adjusted EPS target is interpolated for actual performance between the minimum, target, and maximum performance. The weighting applies to the compensation of Mr. Ketschke.

Consolidated Edison, Inc. Proxy Statement 53

Compensation Discussion and Analysis
"Operating Budget" reflects the performance measure tied to the operating budgets of the Company and Con Edison of New York. The measure is not determined in accordance with GAAP. See Appendix A for Reconciliation of Non-GAAP Financial Measures. The Operating Budget metric constitutes 10% of the target Weighting of the Named Executive Officers who have individual and collective responsibility for the achievement of the targets for the Company and Con Edison of New York.
The following table shows the Operating Budget target and the Company's performance relative to the component for each of the Named Executive Officers other than Mr. Ketschke.

	2024 Operating Budget Target	Performance Relative to Operating Budget Target	Payout Relative to Operating Budget Target(2)	Weightings Earned(2)
	($ in millions)	(%)	(%)	(%)

Maximum	< 2,046.7	≤97	200	20.0%
Target	2,110.0	100	100	10.0%
Minimum	> 2,215.5	>105	0	0.0%
ACTUAL	2,114.0(1)	100.2%	98.0%	9.8%
Footnotes:
(1)Actual performance of the Company relative to the Operating Budget target.
(2)The payout relative to the Operating Budget target is interpolated for actual performance between the minimum, target, and maximum performance.

The following table shows the Operating Budget target and Con Edison of New York's performance relative to the component for Mr. Ketschke.

	2024 Operating Budget Target	Performance Relative to Operating Budget Target	Payout Relative to Operating Budget Target(2)	Weightings Earned(2)
	($ in millions)	(%)	(%)	(%)

Maximum	< 1,861.4	≤97	200	20.0%
Target	1,919.0	100	100	10.0%
Minimum	> 2,015.0	>105	0	0.0%
ACTUAL	1,918.0(1)	99.9	103.4	10.3%
Footnotes:
(1)Actual performance of the Con Edison of New York relative to its Operating Budget target.
(2)The payout relative to the Operating Budget target is interpolated for actual performance between the minimum, target, and maximum performance.
“Adjusted Net Income” reflects adjusted net income from ongoing operations for Con Edison of New York in 2024. The Adjusted Net Income metric constitutes 25% of the target Weighting of the Named Executive Officers who have individual and collective responsibility for the achievement of such targets for Con Edison of New York. The measure is not determined in accordance with GAAP. See Appendix A for Reconciliation of Non-GAAP Financial Measures.

54 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis
The following table shows the Adjusted Net Income target and the Con Edison of New York's performance relative to the component and applies only to Mr. Ketschke.

	2024 Adjusted Net Income Target	Performance Relative to Adjusted Net Income Target	Payout Relative to Adjusted Net Income Target	Weighting Earned(2)
	($ in millions)	(%)	(%)	(%)

Maximum	≥1,805.0	105	200	50
Target	1,719.0	100	100	25
Minimum	<1,633.1	<95	0	0
ACTUAL	1,748.0(1)	101.7	134.0	33.5
Footnotes:
(1)Actual performance of Con Edison of New York relative to the Adjusted Net Income target.
(2)The payout relative to the Adjusted Net Income target is interpolated for actual performance between the minimum, target, and maximum performance targets.
Operating Objectives
"Operating Objective" tracks objectives that are directly linked to specific, pre-established, and measurable goals in four main areas: (i) employee and public safety, (ii) environment and sustainability, (iii) operational excellence, and (iv) customer experience in the operations of Con Edison of New York and Orange & Rockland. The Operating Objective accounts for 35% of the target Weighting for the Named Executive Officers with 30% for Con Edison of New York and 5% for Orange & Rockland, excluding Mr. Ketschke. As the Named Executive Officer with primary responsibility for Con Edison of New York, Mr. Ketschke's target Weighting is 35%.
The Compensation Committee believes that the operating objectives support the Company’s mission and priorities – providing a workplace that allows employees to realize their full potential, providing investors with a fair return, and improving the quality of life in the communities served by the Company.

Employee and Public Safety	We are committed to achieving a zero-harm workplace. We work as a team to protect the safety of the public and each one of us.
Environment and Sustainability	We value environmental stewardship and strive to make wise and effective use of natural resources while controlling costs for our customers and creating long-term value for our stockholders.
Operational Excellence	We stand behind our work and look for new ways to excel at our jobs. We talk openly about ethical choices, follow all laws, rules, and regulations, adapt to change, and invest in the skills of our employees.
Customer Experience	We consider the customer’s point of view, make customer priorities our own, and seek to elevate the experience of doing business with us.

Consolidated Edison, Inc. Proxy Statement 55

Compensation Discussion and Analysis
Con Edison of New York
The following table shows the Operating Objective targets and the Con Edison of New York's performance relative to the components. Each operational metric constituting the Operating Objectives is weighted 3.5%. The Named Executive Officers excluding Mr. Ketschke have a total Weighting of 30%.

		Performance Hurdles			Payout Leverage			Weighting Earned(11)
Operating Objectives	Operational Metric	Minimum	Target	Maximum	Minimum	Target	Maximum	Year-end Result	Payout Relative to Target	Weighting Earned %

Employee and Public Safety	Significant High Hazard Injuries(1)	100% workplan	NA	0	50%	NA	200%	100% workplan	50%	1.8%
	Gas Made Safe(2)	88.6%	93.6%	99.1%	50%	100%	200%	99.5%	200%	7.0%
Environment and Sustainability	SF6 Gas Emissions(3)	7,200	6,000	5,000	50%	100%	200%	5,682	132%	4.6%
	Clean Energy - Lifetime Tons CO2 Reduced(4)	1,560	1,950	2,145	50%	100%	200%	1,974	112%	3.9%
Operational Excellence	Operating Errors(5)	<=48	44	<=40	50%	100%	200%	35	200%	7.0%
	Reliability Performance Metrics(6)	97%	98%	100%	50%	100%	200%	99.9%	195%	6.8%
	Capital Project Execution(7)	14	17	20	50%	100%	200%	19	167%	5.8%
	Network and non-network SAIFI/CAIDI and Network SAIDI(8)	3	4	4 + <=7.69 (100%) - <=6.16 (200%) performance on Network SAIDI	75%	100%	200%	4	200%	7.0%
Customer Experience	Call Answer Rate(9)	65.0%	67.0%	68.0%	50%	100%	200%	70.0%	200%	7.0%
	Customer Satisfaction(10)	>=3.50	3.8	>=4.20	50%	100%	200%	3.93	133%	4.6%
										55.5%
Footnotes:
(1)Significant High Hazard injuries refers to certain hazardous injuries that can occur within the Con Edison of New York's operations. Workplan refers to targets set within the organization to prevent high hazard injuries from operations.
(2)Gas Made Safe refers to the work that is done to prevent or eliminate gas leaks.
(3)SF6 Gas Emission refers to the company's goal to continue efforts to reduce the amount of SF6 gas lost from operations.
(4)Clean Energy - Lifetime Tons CO2 Reduced measures the lifetime carbon emission reductions from heat pumps installed through Con Edison of New York beneficial electrification programs.
(5)Operating Errors refers to actions or omissions that did or could have resulted in an unsafe working condition or other negative impacts on operations.
(6)Reliability Performance Metrics refers to goals set internally within the organization to achieve certain performance targets.
(7)Capital Project Execution tracks certain identified projects or programs against their set milestones and cost targets.
(8)Network and non-network SAIFI/CAIDI refers to electric reliability performance targets as measured by network and non-network metrics using SAIDI (System Average Interruption Frequency Index) and CAIDI (Customer Average Interruption Duration Index).
(9)Call Answer Rate refers to the percentage of calls answered by a company representative within a specified time of the customer’s request to speak.
(10)Customer Satisfaction refers to the results of customer satisfaction surveys taken at certain set times.
(11)Actual performance of Con Edison of New York relative to the operating objective targets. The payout relative to the operating objectives target is interpolated for actual performance between the minimum, target, and maximum performance target.

56 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis
Orange & Rockland
The following table shows the Operating Objective targets and the Orange & Rockland's performance relative to the components. Each operational metric constituting the Operating Objectives is weighted 3.5%. The Named Executive Officers excluding Mr. Ketschke have a total Weighting of 5%.

		Performance Hurdles			Payout Leverage			Weighting Earned(11)
Operating Objectives	Operational Metric	Minimum	Target	Maximum	Minimum	Target	Maximum	Year-end Result	Payout Relative to Target	Weighting Earned %

Employee and Public Safety	Significant High Hazard Injuries(1)	NA	NA	0	NA	NA	200%	0	200%	7.0%
	Gas Made Safe(2)	>=87%	91.0%	95.0%	50%	100%	200%	91.6%	115%	4.0%
Environment and Sustainability	Lifetime Gross Energy Savings from HP Technology installed through O&R Clean Heat Program(3)	296,000	340,000	370,000	50%	100%	200%	570,626	200%	7.0%
	Clean Energy Interconnection(4)	3	4	4, 5% improvement to targets	75%	100%	200%	4	200%	7.0%
Operational Excellence	Operating Errors (5)	6	4	1	50%	100%	200%	4	100%	3.5%
	Reliability Performance Metrics (6)	NA	NA	100%	NA	NA	200%	100%	200%	7.0%
	Capital Project Execution(7)	12	14	16	50%	100%	200%	16	200%	7.0%
	Network and non-network SAIFI/CAIDI and Network SAIDI(8)	3	4	4, 10% improvement to targets	75%	100%	200%	4	196%	6.8%
Customer Experience	Call Answer Rate(9)	NA	> 60.3%	> 80%	NA	100%	200%	82.8%	200%	7.0%
	PSC Complaint Rate(10)	NA	≤ 1.0	≤0.2	NA	100%	200%	0.34	183%	6.4%
										62.7%
Footnotes:
(1)Significant High Hazard Injuries refers to certain hazardous injuries that can occur within Orange & Rockland's operations.
(2)Gas Made Safe refers to the work that is done to prevent or eliminate gas leaks.
(3)Lifetime Gross Energy Savings from Heat Pump Technology refers to reducing the lifetime gross energy savings from heat pump technologies installed.
(4)Clean Energy Interconnections refers to meeting customer expectations for electric vehicle and solar clean energy interconnections.
(5)Operating Errors refers to actions or omissions that did or could have resulted in an unsafe working condition or other negative impacts on operations.
(6)Reliability Performance Metrics refers to goals set internally within the organization to achieve certain performance targets.
(7)Capital Project Execution tracks certain identified projects or programs against their set milestones for completion and cost targets.
(8)Network and non-network SAIFI/CAIDI refers to electric reliability performance targets as measured by network and non-network metrics using SAIDI (System Average Interruption Frequency Index) and CAIDI (Customer Average Interruption Duration Index).
(9)Call Answer Rate refers to the percentage of calls answered by a company representative within a specified time of the customer’s request to speak.
(10)PSC Complaint Rate refers to Orange & Rockland's compliance with a New York Public Service Commission order targeting certain complaint metrics.
(11)Actual performance of Orange & Rockland relative to the operating objective targets. The payout relative to the operating objectives target is interpolated for actual performance between the minimum, target, and maximum performance target.

Consolidated Edison, Inc. Proxy Statement 57

Compensation Discussion and Analysis
Achievement of 2024 Financial and Operating Objectives
The following table shows, for each Named Executive Officer, whose annual incentive award calculation are discussed starting below, the target Weighting assigned to the Financial and Operating objectives and the Weightings Earned based on achieving those objectives.

	Weighting(1)		Weighting(2)

	Target	Earned	Target	Earned
	(%)	(%)	(%)	(%)

Financial Objectives
Adjusted Earnings Per Share:
Company Earnings Per Share	55	75.9	30	41.4
Adjusted Net Income:
Con Edison of New York Adjusted Net Income	—	—	25	33.5
Other Financial Performance Measures:
Company Operating Budget	10	9.8	—	—
Con Edison of New York Operating Budget	—	—	10	10.3
Operating Objectives:
Con Edison of New York	30	47.6	35	55.5
Orange & Rockland	5	9.0	—	—
TOTAL	100	142.3	100	140.7
Footnotes:
(1)The Weighting applies to the compensation for Messrs. Cawley, Andrews, Hoglund, Sanchez and Ms. Donnley.
(2)The Weighting applies to the compensation for Mr. Ketschke.
2024 Annual Incentive Awards
In February 2025, the Compensation Committee evaluated and determined whether the applicable financial and operating objectives were satisfied for 2024. In assessing performance against the objectives, the Compensation Committee considered actual results achieved against the specific targets associated with each objective and based on the results, determined the 2024 annual incentive awards. In accordance with the terms of the Company’s Executive Incentive Plan, the Compensation Committee did not exercise discretion to adjust (upward or downward) the annual incentive award to be paid to each Named Executive Officer.

58 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis
The following table shows the calculation of the 2024 annual incentive awards for each Named Executive Officer.

	Base Salary (as of December 31, 2024)	œ	Target Percentage	œ	Weight Earned	=	2024 Award
	($)		(%)		(%)		($)

Timothy P. Cawley	1,400,000		125		142.3		2,490,300
Kirkland Andrews	810,000		80		142.3		922,100
Robert Hoglund(1)	925,000		75		142.3		906,300
Matthew Ketschke	824,000		80		140.7		927,500
Deneen L. Donnley	695,700		70		142.3		693,000
Robert Sanchez	585,300		80		142.3		666,200
Footnote:
(1) Mr. Hoglund retired effective December 2, 2024 and his 2024 award is prorated.
Long-Term Incentive Compensation
Awards
Named Executive Officers are eligible to receive equity-based awards under the Company’s long term incentive plan. The Compensation Committee determines the target long-term incentive award value for each Named Executive Officer based on various factors, including:
•recommendations from the Chief Executive Officer for each of the other Named Executive Officers;
•a general assessment of each Named Executive Officer’s performance of his or her responsibilities; and
•the level of long-term incentive compensation compared to key executives in the Company’s compensation peer group companies.
Equity Awards
The Compensation Committee's practice is to approve equity awards under the long-term incentive plan in the first quarter for each year for the Company’s Named Executive Officers. The use of performance-based equity awards by the Compensation Committee aims to further align Named Executive Officer pay opportunities with stockholders’ interests by directly linking pay to the achievement of strong, sustained long-term financial and operating performance.
For 2024, the Compensation Committee determined that the equity-based awards granted to the Named Executive Officers under the Company’s long-term incentive plan would be 70% performance based restricted stock units (“performance units”) and 30% time based restricted stock units (“time-based units”). The Compensation Committee believes that time-based units: (i) align with stockholder interests as their value depends on stock price performance, and (ii) help maintain competitive compensation levels and retain executive talent through a multi-year vesting schedule. According to market data provided by the Compensation Committee’s compensation consultant, this approach aligns with competitive market practices, as over 75% of the Company’s compensation peer group grants some form of non-performance-based long-term incentive compensation to their named executive officers.
Each performance unit awarded to the Named Executive Officers entitle them to receive one share of Company Common Stock, the cash value of one share Company Common Stock or a combination of both, equal to the fair market value for each unit, contingent on meeting certain pre-established long-term performance measures over the performance period. Time-based units entitle them to one share of Company Common Stock per unit, which is scheduled to vest in full at the end of the third calendar year following the grant. Named Executive Officers can defer the receipt of the cash value of the units into the Company’s deferred income plan and/or to defer the receipt of the shares. Dividends are not paid and do not accrue on the units until after the Compensation Committee has approved the results of the related pre-established objectives and the units vest (as applicable).

Consolidated Edison, Inc. Proxy Statement 59

Compensation Discussion and Analysis
2024 LTIP Awards
The target award of performance units awarded to each of the Named Executive Officers (except Mr. Andrews) in 2024 for the performance period that began on January 1, 2024 and ends December 31, 2026, and the number of time-based units awarded to each of the Named Executive Officers in 2024, is shown in the table below.

	Base Salary as of January 1, 2024	œ	2024 Target Award as a Percentage of Base Salary	=	2024 Target Award	÷	Share Price(1)	=	2024 Target Award of Performance Units(2) (rounded)	2024 Target Award of Time-Based Units(2) (rounded)
	($)		(%)		($)		($)		(#)	(#)

Timothy P. Cawley	1,350,000		575		7,762,500		85.67		63,400	27,200
Robert Hoglund(3)	898,100		200		1,796,200		85.67		14,700	6,300
Matthew Ketschke	800,000		300		2,400,000		85.67		19,600	8,400
Deneen L. Donnley	675,400		200		1,350,800		85.67		11,100	4,700
Robert Sanchez	568,300		200		1,136,600		85.67		9,300	4,000
Footnotes:
(1)The share price for the performance-based awards is calculated based on a weighting of 50% of the Company’s stock price excluding dividends and 50% of the Total Shareholder Return. The Total Shareholder Return is calculated based on Monte Carlo Simulations which include inputs for volatility, risk-free rate of return, dividend yield, and historical share prices. Volatility is determined using daily closing stock prices over the period equal to the remaining term of the awards. The risk-free rate of return is the U.S. Department of the Treasury bill rate for the length of time equal to the remaining term of the awards. The LTIP grants for officers are comprised of time-based (30% of grant) and performance-based restricted stock units (70% of grant). A stock price of $81.70 was used to calculate the 2024 LTIP time-based units. The stock price reflects no dividends paid or accumulated during the vesting period. A stock price of $87.37 was used to calculate the 2024 performance-based units. The stock price used was based 50% on Total Shareholder Return via Monte Carlo simulations and 50% on no dividends paid or accumulated during the time period. The blended stock price for the total 2024 LTIP award was $85.67 calculated based on the weighted average of the awards.
(2)In calculating the actual number of performance-based units (70%) and time-based units (30%) granted, the Company employs limited discretion in the award calculation and rounding of shares.
(3)Mr. Hoglund retired effective December 2, 2024.

To induce him to become the Company's Chief Financial Officer, effective July 8, 2024, and in part, to replace forfeited awards with his previous employer, the Compensation Committee awarded Mr. Andrews, a one-time make whole grant of time-based restricted stock units in the amount of 50,893 vesting in 34%, 33% and 33% installments on the first, second and third anniversaries of the date of grant, subject to his continued employment in good standing with the Company on the applicable vesting dates.
2024 Performance-Based Restricted Stock Unit Awards
The actual number of performance units that may be awarded to each Named Executive Officer (other than Mr. Andrews who was not an employee when the units were awarded) for the 2024–2026 performance period may vary, from zero to a maximum of 190% of the 2024 target award, based on the achievement of three performance measures over the performance period as shown in the chart below. The maximum payout of the 2024 performance units (if any) represents the weighted average of each of the performance measures.

60 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis

Consolidated Edison, Inc. Proxy Statement 61

Compensation Discussion and Analysis

	Target Weight (%)	Maximum Payout Relative to Target (%)	Maximum Weighted Result (%)

Total Shareholder Return	50	200	100
Adjusted EPS	30	200	60
Operating Objectives	20	150	30
TOTAL			190

The Compensation Committee (i) determines the actual weighted result at the end of the 2024–2026 performance period and (ii) may exercise negative discretion to adjust the actual performance unit awards to be paid to a Named Executive Officer. The minimum, target, and maximum number of performance units that may be awarded to the Named Executive Officers for the 2024–2026 performance period is shown in the “Grants of Plan-Based Awards Table.”
“Total Shareholder Return.” A 50% target weight is assigned to the cumulative change in the Company’s total shareholder return measure, set forth in the table below, compared with the Company’s compensation peer group as constituted on the date the performance units were granted in 2024. In the event that the companies in the compensation peer group change during the performance period, the Compensation Committee will use the compensation peer group as constituted on the date the performance unit awards are granted. If a company in the compensation peer group ceases to be publicly-traded before the end of the performance period, that company’s total shareholder return will not be used to calculate the total shareholder return portion of the performance unit awards. The Compensation Committee believes that Total Shareholder Return is a performance goal that aligns executive compensation with the creation of stockholder value. The levels of performance units are earned as follows:

	Total Shareholder Return

	Company Percentile	Payout Relative to Target(1)
	Ranking	(%)

Maximum	90th or greater	200
Target	50th	100
Minimum	25th	25
	Below 25th	0
Footnote:
(1)Interpolated for actual performance between minimum, target, and maximum performance.

62 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis
“Adjusted EPS.” A 30% target weight is assigned to the Company’s three-year cumulative Adjusted EPS performance measure, set forth in the table below. The Compensation Committee believes that Adjusted EPS furthers the achievement of strong, sustained long-term financial performance. The levels of performance units to be earned are as follows:

	Three-Year Cumulative Adjusted EPS(1)

	Performance Goal	Payout Relative to Target(2)
	($)	(%)

Maximum	≥ 18.84	200
Target	16.82	100
Minimum	< 14.80	0
Footnotes:
(1)Adjusted EPS (a non-GAAP Financial Measure) is the Company’s adjusted earnings per share, which excludes the impact of certain items from net income determined in accordance with GAAP. Information on how the Company calculates Adjusted EPS is disclosed in the “Reconciliation of Non-GAAP Financial Measures” in Appendix A. Adjusted EPS is referred to therein as “adjusted earnings per share.”
(2)Interpolated for actual performance between minimum, target, and maximum performance.

“Operating Objectives.” A 20% target weight is assigned to the Company’s operating objectives measure, set forth in the table below. The Compensation Committee believes that the operating objectives further long-term reliability and foster environmental sustainability. The levels of performance units are earned as follows:

Operating Objectives (5% weight for each objective below)	Performance Goals

	Minimum	Target(1)	Maximum

Diversity and Inclusion Work Plan	<3	4	6
Cyber Security Work Plan	<3	4	6
Clean Energy Electrification Work Plan	<2	3	5
Clean Energy Transmission Projects	<6	8	10
Payout Relative to Target (%)	0	100	150
Footnote:
(1)The Compensation Committee approves the annual work plan operating objectives. Performance results are based on average achievement of each work plan over the three-year period. In 2024, for the Diversity and Inclusion Work Plan (as modified for 2025, the Workplace Culture Work Plan), the Cyber Security Work Plan and the Clean Energy Electrification Work Plan, the target approved by the Compensation Committee for 2024 applies to the third year of the three-year performance period for the 2022 performance units. The work plan objectives for the Clean Energy Transmission Projects were determined for the three-year period on the grant date of the 2022 performance units.
2024 Time-Based Restricted Stock Unit Awards
For 2024, 30% of each Named Executive Officer’s LTIP award (other than Mr. Andrews who was not employed on the date of grant) was granted in the form of time-based units, which is scheduled to vest in full on December 31, 2026.
Calculation of Payout of 2022 Performance Unit Awards
Following the end of the performance period for each outstanding performance unit, the Compensation Committee reviews the Company’s achievement of the performance measures. The Compensation Committee evaluates and approves the Company’s performance relative to target and authorizes the pay out of the performance units in either cash and/or shares of Company Common Stock (as elected by the Named Executive Officer), based on the attainment of the performance measures. In addition, each Named Executive Officer may elect to defer the receipt of the cash value of the performance units into the Company’s deferred income plan and/or to defer the receipt of the shares.

Consolidated Edison, Inc. Proxy Statement 63

Compensation Discussion and Analysis
For the 2022-2024 performance period, payouts of the performance units for each of the Named Executive Officers, were calculated based on the following non-discretionary formula:

2022 Target Award X 50% X Weighted Results for Total Shareholder Return	2022 Target Award X 30% X Weighted Results for Adjusted EPS	2022 Target Award X 20% X Weighted Results for Operating Objectives	2022 Award
The target award as a percentage of base salary and the target number of performance units awarded to each of the Named Executive Officers in 2022 (other than for Mr. Andrews who was not employed by the Company) for the 2022–2024 performance period is shown in the table below.

	2022 Target Award as a Percentage of Base Salary	2022 Target Award
	(%)	(#)

Timothy P. Cawley	475	49,200
Robert Hoglund	200	13,600
Matthew Ketschke	200	14,000
Deneen L. Donnley	200	10,400
Robert Sanchez	200	8,800
“Total Shareholder Return.” For each of the Named Executive Officers, a 50% target weight was assigned to the cumulative change in the Company’s total shareholder return measure, set forth in the table below, compared with the Company’s compensation peer group as constituted on the date the performance units were granted in 2022.

	Total Shareholder Return

	Company Percentile Rating	Payout Relative to Target(1)	Weight
		(%)	(%)

Maximum	90th or greater	200	100
Target	50th	100	50
Minimum	25th	25	25
	Below 25th	0	0
Actual	58th	120	60
Footnote:
(1)Interpolated for actual performance between minimum, target, and maximum performance.

64 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis
“Adjusted EPS.” For each of the Named Executive Officers, a 30% target weight was assigned to the Company’s three-year cumulative Adjusted EPS performance measure, set forth in the table below. Adjusted EPS (a non-GAAP Financial Measure) is the Company’s adjusted earnings per share, which excludes the impact of certain items from net income determined in accordance with GAAP. Information on how the Company calculates Adjusted EPS is disclosed in the “Reconciliation of Non-GAAP Financial Measures” in Appendix A. Adjusted EPS is referred to therein as “adjusted earnings per share.”

	Three-Year Cumulative Adjusted EPS

	Performance Relative to Target	Performance Goal	Payout Relative to Target(1)	Weight
	(%)	($)	(%)	(%)

Maximum	≥112	≥16.71	200	60
Target	100	14.92	100	30
Minimum	<88	<13.13	0	0
Actual	100.8	15.04	106.7	32.0
Footnote:
(1)The payout was interpolated for actual performance between minimum, target, and maximum performance.
“Operating Objectives.” For each of the Named Executive Officers, a 20% target weight was assigned to the Company’s operating objectives measure, set forth in the table below.

	Performance Goals			Achievement Relative to Target(1)		Payout Relative to Target

Operating Objectives	Minimum	Target	Maximum
2022-2024 (each 5% weight)	(#)	(#)	(#)	(#)	(%)	(%)

Cyber Security Work Plan
2022	< 3	4	6	6	150	—
2023	< 4	5	7	6	125	—
2024	< 3	4	6	6	150	—
Average	—	—	—	—	141.7	7.1
Clean Energy and Electrification Work Plan
2022	< 2	3	5	5	150	—
2023	< 2	3	5	5	150	—
2024	< 2	3	5	3	100	—
Average	—	—	—	—	133.3	6.7
Clean Energy Transmission Projects
2022-2024	< 6	8	10	10	150	7.5

Diversity and Inclusion Work Plan
2022	<2	3	5	5	150	—
2023	<3	4	6	6	150	—
2024	< 3	4	6	6	150	—
Average					150	7.5
ACTUAL PAYOUT					143.8	28.8
Footnote:
(1)The Compensation Committee approved annual work plans in 2022, 2023 and 2024. The performance results are based on the average achievement at the end of the three-year period.

Consolidated Edison, Inc. Proxy Statement 65

Compensation Discussion and Analysis
For each of the Named Executive Officers, the payout of the performance units represents the weighted average of the percentage payout under each of the performance objectives as follows:

	Payout Relative to Target	Target Weight	Weighted Result
	(%)	(%)	(%)

Total Shareholder Return	120.0	50	60.0
Adjusted EPS	106.7	30	32.0
Operating Objectives	143.8	20	28.8
TOTAL	—	100	120.8
The table below shows, for each Named Executive Officer (other than Mr. Andrews), the calculation of the payout with respect to the performance units for the 2022-2024 performance period. The Compensation Committee did not exercise positive or negative discretion to adjust the actual performance unit awards to be paid to any Named Executive Officer. Mr. Andrews was not employed by the Company at the time of grant, and thus, he is not included in the table below.

	2022 Target Award (in Units)	Weighted Result	2022 Actual Award Paid in 2025 (in Units)
	(#)	(%)	(#)

Timothy P. Cawley	49,200	120.8	59,434
Robert Hoglund	13,600	120.8	15,979(1)
Matthew Ketschke	14,000	120.8	16,912
Deneen L. Donnley	10,400	120.8	12,563
Robert Sanchez	8,800	120.8	10,630
Footnote:
(1)Mr. Hoglund's payment is prorated based on his actual period of service from the grant date to the date of his retirement, December 2, 2024, in accordance with the terms of the Company's long term incentive plan.
Total Actual Direct Compensation
The Company’s executive compensation program is primarily performance-based and seeks to align the performance goals with our overall business strategy and objectives. The information shown below supplements the information in the “Summary Compensation Table” which includes several items that reflect accounting or actuarial assumptions rather than compensation actually received by the Named Executive Officers for the performance periods that ended on December 31, 2024. For example, the Summary Compensation Table combines pay actually received or earned (base salary and annual cash incentive awards) with the accounting value of equity compensation granted in 2024, which may be realized in the future or not at all. The Summary Compensation Table is also required to include the change in pension values that are based on actuarial assumptions and not compensation realized until retirement.

66 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis
The table and bar graphs below present elements of pay that Timothy P. Cawley and the other Named Executive Officers, (total, as a group, including Mr. Andrews) actually received (base salary and all other compensation) plus the gross amounts earned under the annual incentive plan for 2024 and upon the vesting of performance units for the 2022-2024 performance period.

	Year	Base Salary	Annual Cash Incentive	Long-term Stock Incentives	All Other Compensation(1)	Total
		($)	($)	($)	($)	($)

Timothy P. Cawley	2024	1,395,833	2,490,300	7,993,638	102,905	11,982.676
All Other NEOs (total, as a group)	2024	3,337,249	4,114,000	11,390,763	587,486	19,429,498
Footnote:
(1)Please refer to the “All Other Compensation” column in the “Summary Compensation Table” for details regarding amounts included.
Anticipated Changes for 2025
The Company remains committed to its diversity, equity and inclusion practices and intends to maintain the benefit that such practices provide to the Company, its customers and its stockholders, while ensuring that such practices and policies are in compliance with law. The Diversity and Inclusion Work Plan, as modified for 2025, the Workplace Culture Work Plan, will reflect this commitment and ensure that our executives are focused on appropriate operating objectives that will continue to drive growth and return value to our stockholders.

Consolidated Edison, Inc. Proxy Statement 67

Compensation Discussion and Analysis
Retirement and Other Benefits
Named Executive Officers are eligible for retirement benefits under certain of the following Company plans depending upon their date of hire and subsequent elections:
•tax-qualified defined benefit pension plan and its related non-qualified supplemental retirement income plan (collectively, the “defined benefit pension plans”), which are closed to new and rehired management employees as of December 31, 2016;
•tax-qualified defined contribution pension plan and its related non-qualified defined contribution supplemental pension plan (collectively, the “defined contribution pension plans”); and
•tax-qualified savings plan and its related non-qualified deferred income plan (collectively, the “savings plans”).
Named Executive Officers are also eligible for the Company’s stock purchase plan and health and welfare plans.
Pension Plans
The Company maintains a tax-qualified defined benefit pension plan that covers substantially all of the Company’s employees, including some of the Named Executive Officers, who were hired before 2017. All management employees, including the Named Executive Officers, whose benefits are limited by the Internal Revenue Code, are eligible to participate in a non-qualified supplemental retirement income plan. The estimated pension benefits payable for those Named Executive Officers (determined on a present value basis) under the defined benefit pension plans are described in the “Defined Benefit Pension Table” and the narrative to the “Defined Benefit Pension Table” on page 78.
As required by SEC rules, the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the “Summary Compensation Table” on pages 71 through 72 sets forth the year-over-year change in the actuarial present value of the accumulated pension benefits for each Named Executive Officer under the defined benefit pension plans.
The change in the actuarial present value of an accumulated pension benefit is subject to many external variables, including fluctuations in interest rates and changes in actuarial assumptions, and does not represent actual compensation paid to the Named Executive Officers in 2024. Instead, the amounts represent changes in the estimated pension benefits payable to the Named Executive Officers based on the year-over-year difference between the amounts required to be disclosed in the “Defined Benefit Pension Table” on page 78 as of December 31, 2024 and the amounts reported in the “Pension Benefits Table” in the 2024 Proxy Statement on page 79 as of December 31, 2023.
The change in the actuarial present value of the accumulated pension benefit for the Company’s President and Chief Executive Officer and Con Edison of New York’s Chief Executive Officer (Mr. Cawley) in 2024 was $3,001,537, which was due to certain variables, including the amount of compensation in the relevant years under the final average salary formula (which did not change for the relevant years), offset by an increase in the assumed discount rate from 5.15% to 5.7%.
The Company also maintains, effective as of January 1, 2017, a defined contribution pension formula within the tax qualified savings plan that, following the closure of the defined benefit pension plan to new management participants, covers all new and rehired management employees of the Company, including Mr. Andrews and Ms. Donnley. The defined contribution pension formula in the savings plan for employees of Con Edison of New York, Orange & Rockland, and Con Edison Transmission provides the same level of Company compensation credits for a participant as the cash balance formula in the defined benefit pension plan. Effective January 1, 2019, the Company established a supplemental defined contribution pension formula which covers all eligible management employees, whose benefits are limited by the Internal Revenue Code, including Mr. Andrews and Ms. Donnley. All Company contributions allocated to the Named Executive Officers under the defined contribution pension formula and the supplemental defined contribution plan are included in the “All Other Compensation” column of the “Summary Compensation Table.”
Savings Plans
The Company maintains a tax-qualified savings plan that covers substantially all of the Company’s employees, including the Named Executive Officers. All management employees, including the Named Executive Officers, whose benefits under the savings plan are subject to the compensation limit in the Internal Revenue Code, are eligible to participate in a deferred income plan, a non-qualified deferred compensation plan. The Internal Revenue Code compensation limit for 2024 was $345,000. Eligible employees, including the Named Executive Officers, may elect to defer a portion of their salary into the deferred income plan. The deferred income plan is described in the narrative to the “Non-Qualified Deferred Compensation Table” on pages 80 through 81 . All Company contributions allocated to the Named Executive Officers under the savings plan and credited under the deferred income plan are included in the “All Other Compensation” column of the “Summary Compensation Table".

68 Consolidated Edison, Inc. Proxy Statement

Compensation Discussion and Analysis
Eligibility for Pension Plans and Savings Plan
The table below indicates the pension plans and savings plans that each Named Executive Officer participates in or will accumulate retirement benefits under based on date of hire and subsequent elections.

	Defined Benefit Pension Plans			Defined Contribution Plans

	Final Average Pay Formula	Cash Balance Formula	Supplemental Retirement Income Plan	Thrift Savings Plan	Defined Contribution Pension Formula	Supplemental Defined Contribution Pension Formula

Timothy P. Cawley
Kirkland Andrews
Robert Hoglund(1)
Matthew Ketschke
Deneen L. Donnley
Robert Sanchez
Footnote:
(1)Upon his retirement effective December 2, 2024, Mr. Hoglund ceased participation in the Defined Contribution Pension Formula and the Company stopped contributions on his behalf.
Stock Purchase Plan
The Company’s stock purchase plan covers substantially all of the Company’s employees, including the Named Executive Officers, and provides the opportunity to purchase shares of Company Common Stock at a discount. The stock purchase plan is described in Note O to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Health and Welfare Plans
Active employee benefits, such as medical, prescription drug, dental, vision, life insurance, and disability coverage, are available to substantially all employees, including the Named Executive Officers, through the Company’s health and welfare benefits plans. Employees contribute toward the cost of most of the health plans by paying a portion of the premium costs on a pre-tax basis. Employees may purchase additional life insurance and disability coverage on an after-tax basis. Officers, including the Named Executive Officers, may purchase supplemental health benefits on an after-tax basis. All management employees hired prior to 2001 who receive pension benefits under the final average salary formula are eligible to receive subsidized retiree medical benefits. The Company also provides all employees with paid time-off benefits, such as vacation and sick leave.
Perquisites and Personal Benefits
The Company provides certain officers, including the Named Executive Officers, with limited perquisites that are competitive with industry practices. The Compensation Committee reviews the level of perquisites and personal benefits annually. The Company provides perquisites including those listed below, the costs of which, if used by a Named Executive Officer in 2024, are set forth in the “All Other Compensation” column of the “Summary Compensation Table” herein.
•supplemental health insurance;
•reimbursement for reasonable costs of financial planning;
•personal security protection costs for certain of the Named Executive Officers as deemed necessary based on current risk assessments, and
•a company vehicle and, in the case of the Chief Executive Officer, a company vehicle and driver.

Consolidated Edison, Inc. Proxy Statement 69

Compensation Discussion and Analysis
Severance and Change in Control Benefits
The Company provides for the payment of severance benefits upon certain types of employment terminations. Providing severance and change in control benefits assists the Company in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus, enhancing long-term stockholder value. The compensation under the various circumstances that trigger payments or provision of benefits upon termination or a change in control was chosen to be broadly consistent with prevailing competitive practices.
Officers of the Company, including the Named Executive Officers, are provided benefits under the officers’ severance program. The estimated severance benefits that each Named Executive Officer would be entitled to receive upon a hypothetical termination of employment are described in footnotes (2) and (3) to the “Potential Payments Upon Termination of Employment or Change in Control table" on pages 82 through 85.
Risk Mitigation
Stock Ownership Guidelines
The Company has stock ownership guidelines for senior officers, including the Named Executive Officers. The stock ownership guidelines for the Company’s Named Executive Officers were as follows:

Multiple of Base Salary

Timothy P. Cawley	6x
Kirkland Andrews	3x
Robert Hoglund (retired)	3x
Matthew Ketschke	3x
Robert Sanchez	2x
Deneen L. Donnley	2x
Under the Company’s stock ownership guidelines, officers of the Company subject to the guidelines have five years from January 1st after their appointment to one of the covered titles to achieve the required salary multiple. In January 2025, it was determined that, as of December 31, 2024, all of current Named Executive Officers either met their ownership guideline or are making reasonable progress toward their guideline.
For purposes of the guidelines:
•“Stock ownership” includes the value of the officers’ individually-owned shares, the value of unvested time-based restricted shares, vested performance-based restricted shares, and shares held under the Company’s benefit plans. Performance-based restricted stock units do not vest until determined by the Compensation Committee.
•“Net shares” means the shares remaining after sale of shares necessary to pay the related tax liability and, if applicable, exercise price.
•While stock options may be granted under the Company’s long term incentive plan, the Company has no outstanding stock options.
•The officers covered by the guidelines are expected to retain for at least one year a minimum of 25% of the net shares acquired upon exercise of stock options and 25% of the net shares acquired pursuant to all restricted stock until their holdings of Company Common Stock equal or exceed their applicable ownership guidelines.
•The one-year period is measured from the date the stock options are exercised or the restricted stock or restricted stock units vest, as applicable.

70 Consolidated Edison, Inc. Proxy Statement

No Hedging and No Pledging
To encourage a long-term commitment to the Company’s sustained performance, the Company’s Insider Trading Policy prohibits all employees and Directors from shorting, hedging, and pledging Company securities or holding Company securities in a margin account as collateral for a loan.
Recoupment (Clawback) Policy
In November 2023, the Company adopted a new recoupment policy to comply with the final Dodd-Frank clawback rules adopted by the SEC and the New York Stock Exchange (the “Dodd-Frank Policy”). Under the Dodd-Frank Policy, in the event that the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under U.S. securities law, the policy provides (with limited exceptions) that the Company recover compensation from each current or former executive officer who, during the three fiscal years preceding the date the Company is required to file the accounting restatement, received compensation from incentive awards based on the erroneous financial data that exceeds the amount of incentive-based compensation the executive would have received based on the restatement. The Committee has sole discretion to determine how to seek recovery under the policy and may forgo recovery if it determines it would be impracticable and either the cost of recovery would exceed the amount sought to be recovered, or that recovery would cause an otherwise tax-qualified retirement plan broadly available to our employees to fail to meet applicable tax qualification requirements. A copy of the Dodd-Frank Policy was included as an exhibit in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
In November 2023, the Company also adopted the Supplemental Officer Clawback Policy (“Supplemental Policy”), which is applicable to all current and former executive officers of the Company as well as all officers of the Company and selected subsidiaries. The Supplemental Policy is applicable to all cash and equity incentive-based compensation (including equity awards not based on performance) and is effective with respect to equity awards granted on or after January 1, 2024 and to annual cash incentive awards with performance periods beginning on or after January 1, 2024. The Supplemental Policy provides the Committee with the sole discretion to determine to seek recovery in the event of a material accounting restatement for the preceding three fiscal years and for certain “cause” events occurring during the preceding one-year period. The policy is intended to reduce potential risks associated with the Company’s compensation programs and to align with the long-term interests of officers and stockholders.
Tax Deductibility of Pay
Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a tax deduction for compensation in excess of $1 million payable in any fiscal year to the corporation’s chief executive officer and other “covered employees,” as defined in Section 162(m). While our executive compensation program has sought to maximize the tax deductibility of compensation payable to the Named Executive Officers to the extent permitted by law, the Compensation Committee continues to retain flexibility to make compensation decisions that are driven by market competitiveness and based on the other factors discussed in this Compensation Discussion and Analysis when necessary or appropriate (as determined by the Compensation Committee in its sole discretion) to enable the Company to continue to attract, retain, reward, and motivate its highly qualified executives.

Consolidated Edison, Inc. Proxy Statement 71

Summary Compensation Table
Summary Compensation Table
The following table sets forth certain information with respect to the compensation for the Named Executive Officers for the fiscal years ended December 31, 2024, 2023, and 2022.

Name & Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Securities and Exchange Commission Total(5)	Securities and Exchange Commission Total Without Change in Pension Value(6)
		($)	($)	($)	($)	($)	($)	($)

Timothy P. Cawley President and Chief Executive Officer of the Company and Chief Executive Officer, Con Edison of New York	2024	1,395,833	7,993,638	2,490,300	3,001,537	102,905	14,984,213	11,982,676
	2023	1,345,833	6,661,780	2,261,250	5,828,405	79,603	16,176,871	10,348,466
	2022	1,295,833	6,076,950	2,136,900	—	82,614	9,592,297	9,592,297
Kirkland Andrews(7) Senior Vice President and Chief Financial Officer of the Company and Con Edison of New York	2024	388,125	4,500,000	922,100	—	42,561	5,852,786	5,852,786
Robert Hoglund(8) Former Senior Vice President and Chief Financial Officer of the Company and Con Edison of New York	2024	849,233	1,852,830	906,300	123,516	256,017	3,987,896	3,864,380
	2023	895,225	1,687,770	902,600	163,493	259,354	3,908,442	3,744,949
	2022	861,500	1,684,782	851,700	—	245,736	3,643,718	3,643,718
Matthew Ketschke President, Con Edison of New York	2024	822,000	2,470,440	927,500	1,067,504	54,131	5,341,575	4,274,071
	2023	789,000	1,625,260	772,500	1,658,695	48,537	4,893,992	3,235,297
	2022	666,167	1,726,692	677,100	—	41,140	3,111,099	3,111,099
Deneen L. Donnley Senior Vice President and General Counsel of the Company and Con Edison of New York	2024	694,008	1,394,034	693,000	—	196,318	2,977,360	2,977,360
	2023	673,233	1,268,060	633,600	—	180,457	2,755,350	2,755,350
	2022	647,817	1,290,828	597,800	—	173,018	2,709,463	2,709,463
Robert Sanchez President, Shared Services, Con Edison of New York (as of April 1, 2024)	2024	583,883	1,173,459	666,200	106,032	38,459	2,568,033	2,461,601
	2023	566,475	1,062,670	613,700	1,314,906	39,179	3,596,930	2,282,024
	2022	545,075	1,089,660	641,200	—	37,282	2,313,217	2,313,217
Footnotes:
(1)The stock awards, other than the award for Mr. Andrews' dated July 8, 2024, include both time-based and performance-based stock units. For the performance-based units, dividends and dividend equivalents are not paid and do not accrue on awards until after the Compensation Committee has approved the results of the pre-established objectives. For time-based units, dividends and dividend equivalents do not accrue on unvested awards. The aggregate grant date value is computed in accordance with FASB ASC Topic 718 and reflects the assumptions used for the Company’s financial statements. (See Note O to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.) The actual value to be realized, if any, for performance-based awards made to the Named Executive Officers will depend on the satisfaction of certain pre-established objectives, the performance of Company Common Stock, and for the time-based awards, on the Named Executive Officer’s continued service. The awards granted for fiscal year 2024 are set forth on the “Grants of Plan-Based Awards Table.” Based on the fair value per share at grant date, the following are the maximum potential values of the performance units granted under the long term incentive plan to each Named Executive Officer for the 2024–2026 performance period, assuming the maximum level of performance is achieved: Mr. Cawley $10,700,462; Mr. Hoglund $2,481,022; Mr. Ketschke $3,308,029; Ms. Donnley $1,873,425; and Mr. Sanchez $1,569,626. Mr. Andrews is not included because he was not employed by the Company at the time the performance units were granted. The amount shown for Mr. Hoglund's amount reflects the full amount of his performance unit awards taking into consideration the forfeiture and the future payout of his performance unit awards will be pro-rated in accordance with the terms of the Company's long term incentive plan to reflect the portion of the period for which he was employed. Mr. Hoglund retired effective December 2, 2024.
(2)The amounts reflected were awarded under the annual incentive plan.

72 Consolidated Edison, Inc. Proxy Statement

(3)Amounts do not represent actual compensation received. Instead, the amounts represent the aggregate changes to the actuarial present value for Messrs. Cawley, Ketschke, and Sanchez, and the change in account balance for Mr. Hoglund of the accumulated pension benefit based on the difference between the amounts required to be disclosed in the “Pension Benefits Table” for the year indicated and the amounts reported or that would have been reported in the “Pension Benefits Table” for the previous year.
(4)For 2024, the amount reported in the “All Other Compensation” column for each Named Executive Officers is as follows:

	Timothy P. Cawley	Kirkland Andrews	Robert Hoglund	Matthew Ketschke	Deneen L. Donnley	Robert Sanchez
	($)	($)	($)	($)	($)	($)

Personal use of Company provided vehicle	14,653	2,705	4,368	13,750	4,850	7,093
Driver or other transportation related costs	9,448	—	—	—	—	—
Security-related costs	17,929	—	—	—	—	—
Financial planning	19,000	—	13,357	13,700	13,700	13,700
Supplemental health insurance	—	—	852	2,021	428	—
Relocation costs	—	12,272	—	—	—	—
Tax gross-up on relocation costs	—	8,747	—	—	—	—
Company matching contributions:
Qualified savings plan	10,350	—	14,469	10,350	19,168	10,350
Non-qualified deferred income plan	31,525	—	30,377	14,310	20,941	7,316
Company non-elective contributions:
Qualified defined contribution pension formula	—	10,506	31,206	—	13,538	—
Non-qualified defined contribution pension formula	—	8,331	161,388	—	123,693	—
Total	102,905	42,561	256,017	54,131	196,318	38,459
The value of the items in the table are based on the aggregate incremental cost, which, except for the Company-provided vehicle, is the actual cost to the Company from providing such benefits. The cost of the Company-provided vehicle was determined based on the personal use of the vehicle as a percentage of total usage compared to the lease value of the vehicle. The Company did not provide above-market or preferential earnings with respect to the non-qualified deferred compensation arrangements. Includes for Mr. Andrews, relocation expenses and related tax gross up which were paid or accrued in 2024.
(5)Represents, for each Named Executive Officer, the total of all other columns of the table under the applicable SEC rules.
(6)To show the effect that the year-over-year change in pension value had on total compensation, this column is included to show total compensation minus the change in pension value. The amounts reported in the “SEC Total Without Change in Pension Value” column may differ substantially from the amounts reported in the “SEC Total” column required under SEC rules and are not a substitute for total compensation. The “SEC Total Without Change in Pension Value” column represents total compensation, as required under applicable SEC rules, minus the change in pension value reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column.
(7)Mr. Andrews was not an employee of the Company for 2022 and 2023 and his salary as listed above represents the period from his start date, July 8, 2024 to December 31, 2024. As discussed further on page 50, to induce him to become the Company's Chief Financial Officer, and in part, to replace forfeited awards with his previous employer, the MD&C approved a one-time make whole grant for Mr. Andrews in the amount of $4,500,000, which resulted in 50,893 time-based restricted stock units scheduled to vest in 34%, 33% and 33% installments on the first, second and third anniversaries, respectively. The vesting is subject to his continued employment in good standing with the Company on the applicable vesting dates.
(8)Mr. Hoglund retired effective December 2, 2024. The salary reflected is for the period from January 1 to December 2, 2024.

Consolidated Edison, Inc. Proxy Statement 73

Grants of Plan-Based Awards Table
Grants Of Plan-Based Awards Table
The following table sets forth certain information with respect to the grant of equity plan awards and non-equity incentive plan awards awarded to the Named Executive Officers for the fiscal year ended December 31, 2024.

Name & Principal Position		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units(3)	Grant Date Fair Value of Stock Awards(4) ($)

	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Timothy P. Cawley President and Chief Executive Officer of the Company and Chief Executive Officer, Con Edison of New York	2/14/2024	875,000	1,750,000	3,500,000	19,020	63,400	120,460		5,631,822
	2/14/2024							27,200	2,361,816
Kirkland Andrews(5) Senior Vice President and Chief Financial Officer of the Company and Con Edison of New York		324,000	648,000	1,296,000
	7/8/2024							50,893	4,500,000
Robert Hoglund Former Senior Vice President and Chief Financial Officer of the Company and Con Edison of New York	2/14/2024	317,992	635,983	1,271,967	4,410	14,700	27,930		1,305,801
	2/14/2024							6,300	547,029
Matthew Ketschke President, Con Edison of New York	2/14/2024	329,600	659,200	1,318,400	5,880	19,600	37,240		1,741,068
	2/14/2024							8,400	729,372
Deneen L. Donnley Senior Vice President and General Counsel of the Company and Con Edison of New York	2/14/2024	243,500	487,000	974,000	3,330	11,100	21,090		986,013
	2/14/2024							4,700	408,021
Robert Sanchez President, Shared Services, Con Edison of New York	2/14/2024	234,100	468,200	936,400	2,790	9,300	17,670		826,119
	2/14/2024							4,000	347,340
Footnotes:
(1)Represents the annual cash incentive award opportunity awarded under the Company’s annual incentive plan.

74 Consolidated Edison, Inc. Proxy Statement

(2)Except for Mr. Andrews who was not employed by the Company on the date of grant, represents grants of performance-based units for the 2024–2026 performance period granted under the Company’s long term incentive plan. Based on the fair value at grant date, the following are the maximum potential values of the performance-based units granted to each Named Executive Officer under the long term incentive plan for the 2024-2026 performance period, assuming the maximum level of performance is achieved: Mr. Cawley $10,700,462; Mr. Hoglund $2,481,022; Mr. Ketschke $3,308,029; Ms. Donnley $1,873,425; and Mr. Sanchez $1,569,626. The amounts shown for Mr. Hoglund reflect the full amount of his performance unit award; however, in accordance with the terms of the Company's long term incentive plan, the future payout of his performance unit award will be pro-rata based on the actual period of service from the grant date to the date of his retirement (December 2, 2024). Had the amounts shown for Mr. Hoglund's performance been pro-rated, his Threshold, Target and Maximum would have been 1,356, 4,520 and 8,588 shares respectively; the grant date fair value would have been $401,512; and the maximum potential value would have been $762,872.
(3)Represents the grant of time-based units to vest in full on December 31, 2026, except with respect to the one-time make whole grant of time-based units to Mr. Andrews which vest in 34%, 33% and 33% installments on the first, second and third anniversaries of the date of grant, respectively, to replace forfeited awards with his previous employer.
(4)The “Grant Date Fair Value of Stock Awards” column for the reflects the grant date fair value of the performance units for the NEOs for the 2024–2026 performance period and the grant date fair value of the time-based units.
(5)For information on the fair value of Mr. Andrews' stock awards, please refer to footnote (7) of the Summary Compensation Table.

Consolidated Edison, Inc. Proxy Statement 75

Outstanding Equity Awards Table
The following table sets forth certain information with respect to all unvested stock awards previously awarded to the Named Executive Officers as of the fiscal year ended December 31, 2024.

	STOCK AWARDS

	Equity Incentive Plan Awards: Number of unearned shares, units or other rights held that have not vested	Equity Incentive Plan Awards: Market or Payout Value of unearned shares, units or other rights that have not vested(1)
Name & Principal Position	(#)	($)

Timothy P. Cawley President and Chief Executive Officer of the Company and Chief Executive Officer, Con Edison of New York	52,200(2)	4,657,806
	22,400(3)	1,998,752
	63,400(4)	5,657,182
	27,200(5)	2,427,056
Kirkland Andrews Senior Vice President and Chief Financial Officer of the Company and Con Edison of New York	50,893(6)	4,541,182
Robert Hoglund Former Senior Vice President and Chief Financial Officer of the Company and Con Edison of New York	13,200(2)(7)	1,177,836
	5,700(3)(7)	508,611
	14,700(4)(7)	1,311,681
	6,300(5)(7)	562,149
Matthew Ketschke President, Con Edison of New York	12,700(2)	1,133,221
	5,500(3)	490,765
	19,600(4)	1,748,908
	8,400(5)	749,532
Deneen L. Donnley Senior Vice President and General Counsel of the Company and Con Edison of New York	9,900(2)	883,377
	4,300(3)	383,689
	11,100(4)	990,453
	4,700(5)	419,381
Robert Sanchez President, Shared Services, Con Edison of New York	8,300(2)	740,609
	3,600(3)	321,228
	9,300(4)	829,839
	4,000(5)	356,920
Footnotes:
(1)The value was calculated using the closing price of the Company’s Common Stock on December 31, 2024 of $89.23 per share.
(2)The number of performance units and payment amount of the performance units will be determined as of December 31, 2025 based on satisfaction of performance goals for the 2023–2025 performance cycle.
(3)Represents time-based units that will vest in full on December 31, 2025, subject to continued service.
(4)The number of performance units and payment amount of the performance units will be determined as of December 31, 2026 based on satisfaction of performance goals for the 2024–2026 performance cycle.
(5)Represents time-based units that will vest in full on December 31, 2026, subject to continued service.
(6)Represents the one-time make whole grant of time-based restricted stock units scheduled to vest in 34%, 33% and 33% installments on the first, second and third anniversaries of the date of grant, respectively.
(7)Mr. Hoglund retired effective December 2, 2024. The amounts shown for him reflect the full amount of his performance awards; however, in accordance with the terms of the Company's long term incentive plan, the future payout of his performance unit awards will be pro-rated based on the actual period of service from the grant date until the date of his retirement. Had the amounts shown for Mr. Hoglund's performance unit awards been pro-rated, the number and value of the time-based units scheduled to vest on December 31, 2025 and 2026, are 3,563, $317,926 and 1,755, and $156,599, respectively, and the number and value on December 31, 2024 of the performance-based units for the 2023-2025 and 2024-2026 performance cycles would have been 8,455 and 4,520 units; and valued at $754,440 and $403,320, respectively.

76 Consolidated Edison, Inc. Proxy Statement

Option Exercises and Stock Vested Table
The following table sets forth certain information with respect to all stock awards vested in 2024 for the Named Executive Officers.

STOCK AWARDS

	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name & Principal Position	(#)	($)

Timothy P. Cawley President and Chief Executive Officer of the Company and Chief Executive Officer, Con Edison of New York	23,300(1)	2,077,428(1)
	59,434(2)	5,691,400(2)
Robert Hoglund Former Senior Vice President and Chief Financial Officer of the Company and Con Edison of New York	6,314(1)	562,956(1)
	15,979(2)	1,530,149(2)
Matthew Ketschke President, Con Edison of New York	6,600(1)	588,456(1)
	16,912(2)	1,619,493(2)
Deneen L. Donnley Senior Vice President and General Counsel of the Company and Con Edison of New York	5,000(1)	445,800(1)
	12,563(2)	1,203,033(2)
Robert Sanchez President, Shared Services, Con Edison of New York	4,200(1)	374,472(1)
	10,630(2)	1,017,929(2)
Footnotes:
(1)Represents the vesting of each Named Executive Officer’s (except for Mr. Andrews who was not employed on the date of grant and therefore not included in the table) time-based stock unit award for the 2022–2024 period, valued at $89.16, the closing price of the Company’s Common Stock on December 30, 2024, the day before vesting, in accordance with the terms of the Company's long term incentive plan. The vesting on Mr. Hoglund's stock awards was pro-rated based on his actual period of service from the grant date to the date of his retirement (December 2, 2024), in accordance with the terms of the Company's long term incentive plan.
(2)Represents the vesting of each Named Executive Officer’s (except for Mr. Andrews who was not employed on the date of grant and therefore not included in the table) performance unit award for the 2022–2024 performance period, valued at $95.76, the closing price of the Company’s Common Stock on February 18, 2025. The actual number of shares received by each Named Executive Officer for the performance unit awards will depend upon the performance of the metrics and each individual’s payout election under the Company’s long term incentive plan. The vesting on Mr. Hoglund's stock awards was pro-rated based on his actual period of service from the grant date to the date of his retirement, December 2, 2024, in accordance with the terms of the Company's long term incentive plan.

Consolidated Edison, Inc. Proxy Statement 77

Pension Plan Benefits
Pension Benefits
Pension Plan Benefits
The tax-qualified defined benefit pension plan covers the Named Executive Officers hired before 2017 . The defined benefit pension plan was closed to new management and rehired management employees as of December 31, 2016 and, as a result, excludes Mr. Andrews and Ms. Donnley. The supplemental retirement income plan provides certain highly compensated employees, including the Named Executive Officers, whose benefits are limited by the Internal Revenue Code, with that portion of their defined benefit pension benefit that represents the difference between: (i) the amount they would have received under the defined benefit pension plan absent Internal Revenue Code limitations; and (ii) the amount actually paid from the defined benefit pension plan. All amounts under the supplemental retirement income plan are paid out of the Company’s general assets.
For management employees who participate in the defined benefit pension plan and who were hired before January 1, 2001, including Messrs. Cawley, Ketschke, and Sanchez, pension benefits are based on: (i) the participant’s highest average salary for 48 consecutive months within the 120 consecutive months prior to retirement (“final average salary”); (ii) the portion of final average salary in excess of the Social Security Wage Base ($168,600 for 2024) in the year of retirement; and (iii) the participant’s length of service. For purposes of the supplemental retirement income plan’s final average salary formula, a participant’s salary for a year is deemed to include any award under the Company’s annual incentive plans paid for that year. Participants in the retirement plan’s final average salary formula whose age and years of service equal 75, including Messrs. Cawley, Ketschke, and Sanchez, are entitled to an immediate or deferred lifetime annuity or a lump sum. Employees receiving retirement benefits under the final average salary formula are eligible to receive subsidized retiree medical benefits upon retirement.
For management employees who participate in the defined benefit pension plan and who were hired on or after January 1, 2001 but before January 1, 2017, including Mr. Hoglund, pension benefits are based on a cash balance formula that is expressed as a hypothetical account balance. Under the defined benefit pension plan’s cash balance formula, the Company provides each participant with two allocations: (i) an allocation based on the participant’s annual compensation (a compensation credit) and (ii) an allocation based on an interest percentage (an interest credit). The compensation credit percent, which can range from 4% to 7% depending on the participant’s age and years of service, is applied to the participant’s compensation during the quarter. In addition, a participant whose compensation exceeds the Social Security Wage Base will receive a 4% credit on the amount of his or her compensation that exceeds the Social Security Wage Base. Cash balance accounts receive a quarterly interest credit at a rate equal to one-quarter (1/4) of the annual interest rate payable on the 30-year U.S. Treasury bond, subject to a minimum annual rate of 3% and a maximum annual rate of 9%. Benefit distributions are made in the form of an immediate or deferred lifetime annuity or a lump sum payment.
Management employees hired or rehired by Con Edison of New York, Orange & Rockland, or Con Edison Transmission, on or after January 1, 2017, including Mr. Andrews and Ms. Donnley, participate in the defined contribution pension formula within the savings plan. Until December 31, 2021, management employees covered under the cash balance formula in the defined benefit plan could have made an election to earn future retirement benefits under the defined contribution pension formula in the savings plan rather than the defined benefit pension plan. Effective January 1, 2018, after 14 years of credited service under the cash balance formula in the defined benefit plan, Mr. Hoglund made this election and his first contribution to the defined contribution pension formula in the savings plan took effect on April 1, 2018. The Company continues to provide Mr. Hoglund’s cash balance account in the defined benefit pension plan with interest credits attributable to his account balance prior to January 1, 2018.

78 Consolidated Edison, Inc. Proxy Statement

The defined contribution pension formula in the savings plan for employees of Con Edison of New York, Orange & Rockland, and Con Edison Transmission provides the same level of Company compensation credits for a participant as the cash balance formula in the defined benefit pension plan. Under the defined contribution pension formula in the savings plan, participating employees make their own investment elections and are responsible for their own investment results. The following table shows how the compensation credit is calculated for Messrs. Andrews and Hoglund and Ms. Donnley.

Age Plus Years of Service	Crediting Rate on Compensation	Plus	Crediting Rate on Compensation Above Social Security Wage Base
	(%)	+	(%)

At Least 50 but less than 65	6		4
65 and Over	7		4
Defined Benefit Pension Table
The following table shows certain pension benefits information for each Named Executive Officer, except for Mr. Andrews and Ms. Donnley (who were not eligible for the plan) as of December 31, 2024.

Name & Principal Position	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments during Last Fiscal Year
		(#)	($)	($)

Timothy P. Cawley President and Chief Executive Officer of the Company and Chief Executive Officer, Con Edison of New York	Retirement Plan	38	2,076,519	—
	Supplemental Retirement Income Plan	38	19,555,961	—
Robert Hoglund(2) Former Senior Vice President and Chief Financial Officer of the Company and Con Edison of New York	Retirement Plan	14	424,005	—
	Supplemental Retirement Income Plan	19	2,257,074	—
Matthew Ketschke President, Con Edison of New York	Retirement Plan	30	1,304,447	—
	Supplemental Retirement Income Plan	30	4,438,856	—
Robert Sanchez President, Shared Services, Con Edison of New York	Retirement Plan	35	2,030,717	—
	Supplemental Retirement Income Plan	35	5,640,487	—
Footnotes:
(1)Amounts were calculated as of December 31, 2024 using the assumptions that were used for the Company’s financial statements. (See Note E to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for material assumptions).
(2)As part of Mr. Hoglund’s employment offer in 2004, the Company provided him with an additional ten years of service to offset part of the long-term incentives forfeited upon leaving his previous employer. Five of the additional ten years of service vested on April 1, 2014 after he completed ten years of continuous employment and were credited to the supplemental retirement income plan. The remaining five years would have vested on April 1, 2019 after he completed 15 years of continuous service. However, effective January 1, 2018, after 14 years of credited service under the cash balance formula in the defined benefit plan, Mr. Hoglund elected to participate in the defined contribution pension formula in the savings plan. As a result, Mr. Hoglund’s years of credited service under the cash balance formula were frozen effective April 1, 2018. The remaining five years of service were credited under the defined contribution pension formula in the savings plan. Mr. Hoglund retired effective December 2, 2024.

Consolidated Edison, Inc. Proxy Statement 79

Non-Qualified Deferred Compensation
Non-Qualified Deferred Compensation
Deferred Income Plan
All management employees, including the Named Executive Officers, whose benefits under the tax-qualified savings plan, are described on page 67, are subject to the compensation limit in the Internal Revenue Code, are eligible to participate in a deferred income plan, a non-qualified deferred compensation plan. (The Internal Revenue Code limit for 2024 was $345,000.) The deferred income plan permits participating employees, including the Named Executive Officers, to defer on a before-tax basis: (i) up to 50% of their base salary; (ii) all or a portion of their annual incentive award; and (iii) the cash value of any restricted stock unit awards. Under the deferred income plan, the Company credits participating employees with a Company matching contribution on that portion of their contributions that cannot be matched under the tax-qualified savings plan because of Internal Revenue Code limitations. Participants whose benefits under the defined contribution pension formula in the savings plan were subject to the compensation limits in the Internal Revenue Code in 2018, received those benefits in the deferred income plan.
Earnings on amounts contributed under the deferred income plan reflect investment in accordance with participating employees’ investment elections. Deferrals and any earnings thereon are always 100% vested. Company non-elective contributions vest 100% three years after a participating employee’s date of hire.
There were no above-market or preferential earnings with respect to the deferred income plan. Individuals participating in the deferred income plan may elect to receive the performance of institutionally-managed funds. Participants may change their investment allocation once per calendar quarter. All amounts distributed from the deferred income plan are paid out of the Company’s general assets.
Savings Plan
Employees who participate in the savings plan, including the Named Executive Officers, may contribute up to 50% of their compensation on a before-tax basis and/or an after-tax basis, into their savings plan accounts. For Messrs. Cawley, Ketschke, and Sanchez, whose pension benefit is based on the final average salary formula in the defined benefit pension plan, the Company matches 50% for each dollar contributed by participating employees on the first 6% of their regular earnings. For Messrs. Andrews and Hoglund and Ms. Donnley, each of whom participates in the defined contribution pension formula in the savings plan, the Company matches 100% for each dollar contributed by such participating employees on the first 4% of their regular earnings plus an additional 50% for each dollar contributed on the next 4% of their regular earnings.
Under the defined contribution pension formula in the savings plan, the Company makes non-elective employer contributions for employees of Con Edison of New York, Orange & Rockland, and Con Edison Transmission at the same level as it would under the cash balance formula in the defined benefit pension plan.
Management employees who participate in the defined contribution pension formula and are subject to Internal Revenue Code limits, are eligible to participate in the supplemental defined contribution pension formula.
The cash balance formula and the defined contribution pension formula are both described in the narrative to the “Defined Benefit Pension Table” on page 78.
Amounts deferred under the savings plan and the deferred income plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table.” Company matching contributions and non-elective contributions under the defined contribution pension formula to the Named Executive Officers under the savings plan and the deferred income plan are shown in the “All Other Compensation” column of the “Summary Compensation Table.” Amounts realized upon vesting of stock awards that were deferred into the deferred income plan, if any, are shown on the “Value Realized on Vesting” column of the “Option Exercises and Stock Vested Table” on page 76.

80 Consolidated Edison, Inc. Proxy Statement

Non-Qualified Deferred Compensation
Non-Qualified Deferred Compensation Table
The following table sets forth certain information with respect to non-qualified deferred compensation for each Named Executive Officer as of December 31, 2024.

Name & Principal Position	Plan Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings/ (Losses) in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
		($)	($)	($)	($)	($)

Timothy P. Cawley President and Chief Executive Officer of the Company and Chief Executive Officer, Con Edison of New York	Deferred Income Plan	63,050	31,525	457,550	—	2,931,658
Kirkland Andrews Senior Vice President and Chief Financial Officer of the Company and Con Edison of New York	Deferred Income Plan	—	—	—	—	—
	Supplemental Defined Contribution Pension Formula in Savings Plan	—	8,331	51	—	8,382
Robert Hoglund Former Senior Vice President and Chief Financial Officer of the Company and Con Edison of New York	Deferred Income Plan	1,650,914	30,377	2,774,770	—	12,062,825
	Supplemental Defined Contribution Pension Formula in Savings Plan	—	168,951	230,032	—	2,040,785
Matthew Ketschke President, Con Edison of New York	Deferred Income Plan	28,620	14,310	51,062	—	251,881
Deneen L. Donnley Senior Vice President and General Counsel of the Company and Con Edison of New York	Deferred Income Plan	27,921	20,941	48,621	—	555,080
	Supplemental Defined Contribution Pension Formula in Savings Plan	—	123,695	50,804	—	516,672
Robert Sanchez President, Shared Services, Con Edison of New York	Deferred Income Plan	14,633	7,316	69,036	—	346,367
Footnotes:
(1)Amounts set forth under “Executive Contributions in Last FY” column are reported in either: (i) the “Salary” column of the “Summary Compensation Table” on pages 71 through 72; (ii) the “Value Realized on Vesting” column of the “Option Exercises and Stock Vested Table” on page 76; or (iii) the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” of the Company’s Proxy Statements for its 2024 and 2025 annual meetings of stockholders, as applicable. Mr. Andrews did not choose to participate in the Deferred Income Plan in 2024.
(2)The amounts set forth under the “Registrant Contributions in Last FY” column are reported in the “All Other Compensation” column of the “Summary Compensation Table” on pages 71 through 72.
(3)Represents earnings or losses on accounts for fiscal year 2024. No amounts set forth under “Aggregate Earnings/(Losses) in Last FY” column have been reported in the “Summary Compensation Table” on pages 71 through 72, as there were no above-market or preferential earnings credited to any Named Executive Officer’s account.

Consolidated Edison, Inc. Proxy Statement 81

(4)Aggregate account balances in the non-qualified deferred compensation plans as of December 31, 2024:

Deferred Income Plan	Timothy P. Cawley	Kirkland Andrews	Robert Hoglund	Matthew Ketschke	Deneen L. Donnley	Robert Sanchez
	($)	($)	($)	($)	($)	($)

Executive contributions	1,409,564	—	5,568,187	111,990	369,469	140,907
Company matching contributions	174,565	—	433,119	55,995	101,996	47,655
Company non-elective contributions	—	—	89,089	—	—	—
Earnings	1,347,529	—	5,972,430	83,896	83,616	157,805
Total	2,931,658	—	12,062,825	251,881	555,081	346,367
Supplemental Defined Contribution Pension Plan	Timothy P. Cawley	Kirkland Andrews	Robert Hoglund	Matthew Ketschke	Deneen L. Donnley	Robert Sanchez
	($)	($)	($)	($)	($)	($)

Company non-elective contributions	—	8,331	1,428,110	—	437,086	—
Earnings	—	51	612,675	—	79,586	—
Total	—	8,382	2,040,785	—	516,672	—

82 Consolidated Edison, Inc. Proxy Statement

Potential Payments Upon Termination Of Employment Or Change In Control
Potential Payments Upon Termination
of Employment or Change in Control
The Severance Program for Officers of the Company and its subsidiaries (the “Severance Program”) provides compensation to officers, including the Named Executive Officers, in the event of a certain termination of employment or a change in control of the Company. The amount of compensation that would be potentially payable to each Named Executive Officer for each situation is provided in the table. These amounts are estimated and do not necessarily reflect the actual amounts that would be paid to these Named Executive Officers, which would only be known at the time if a termination of employment or change of control occurs. The table reflects the amount that could be payable under the Severance Program assuming such termination occurred on December 31, 2024. The price per share of the Company’s Common Stock on December 31 2024 was $89.23. Mr. Hoglund is not included in the table below because he retired from the Company on December 2, 2024, and, therefore, the amounts payable to him are known and are disclosed separately. As is the case with other employees, he was entitled to accrued and unpaid benefits under the Company’s retirement and deferred compensation plans, as well as a payout for unused vacation and retiree medical and life insurance.

Name & Principal Position	Executive Benefits and Payments Upon Termination(1)	Resignation for any Reason (prior to CIC) or Resignation without Good Reason (following a CIC)	Retirement	Termination without Cause(2)	Termination for Cause	Termination without Cause or Resignation for Good Reason (following a CIC)(3)	Death or Disability
		($)	($)	($)	($)	($)	($)

Timothy P. Cawley President and Chief Executive Officer of the Company and Chief Executive Officer, Con Edison of New York	Severance	—	—	4,900,000	—	8,050,000	—
	Long-term plan incentives(4)	—	14,740,796	14,740,796	—	14,740,796	14,740,796(5)
	Deferred income plan	—	—	—	—	—	1,400,000
	Supplemental Retirement Plan payments	—	—	1,986,090	—	3,972,180	—
	Benefits and perquisites	—	—	51,974	—	78,948	—
	Total(6)	—	14,740,796	21,678,860	—	26,841,924	16,140,796
Kirkland Andrews Senior Vice President and Chief Financial Officer of the Company and Con Edison of New York	Severance	—	—	2,106,000	—	3,564,000	3,564,000(5)
	Long-term plan incentives(4)	—	—	—	—	—	729,901
	Deferred income plan	—	—	—	—	—	—
	Supplemental Retirement Plan payments	—	—	139,100	—	278,200	—
	Benefits and perquisites	—	—	48,677	—	72,354	—
	Total(6)	—	—	2,293,777	—	3,914,554	4,293,901
Matthew Ketschke President, Con Edison of New York	Severance	—	—	2,142,400	—	3,625,600	—
	Long-term plan incentives(4)	—	4,122,426	4,122,426	—	4,122,426	4,122,426(5)
	Deferred income plan	—	—	—	—	—	824,000
	Supplemental Retirement Plan payments	—	—	741,880	—	1,483,760	—
	Benefits and perquisites	—	—	67,372	—	109,744	—
	Total(6)	—	4,122,426	7,074,078	—	9,341,530	4,946,426
Deneen L. Donnley Senior Vice President and General Counsel of the Company and Con Edison of New York	Severance	—	—	1,669,700	—	2,852,400	—
	Long-term plan incentives(4)	—	2,676,900	2,676,900	—	2,676,900	2,676,900(5)
	Deferred income plan	—	—	—	—	—	695,700
	Supplemental Retirement Plan payments	—	—	123,400	—	—	—
	Benefits and perquisites	—	—	40,487	—	302,774	—
	Total(6)	—	2,676,900	4,510,487		5,832,074	3,372,600
Robert Sanchez President, Shared Services, Con Edison of New York	Severance	—	—	1,521,700	—	2,575,200	—
	Long-term plan incentives(4)	—	2,248,596	2,248,596	—	2,248,596	2,248,596(5)
	Deferred income plan	—	—	—	—	—	585,300
	Supplemental Retirement Plan payments	—	—	268,359	—	536,718	—
	Benefits and perquisites	—	—	42,198	—	59,396	—
	Total(6)	—	2,248,596	4,080,853	—	5,419,910	2,833,896

Consolidated Edison, Inc. Proxy Statement 83

Potential Payments Upon Termination Of Employment Or Change In Control
Footnotes:
(1)Assumes that Messrs. Cawley, Andrews, Ketschke, Sanchez, and Ms. Donnley for 2024 have base salaries of $1,400,000, $810,000, $925,000, $824,000, $695,700 and $585,300, respectively, and annual bonus targets of 125%, 80%,75%, 80%, 70% and 80%, respectively, and payout in accordance with each person’s relative achievement for 2024 as discussed starting on page 58. The amounts listed for benefits and perquisites include health care cost coverage and outplacement costs. The table above does not include the specific benefit amount to be received by each Named Executive Officer upon termination of employment, under the Company’s qualified and non-qualified retirement plans and non-qualified deferred compensation plan (deferred income plan).
(2)As per the Severance Program, the Named Executive Officer’s severance benefit pursuant to a termination without “Cause” (before a Change in Control or “CIC”) is equal to: (i) a lump sum equal to any unpaid base salary and annual target bonus prorated through the termination date and any accrued vacation pay; (ii) a lump sum equal to the net present value of one additional year of service credit or compensation credits under the Company’s retirement plans (assuming compensation at Named Executive Officer’s then annual rate of base salary and target annual bonus); (iii) a lump sum equal to 1x the sum of the Named Executive Officer’s then base salary and target annual bonus; (iv) one year continuation of health and life insurance coverage and one year of additional service credit toward eligibility for (but not for commencement of) retiree benefits; and (v) one year of outplacement costs.
(3)As per the Severance Program, the Named Executive Officer’s severance benefit under a termination without Cause or resignation for Good Reason (on or following CIC) is equal to the same severance benefit under a termination without Cause (before CIC) as described in footnote (2) except the amounts in clauses (ii), (iii), and (iv) are 2x instead of 1x.
(4)Potential payments under the long term incentive plan require the occurrence of a (i) CIC and (ii) qualifying termination of employment (a “CIC Separation from Service”) unless the Compensation Committee determines otherwise.
(5)For disclosure purposes, the Compensation Committee is assumed to have acted pursuant to the long term incentive plan to fully accelerate the vesting of target performance unit awards.
(6)The total amounts are in addition to: (i) vested or accumulated benefits under the Company’s defined benefit pension plans, 401(k) plans, and non-qualified deferred compensation plans, which are set forth in the compensation disclosure tables; (ii) benefits paid by insurance providers under life and disability insurance policies; and (iii) benefits generally available to all management employees, such as accrued vacation.
Payments upon Retirement for Robert Hoglund
Mr. Hoglund retired from the Company effective December 2, 2024. Mr. Hoglund retained his (i) performance unit awards for the 2023-2025 and the 2024-2026 performance cycles and (ii) time-based restricted stock units. Payment of the performance units will be based on the attainment of the relevant performance goals and will be pro-rated based on his actual service from the grant date to the date of his retirement (December 2, 2024), and the payment of the time-based restricted stock units will be pro-rated based on his actual service from the grant date to the date of his retirement and will be paid at their scheduled vesting date. The value of the stock awards to which Mr. Hoglund became entitled upon his retirement, which value has been determined based on the assumption that performance shares are earned at the target level, is $401,512. No other payments were made to Mr. Hoglund in connection with his retirement. See “Outstanding Equity Awards Table” on page 75.
A description of the assumptions that were used in creating the table for the Named Executive Officers is as follows:

84 Consolidated Edison, Inc. Proxy Statement

Potential Payments Upon Termination Of Employment Or Change In Control
Equity Acceleration
Separation from Service
With respect to unvested time and performance-based equity awards under the long term incentive plan, in the event of a Termination, Retirement, death, or Disability, the Compensation Committee has discretion to determine the terms of the awards (including, without limitation, to accelerate the vesting of unvested awards). Unless otherwise provided by the Compensation Committee, in the event of a Retirement, death, or Disability, time and performance-based equity awards vest pro rata through the date of the event.
For the purposes of the long term incentive plan: (i) “Termination” means a resignation or discharge from employment, except death, Disability, or Retirement; (ii) “Retirement” means resignation on or after age 55 with at least five years of service; and (iii) “Disability” means an inability to work in any gainful occupation for which the person is reasonably qualified by education, training, or experience because of a sickness or injury for which the person is under doctor’s care.
Change in Control
As per the long term incentive plan, in the event of a CIC Separation from Service, unvested performance-based equity awards vest pro rata, assuming targeted performance was achieved.
For purposes of the long term incentive plan, “Change in Control” has the same meaning as “Change in Control” under the Severance Program.
For purposes of the long term incentive plan, a “CIC Separation from Service” means a termination without Cause or due to a resignation for Good Reason that occurs on or before the second anniversary following the occurrence of a Change in Control.
For purposes of the long term incentive plan, “Cause” means the conviction of the Named Executive Officer of a felony or the entering by the Named Executive Officer of a plea of nolo contendere to a felony, in either case having a significant adverse effect on the business and affairs of the Company.
“Good Reason” occurs if the Named Executive Officer resigns for any of the following reasons: (i) any material decrease in base compensation; (ii) any material breach by the Company of any material provisions of the long term incentive plan; (iii) a requirement by the Company for the Named Executive Officer to be based at any office or location more than 50 miles from the location the Named Executive Officer is employed prior to the Change in Control; or (iv) the assignment of any duties materially inconsistent in any respect with the Named Executive Officer’s position, authority, duties, or responsibilities.
Incremental Retirement Amounts
As per the Severance Program, the amounts relating to the incremental retirement amounts in the table are based on the net present value of one additional year of service credit under the Company’s retirement plans following a termination without Cause or a resignation for Good Reason (two additional years if such termination is in connection with a Change in Control) assuming compensation at the Named Executive Officer’s annual salary and target award, age 65 normal retirement, and the assumptions used to calculate lump sum benefits under the qualified retirement plan in December 2024.
The assumptions for Messrs. Cawley, Ketschke, and Sanchez include interest rates of 4.17% for the first five years, 4.76% for the next 15 years, and 5.25% thereafter (adjusted to 2.43%, 3.01%, and 3.49%,respectively, to reflect cost of living adjustments) and the RP-2000 mortality table projected for 2024 (50% male/50% female blend).
The assumptions for Mr. Andrews and Ms. Donnley’s retirement amounts are in accordance with the applicable defined contribution pension formula within the savings plan and reflect only additional compensation credits. All amounts payable pursuant to an incremental non-qualified retirement plan are assumed to be paid as a lump sum.

Consolidated Edison, Inc. Proxy Statement 85

Termination Without Cause or a Resignation for Good Reason
As per the Severance Program, the Named Executive Officer will receive certain benefits as described in the table if he or she is terminated by the Company for reasons other than Cause or he or she resigns for Good Reason (following a Change in Control). A termination is for Cause if it is for any of the following reasons: (i) commission of, conviction of, or the entering of a plea of nolo contendere to, a felony, or a misdemeanor involving moral turpitude, if such felony or misdemeanor is work-related, materially impairs the Named Executive Officer’s ability to reasonably perform services for his or her employer, or results or could reasonably be expected to result in harm to the property, reputation, or business of his or her employer; (ii) willful and continued failure to substantially perform his or her duties in the course of employment with his or her employer (other than any such failure resulting from the Named Executive Officer’s physical or mental incapacity) after a written demand for substantial performance is delivered to the Named Executive Officer by the Board, the Chief Executive Officer, or the Company that employs the Named Executive Officer; (iii) conduct that results or could reasonably be expected to result in harm to the property, reputation, or business of his or her employer, including a violation or material failure to comply with his or her employer’s written policies or standards of conduct, including those relating to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; (iv) refusal to follow the lawful directions of the Board, the Chief Executive Officer, or the company that employs the Named Executive Officer; (v) breach of any fiduciary duty owed to his or her employer; (vi) violation of applicable federal, state, or local law or regulation governing the business of his or her employer; (vii) violation of the drug and alcohol testing policies of his or her employer or reporting to work under the influence of alcohol or any controlled substance (other than a controlled substance that the Named Executive Officer is properly taking under a current prescription); (viii) misappropriation (or attempted misappropriation) of any assets or property of his or her employer; (ix) material breach of any written agreement between the Named Executive Officer and his or her employer; (x) resigning employment in lieu of being discharged for misconduct; or (xi) any conduct that the Administrator determines to be detrimental to his or her employer. As per the Severance Program, a resignation for Good Reason occurs if the Named Executive Officer resigns for any of the following reasons on or following a Change in Control: (i) any material decrease in base compensation (except uniform decreases affecting similarly situated employees); (ii) any material breach by the Company of any material provisions of the Severance Program; (iii) a requirement by the Company for the Named Executive Officer to be based more than 50 miles from the location the Named Executive Officer is employed prior to the Change in Control; or (iv) the assignment of any duties materially inconsistent in any respect with the Named Executive Officer’s position, authority, duties, or responsibilities.
Payments Upon Termination of Employment in Connection with a Change in Control
As per the Severance Program, the Named Executive Officer will receive certain benefits as described in the table if his other termination of employment is without Cause by the Company or he or she resigns for Good Reason following a Change in Control.
Section 280G Reduction
As per the Severance Program, in the event a Named Executive Officer receives any payment or distribution from the Company in connection with a Change in Control, he or she may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. If any such payment or distribution subjects the Named Executive Officer to such taxes and the Named Executive Officer would receive a greater net after-tax amount if the payment were reduced to avoid such taxation, the aggregate present value of amounts payable to the Named Executive Officer pursuant to the Severance Program will be reduced (but not below zero) to the extent it does not trigger taxation under Section  4999 of the Internal Revenue Code.
Death Benefit
As per the Company’s Deferred Income Plan, participating officers, including the Named Executive Officers, are entitled to a death benefit equal to their individual base salary. The benefits are payable in a lump sum.

86 Consolidated Edison, Inc. Proxy Statement

Compensation Committee Report
The Management Development and Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for 2024 with management of the Company. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and this Proxy Statement.
Management Development and Compensation Committee:
Deirdre Stanley (Chair)
John F. Killian
Dwight A. McBride
William J. Mulrow
Michael W. Ranger
L. Frederick Sutherland

Consolidated Edison, Inc. Proxy Statement 87

Compensation Risk Management
As an annual practice, and in 2024, the Compensation Committee asked Mercer to undertake a risk assessment, of the Company’s compensation programs to determine whether the Company’s compensation policies and practices for employees, generally, could potentially have a material adverse effect on the Company’s risk management by creating incentives that could lead to excessive or inappropriate risk taking by employees. The Compensation Committee also asked management to review the assessment. Based on Mercer’s risk assessment findings, with which the Compensation Committee and management concur, it has been determined that the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by employees.
Among the relevant features of the Company’s compensation programs that mitigate risk are:
•recoupment policies applicable to all Company Named Executive Officers and officers with respect to incentive-based and non-incentive-based compensation;
•annual and long-term incentives under the Company’s compensation programs appropriately balanced between annual and long-term financial performance goals;
•annual and long-term incentives tied to multiple performance goals to reduce undue weight on any one goal;
•non-financial performance factors used to determine the actual payout of annual incentive compensation as a counterbalance to financial performance goals;
•compensation programs designed to deliver a significant portion of compensation in the form of long-term incentives, discouraging excessive focus on annual results;
•performance-based equity awards based on performance over a three-year period, focusing on sustainable performance over a three-year cycle rather than for any one year;
•annual and long-term incentive awards that are subject to appropriate payment caps and Compensation Committee discretion to reduce payouts; and
•share ownership guidelines including for executives and restrictions on shorting, hedging, and pledging Company securities that further the long-term interests of stockholders.

88 Consolidated Edison, Inc. Proxy Statement

Pay Ratio
The Company is required by SEC rule (Item 402(u) of Regulation S-K) to disclose the median annual total compensation of all employees of the Company (excluding the Chief Executive Officer), the annual total compensation of the Chief Executive Officer, and the ratio of these two amounts (the “pay ratio”). The pay ratio below is a reasonable estimate based on the Company’s payroll records and the methodology described below and was calculated in a manner consistent with SEC rules. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
The Company has elected to identify its median employee every three years unless a significant change in the Company’s employee population or employee compensation arrangements has occurred and the last time a median employee was selected was in 2024. In 2024, in order to identify its median employee, the Company reviewed its entire workforce (excluding the Chief Executive Officer, Timothy P. Cawley), consisting of 15,097 full- and part-time employees of the Company and its subsidiaries as of December 31, 2024 and the Company’s median employee was identified by a consistently applied compensation measure using earnings as reported on Internal Revenue Service Form W-2. In making this determination, the Company annualized the compensation of all employees hired during 2024 and did not make any cost of living adjustments. This was the same methodology used in the past to identify the Company’s median employee. The Company is using the same median employee for 2024.
For 2024, the annual total compensation of the Company’s median employee, as calculated using Summary Compensation Table requirements, was $128,713 and the annual total compensation of the Chief Executive Officer as set forth in the Summary Compensation Table was $14,984,213, including $0 and $3,001,537, respectively, that represent the change in pension values for the median employee and for Mr. Cawley. Based on this information, the resulting pay ratio of the Chief Executive Officer’s annual total compensation to the annual total compensation of the Company’s median employee was 116 to 1. For 2024, the pay ratio of the Chief Executive Officer increased in comparison to 2023 due primarily to a decrease in the compensation of the median employee, which was the result of a negative change in the year-over-year actuarial present value of the median employee’s accumulated pension benefits under the Company’s defined benefit pension plan. Changes in actuarial present value are subject to many external variables, including fluctuations in interest rates and changes in actuarial assumptions and does not represent actual compensation paid in 2024. The negative change in year-over-year pension value was not the result of a change in the pension formula under the defined benefit plan and did not result in a decrease in the median employee’s vested accrued benefit under the plan.

Consolidated Edison, Inc. Proxy Statement 89

Pay Versus Performance
Pay Versus Performance
Pay Versus Performance Disclosure
The following table sets forth information regarding the Company’s performance, compensation per the Summary Compensation Table ("SCT"), and the compensation actually paid ("CAP") to our named executive officers, as calculated in accordance with the SEC’s Pay-Versus-Performance (“PvP”) disclosure rule (Item 402(v) of Regulation S-K).
Pay Versus Performance Table

Year (a)	Summary Compensation Table Total for PEO (Cawley) ($)	Summary Compensation Table Total for PEO (McAvoy) ($)	Compensation Actually Paid to PEO(1) (Cawley) ($)	Compensation Actually Paid to PEO(1) (McAvoy) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based On:(3)		Net Income(4) ($000s)	Adjusted EPS(5) ($)
							Con Ed TSR ($)	S&P 500 Utilities TSR ($)
	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	14,984,213	N/A	3,737,463	N/A	4,145,530	2,148,070	118.52	137.73	1,820,000	5.40
2023	16,176,871	N/A	12,099,258	N/A	3,975,767	3,097,370	116.72	111.59	2,519,000	5.07
2022	9,592,297	N/A	15,950,905	N/A	2,944,374	4,757,406	118.04	120.09	1,660,000	4.57
2021	10,342,198	N/A	11,580,540	N/A	2,915,228	3,326,277	102.07	118.24	1,346,000	4.39
2020	7,463,464	15,756,548	1,696,155	657,256	2,499,992	1,634,554	83.01	100.48	1,101,000	4.18
Footnotes:
(1)In determining the CAP to our NEOs, the Company is required to make various adjustments to amounts that have been previously reported in the SCT in previous years, as the PvP rule’s valuation methods for this section differ from those required in the SCT. The tables below show the amounts that were deducted and added to SCT total compensation to calculate CAP. The large difference in SCT and CAP values for Mr. McAvoy in 2020 were partially driven by his retirement in December 2020, which caused prorated portions of his outstanding stock awards to be forfeited and reduced their CAP value for 2020 significantly, in addition to the large pension value differences between SCT and CAP amounts.
PEO SCT Total to CAP Reconciliation (Cawley):

PEO: Mr. Cawley	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total Compensation as reported in SCT	14,984,213	16,176,871	9,592,297	10,342,198	7,463,464
Subtract pension values reported in SCT	(3,001,537)	(5,828,405)	—	(1,500,611)	(4,696,808)
Subtract fair value of equity awards granted during fiscal year	(7,993,638)	(6,661,780)	(6,076,950)	(5,551,295)	(1,483,852)
Add pension value attributable to fiscal year’s service and any change in pension value attributable to plan amendments made in the fiscal year	260,150	215,044	164,521	246,088	98,552
Add fair value of equity compensation granted in fiscal year – value at year-end	6,917,049	7,472,792	8,196,063	8,004,570	1,081,350
Add dividends paid on unvested shares/share units and stock options	—	—	—	—	—
Add/subtract change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(2,315,013)	1,292,556	4,122,354	(20,396)	(958,666)

90 Consolidated Edison, Inc. Proxy Statement

Pay Versus Performance

PEO: Mr. Cawley	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Add/subtract change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(5,113,761)	(567,820)	(47,380)	59,986	192,115
Subtract fair value of forfeited awards determined at end of prior fiscal year for awards made in prior fiscal years that were forfeited during current fiscal year	—	—	—	—	—
Compensation Actually Paid to PEO	3,737,463	12,099,258	15,950,905	11,580,540	1,696,155
PEO SCT Total to CAP Reconciliation (McAvoy):

PEO: Mr. McAvoy	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total Compensation as reported in SCT	N/A	N/A	N/A	N/A	15,756,548
Subtract pension values reported in SCT	N/A	N/A	N/A	N/A	(6,390,264)
Subtract fair value of equity awards granted during fiscal year	N/A	N/A	N/A	N/A	(6,308,838)
Add pension value attributable to fiscal year’s service and any change in pension value attributable to plan amendments made in the fiscal year	N/A	N/A	N/A	N/A	260,514
Add fair value of equity compensation granted in fiscal year – value at year-end	N/A	N/A	N/A	N/A	1,532,925
Add dividends paid on unvested shares/share units and stock options	N/A	N/A	N/A	N/A	—
Add/subtract change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	N/A	N/A	N/A	N/A	(5,490,290)
Add/subtract change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	N/A	N/A	N/A	N/A	1,296,661
Subtract fair value of forfeited awards determined at end of prior fiscal year for awards made in prior fiscal years that were forfeited during current fiscal year	N/A	N/A	N/A	N/A	—
Compensation Actually Paid to PEO	N/A	N/A	N/A	N/A	657,256

Consolidated Edison, Inc. Proxy Statement 91

Pay Versus Performance
Average Non-PEO NEOs SCT Total to CAP Reconciliation:

Non-PEO NEOs: Average	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total Compensation as reported in SCT	4,145,530	3,975,767	2,944,374	2,915,228	2,499,992
Subtract pension values reported in SCT	(259,410)	(627,419)	—	(239,098)	(317,837)
Subtract fair value of equity awards granted during fiscal year	(2,278,153)	(1,726,726)	(1,447,991)	(1,283,438	(983,412)
Add pension value attributable to fiscal years’ service and any change in pension value attributable to plan amendments made in the fiscal year	101,446	89,039	98,261	101,242	17,710
Add fair value of equity compensation granted in fiscal year – value at year-end	1,881,179	1,264,907	1,950,109	1,840,223	732,333
Add dividends paid on unvested shares/share units and stock options	—	—	—	—	—
Add/subtract change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(524,720)	225,166	1,264,090	7,692	(435,834)
Add/subtract change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(917,802)	174,492	(51,437)	(15,572	121,602
Subtract fair value of forfeited awards determined at end of prior fiscal year for awards made in prior fiscal years that were forfeited during current fiscal year	—	(277,856)	—	—	—
Compensation Actually Paid to NEO	2,148,070	3,097,370	4,757,406	3,326,277	1,634,554
(2)The non-principal executive officer (PEO) named executive officers (NEOs) reflected in columns (d) and (e) represent the following individuals for each of the years shown:
•2024: K. Andrews, R. Hoglund, M. Ketschke, D. Donnley, R. Sanchez
•2023: R. Hoglund, D. Donnley, R. Sanchez, M. Ketschke, M. Noyes
•2022: R. Hoglund, D. Donnley, R. Sanchez, M. Ketschke
•2021: R. Hoglund, D. Donnley, R. Sanchez, M. Ketschke
•2020: R. Hoglund, D. Donnley, R. Sanchez, M. Noyes
(3)Pursuant to the SEC’s PvP rule, the comparison assumes $100 was invested on December 31, 2019 in the Company’s Common Stock. Historic stock price performance is not necessarily indicative of future stock performance.
(4)Reflects after-tax net income attributable to stockholders prepared in accordance with GAAP for each of the years shown.
(5)Adjusted EPS is the financial measure from the tabular list of Company Performance Metrics below which in the Company’s assessment represents the most important financial and non-financial performance measures used by the Company to link CAP to the Company’s CEOs and NEOs for the years shown to the Company’s performance. Adjusted EPS as used in this Proxy Statement is a non-GAAP financial measure. Please refer to Appendix A for the "Reconciliation of Non-GAAP Financial Measures".

92 Consolidated Edison, Inc. Proxy Statement

Pay Versus Performance
Most Important Financial Performance Measures
The list below represents the Company’s most important measures used to link compensation to performance:

Company Performance Metrics(1)

Relative TSR
Adjusted EPS
Adjusted Net Income
Operating Objectives
Operating Budget
Footnote:
(1)For further information regarding these Company performance metrics and their function in the Company’s executive compensation program, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.
Relationship between CAP and Company Performance
For all charts below, the 2020 CEO Compensation is the sum of the amounts paid to Messrs. McAvoy and Cawley.
CAP vs. TSR
As shown in the chart below, the PEO's and other NEOs’ CAP amounts are directionally aligned with the Company’s TSR. The Company’s lower TSR in 2020 relative to the S&P 500 Utilities Index aligned with lower CAP for the PEO and NEOs for that year, while stronger performance in both 2021 and 2022 aligned with higher CAP. A decrease in 2023 TSR relative to 2022 aligned with a slight decrease in CAP for the PEO and NEOs. 2024 TSR increased slightly, but underperformed the S&P 500 Utilities index on a relative basis leading to lower CAP amounts attributable in part to lower fair values for awards based on TSR performance.
Relative TSR, which is identified in the Tabular List of Company Performance Metrics above, is an important financial performance measure used by the Company to link compensation to performance. It is a performance metric used in the Company’s long-term equity incentive awards, with a weighting of 50% for performance unit awards, which constitute the majority of equity-based compensation granted to the PEO and other NEOs. The relative TSR peer group used in the Company’s performance unit awards and the compensation peer group presented in the PvP Table are substantially similar. For further information regarding the Company’s relative TSR peer group, please refer to the "Competitive Positioning—Attraction and Retention” section of this Proxy Statement

Consolidated Edison, Inc. Proxy Statement 93

Pay Versus Performance
CAP vs. GAAP Net Income
The Company’s GAAP Net Income performance increased in 2021 and 2022, aligning directionally with higher CAP. It increased by a large amount in 2023, largely due to the impact of a one-time gain on the sale of the Clean Energy Businesses before decreasing in 2024 to more normalized levels that are slightly above 2022 levels. CAP decreased year-over-year in both 2023 and 2024 for the PEO and NEOs.

CAP vs. Company Selected Measure
Adjusted EPS (non-GAAP) growth from 2020-2022 years aligned directionally with CAP at higher levels. Adjusted EPS continued to grow in 2023 and 2024, while CAP decreased for the PEO and NEOs. Adjusted EPS is not determined in accordance with GAAP. Information on how the Company calculates Adjusted EPS is disclosed in Appendix A.

94 Consolidated Edison, Inc. Proxy Statement

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers and persons who own more than ten percent of the Company’s Common Stock file reports with the SEC of their ownership in the equity securities of the Company and of changes in that ownership. SEC regulations also require the Company to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis. To the Company’s knowledge, based solely on a review of the filed reports and written representations that no other reports are required, the Company believes that each of its Directors and executive officers complied with all such filing requirements during 2024, except for four de minimis monthly purchases of common stock made by Jennifer Hensley under the Company's stock purchase plan from December 2023 to March 2024, which information was not timely received by the Company due to an oversight by the stock plan administrator and inadvertently not timely reported by the officer, but was promptly reported once discovered.

Certain Information as to Insurance
and Indemnification
No stockholder action is required with respect to the following information that is included to fulfill the requirements of Section 726 of the Business Corporation Law of the State of New York. Effective December 2, 2024, the Company purchased directors and officers liability insurance (“D&O Liability Insurance”) for a one-year term providing for reimbursement, with certain exclusions and deductions, to: (i) the Company and its subsidiaries for payments they make to indemnify Directors, Trustees, officers, and assistant officers of the Company and its subsidiaries, (ii) Directors, Trustees, officers, and assistant officers for losses, costs, and expenses incurred by them in actions brought against them in connection with their acts in those capacities for which they are not indemnified by the Company or its subsidiaries, and (iii) the Company and its subsidiaries for any payments they make resulting from a securities claim. The insurers are: ACE American Insurance Company, Allianz Global Risks US Insurance Company, Associated Electric & Gas Insurance Services Limited, Arch Insurance Company, Axis Insurance Company, Beazley Insurance Company, Inc., Continental Casualty Company, Endurance American Insurance Company, Endurance Assurance Corporation, Everest National Insurance Company, Markel American Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., Travelers Casualty and Surety Company of America, U.S. Specialty Insurance Company, AXA XL Bermuda Ltd., XL Specialty Insurance Company, and Zurich-American Insurance Company. The total cost of the D&O Liability Insurance for one year from December 2, 2024 amounts to $3,517,403.
The Company also purchased from Associated Electric & Gas Insurance Services Limited, Arch Insurance Company, Axis Insurance Company, Energy Insurance Mutual, Great American Insurance Company, Hudson Insurance Company, Travelers Casualty and Surety Company of America, U.S. Specialty Insurance Company, and Zurich American Insurance Company, additional insurance coverage for one year effective January 1, 2025, insuring the Directors, Trustees, officers, assistant officers, and employees of the Company and its subsidiaries and certain other parties against certain liabilities which could arise in connection with fiduciary obligations mandated by ERISA and from the administration of the employee benefit plans of the Company and its subsidiaries (“Fiduciary Liability Insurance”). The cost of such coverage was $852,165. Premiums for both D&O Liability Insurance and Fiduciary Liability Insurance do not include the applicable taxes.

Consolidated Edison, Inc. Proxy Statement 95

Questions And Answers
Questions And Answers About the
2025 Annual Meeting and Voting
Proxy Materials
What Are The Proxy Materials?
The Proxy Materials include the following:
•The Proxy Statement.
•The Annual Report to Stockholders of the Company, which includes the consolidated financial statements and accompanying notes for the year ended December 31, 2024, and other information relating to the Company’s financial condition and results of operations.
If you received the Proxy Materials by mail, they also include a proxy card, and a voter instruction form for use at the 2025 Annual Meeting.
Why Am I Receiving the Proxy Materials?
The Proxy Materials are being provided to all stockholders (as of the record date) of the Company on or about April 9, 2025 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As a stockholder, you are invited to the Annual Meeting and to vote on the items of business described in this Proxy Statement. The Proxy Materials include information that we are required to provide to you under the rules of the SEC. We are providing the Proxy Materials to our stockholders by mail, email, or in accordance with the SEC’s “Notice and Access” rule.
Why Did I Receive the Proxy Materials in the Mail?
We are providing paper copies of the Proxy Materials to those stockholders who have previously requested to receive paper copies. You may also access the Proxy Materials and vote online at the internet address provided on the proxy card or the voter instruction form and the virtual meeting website: www.virtualshareholdermeeting.com/ED2025. If you do not want to receive paper copies of Proxy Materials on an ongoing basis, please sign up for electronic delivery by following the instructions on your proxy card or voter instruction form.
Why Did I Receive e-Mail Delivery of the Proxy Materials?
We are providing email delivery of the Proxy Materials to those stockholders who have previously elected electronic delivery and to stock plan participants with email addresses on file. Those stockholders should have received an email containing a link to the website where those materials are available and a link to the proxy voting website.
Why Did I Receive a Notice of Internet Availability of Proxy Materials?
To reduce the environmental impact of our Annual Meeting, we are providing the Proxy Materials over the internet. As a result, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) instead of a paper copy of the Proxy Materials. All stockholders receiving the Notice of Internet Availability may access the Proxy Materials over the internet and request a paper copy of the Proxy Materials by mail. Instructions on how to access the Proxy Materials over the internet, to vote online, and to request a paper copy may be found in the Notice of Internet Availability. In addition, the Notice of Internet Availability contains instructions on how you may request delivery of proxy materials in printed form by mail or electronically on an ongoing basis.
Can I Request a Paper Copy of the Proxy Statement and Annual Report?
The Company’s Proxy Statement and Annual Report are available on our website at www.conedison.com/en/investors/shareholder-services. A copy of these materials is also available without charge upon written request to the Company’s Vice President and Corporate Secretary at the Company’s principal executive office at 4 Irving Place, New York, New York 10003.

96 Consolidated Edison, Inc. Proxy Statement

Questions And Answers
I Share an Address with Another Stockholder, and We Received Only One Copy of the Proxy Materials. How May I Obtain An Additional Copy?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, registered holders of Company Common Stock who have the same address and last name and who receive either a Notice of Internet Availability or a paper copy of the Proxy Materials in the mail will receive only one copy of the Proxy Materials, or a single envelope containing the Notice of Internet Availability, for all stockholders at that address. This consolidated method of delivery will continue unless we are notified from a stockholder at that address that individual copies are preferred. Householding allows us to realize significant cost savings and reduces the amount of duplicate information stockholders receive.
If you are a registered holder of Company Common Stock and wish to discontinue householding, please notify Computershare, the Company’s Transfer Agent and Registrar, by calling 1-800-522-5522.
If you are a beneficial holder of Company Common Stock who holds Company Common Stock through an intermediary, such as a broker, bank, or other financial institution, and wish to discontinue householding, please submit a request to Broadridge Householding Department by telephone at 1-866-540-7095 or by mail at 51 Mercedes Way, Edgewood, NY 11717.
Who Pays the Cost of Soliciting Proxies for the Annual Meeting?
The Company is bearing all costs of solicitation and is not using services provided by, or paying fees to, a third-party company in connection with the solicitation of proxies other than as discussed herein as to Broadridge Financial Solutions, Inc. for proxy solicitation, administration, virtual meeting and Inspector of Election services.
Voting and Related Matters
When Is the Record Date?
The Board of Directors has established March 24, 2025 as the record date for the determination of the Company’s stockholders entitled to receive notice of and to vote at the Annual Meeting.
How Many Votes Do I Have?
You are entitled to one vote on each proposal presented at the Annual Meeting for each outstanding share of Company Common Stock that you owned on the record date.
How Many Votes Must Be Present to Hold the Annual Meeting?
To constitute a quorum to transact business at the Annual Meeting, the holders of a majority of the shares of Company Common Stock entitled to vote at the Annual Meeting must be present at the Annual Meeting, either by means of remote communication or by proxy. We strongly recommend that you vote in advance of the Annual Meeting so that we will know as soon as possible that enough votes will be present to hold the meeting. Abstentions and broker non-votes are counted in the determination of a quorum.
How Do I Vote?
Stockholders have a choice of voting over the internet, by telephone, by mail, or at the Annual Meeting.
•If you received a printed copy of the Proxy Materials, please follow the instructions on your proxy card or voter instruction form. Your proxy card or voter instruction form provides information on how to vote.
•If you received a Notice of Internet Availability, please follow the instructions on the notice. The Notice of Internet Availability provides information on how to vote.
•If you received an email notification, please click on the link provided in the email notification and follow the instructions on how to vote.
•You may vote your shares at the Annual Meeting. Your 16-digit control number will grant you access to the virtual Annual Meeting website (www.virtualshareholdermeeting.com/ED2025). In order to vote your shares at the Annual Meeting, you must click on the link www.proxyvote.com and input the 16-digit control number you received in your proxy materials.
To help us reduce the environmental impact of our meeting, we ask that you vote via the internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by the date and time indicated on your proxy card, voter instruction form, Notice of Internet Availability, or email notification, as applicable.

Consolidated Edison, Inc. Proxy Statement 97

Questions And Answers
If My Shares Are Held By an Intermediary, Can My Shares Be Voted Without Instruction?
The SEC has approved a New York Stock Exchange rule that affects the manner in which your broker, bank, or other financial Institution may vote your shares. Your broker, bank, or other financial institution may not vote on your behalf for the election of directors or compensation-related matters unless you provide specific voting instructions to them. For your vote to be counted, you need to communicate your voting decisions to your broker, bank, or other financial Institution, in the manner prescribed by them, before the date of the Annual Meeting.
If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank, or other financial institution where you hold your shares.
If I Am a Registered Holder of Company Common Stock, What If I Don’t Vote For One or More of the Matters Listed on My Proxy Card?
All shares represented by properly executed proxies received in time for the Annual Meeting will be voted at the Annual Meeting in the manner specified by the persons giving those proxies. If you return a signed proxy without indicating voting instructions your shares will be voted as follows:
•for the election of the ten Director nominees;
•for the ratification of the appointment of independent accountants; and
•for the advisory vote to approve named executive officer compensation.
Can I Revoke My Proxy or Change My Vote?
Yes, you may revoke your proxy or change your vote by sending in a new, properly executed proxy card or voter instruction form with a later date, or by casting a new vote by internet or telephone, or by sending a properly executed written notice of revocation to the Company’s Vice President and Corporate Secretary at the Company’s principal executive office at 4 Irving Place, New York, New York 10003. You may also revoke or change your vote by attending the Annual Meeting, and clicking on the link www.proxyvote.com and inputting your 16-digit control number and voting.
Who Tabulates The Votes?
Votes will be tabulated by Broadridge Financial Solutions, Inc. as Inspector of Election for the Annual Meeting.
Annual Meeting Information
What Is Location, Date, and Time of the Annual Meeting?
The Annual Meeting will be held virtually on Monday, May 19, 2025, at 10:00 a.m., Eastern Daylight Time.
We plan to hold the Annual Meeting by means of remote communication only at www.virtualshareholdermeeting.com/ED2025. Online check-in will be available approximately 15 minutes before the Annual Meeting starts. If you encounter any difficulties accessing the virtual Annual Meeting website during the check-in or Annual Meeting time, please call the technical support number that will be posted on the log-in page.
Who Can Attend the Annual Meeting?
Attendance at the Annual Meeting will be limited to holders of Company Common Stock on March 24, 2025, the record date, the authorized representative (only one) of an absent stockholder and invited guests of management.

98 Consolidated Edison, Inc. Proxy Statement

How Do I Attend the Annual Meeting Virtually, Vote and Submit Questions?
The 2025 Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/ED2025.
All stockholders may attend the Annual Meeting by using their 16-digit control number to gain access to the virtual Annual Meeting website. You may submit a question to the Company through the virtual Annual Meeting website. In order to vote your shares at the Annual Meeting, you must click on the link www.proxyvote.com and input the 16-digit control number you received in your proxy materials. Online check-in for the virtual Annual Meeting website will be available approximately 15 minutes before the Annual Meeting starts. If you encounter any difficulties accessing the virtual Annual Meeting website during the check-in or Annual Meeting time, please call the technical support number that will be posted on the log-in page.
All stockholders may submit a question to the Company through the virtual Annual Meeting website. Questions pertinent to meeting matters will be addressed during the Annual Meeting, subject to time constraints. Questions that relate to proposals that are not properly before the Annual Meeting, relate to matters that are not a proper subject for action by stockholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question made by another stockholder, or are not otherwise suitable for the conduct of the Annual Meeting as determined in the sole discretion of the Company, will not be addressed. Additional rules of conduct and procedures may apply during the Annual Meeting and will be available for you to review in advance of the meeting at www.virtualshareholdermeeting.com/ED2025. Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at www.conedison.com/en/investors/shareholder-services. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.
What If I Have Trouble Accessing the Annual Meeting Virtually?
The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. If participating via a wireless connection, participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the virtual Annual Meeting website 15 minutes prior to the start of the Annual Meeting to check-in online. If you encounter any difficulties accessing the virtual Annual Meeting website during the check-in or Annual Meeting time, please call the technical support number that will be posted on the log-in page.

Consolidated Edison, Inc. Proxy Statement 99

Stockholder Proposals for the 2026 Annual Meeting
Proposals for Inclusion in 2026 Proxy Statement
In order to be included in the Proxy Statement and form of proxy relating to the Company’s 2026 Annual Meeting of Stockholders, stockholder proposals must be received by the Company at its principal executive office at 4 Irving Place, New York, New York 10003, Attention: Vice President and Corporate Secretary, by the close of business on December 12, 2025.
Director Nominations for Inclusion in 2026 Proxy Statement (Proxy Access)
Pursuant to the Company’s By-laws, a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of the Company’s shares for at least three years and has complied with the other requirements set forth in the By-laws, may request that the Company include director nominees (up to the greater of two nominees or 20% of the Board) for election in the Company’s 2026 Proxy Statement and form of proxy relating to the Company’s 2026 Annual Meeting of Stockholders. The nominations must include the information specified in the By-laws and must be received by the Vice President and Corporate Secretary of the Company at its principal executive office no earlier than November 12, 2025 and no later than December 12, 2025.
Other Proposals or Nominations to Come Before the 2026 Annual Meeting
Under the Company’s By-laws, written notice of any proposal to be presented by any stockholder or any other person to be nominated by any stockholder for election as a Director (other than through proxy access as described above) must include the information specified in the By-laws and must be received by the Vice President and Corporate Secretary of the Company at its principal executive office no earlier than January 21, 2026 and no later than February 20, 2026. Any notice of Director nomination submitted to the Company other than through proxy access must comply with and include the additional information required by Rule 14a-19(b) under the Exchange Act.

100 Consolidated Edison, Inc. Proxy Statement

Other Matters to Come Before The Meeting
Management intends to bring before the meeting only the election of Directors (Proposal No. 1) and Proposal Nos. 2 and 3 and knows of no matters to come before the meeting other than the matters set forth herein. If other matters or motions come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.
By Order of the Board of Directors,
Sylvia V. Dooley
Vice President and Corporate Secretary
Dated: April 9, 2025

Consolidated Edison, Inc. Proxy Statement A-101

Appendix A
Appendix A
Reconciliation of Non-GAAP Financial Measures
Adjusted earnings and adjusted earnings per share are financial measures that are not determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain other items that the company does not consider indicative of its ongoing financial performance. Management uses these non-GAAP financial measures to facilitate the analysis of the company's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others the company’s expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of the company's financial performance. The following table is a reconciliation of Con Edison’s reported net income for common stock to adjusted earnings and reported earnings per share to adjusted earnings per share.

(Millions of Dollars, except per share amounts)	2022	2023	2024

Reported net income for common stock – GAAP basis	$1,660	$2,519	$1,820
Loss (gain) and other impacts related to sale of the Clean Energy Businesses (pre-tax)(a)(b)	(13)	(887)	63
Income taxes(c)	127	113	(13)
Loss (gain) and other impacts related to sale of the Clean Energy Businesses (net of tax)(a)(b)	114	(774)	50
HLBV effects (pre-tax)(d)	(61)	11	4
Income taxes(e)	19	(3)	(1)
HLBV effects (net of tax)(d)	(42)	8	3
Net mark-to-market effects (pre-tax)	(181)	13	—
Income taxes(f)	56	(4)	—
Net mark-to-market effects (net of tax)	(125)	9	—
Remeasurement of deferred state taxes related to dispositions prior to 2022 (net of federal taxes)	13	—	—
Remeasurement of deferred state taxes related to dispositions prior to 2022 (net of federal taxes)	13	—	—
Accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (pre-tax)(g)	—	—	(6)
Income taxes(g)	—	—	1
Accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (net of tax)(j)	—	—	(5)
Adjusted earnings (Non-GAAP)	$1,620	$1,762	$1,868

A-1 Consolidated Edison, Inc. Proxy Statement

(Millions of Dollars, except per share amounts)	2022	2023	2024

Reported earnings per share – GAAP basis (basic)	$4.68	$7.25	$5.26
Loss (gain) and other impacts related to sale of the Clean Energy Businesses (pre-tax)(a)(b)	(0.03)	(2.55)	0.18
Income taxes(c)	0.35	0.33	(0.04)
Loss (gain) and other impacts related to sale of the Clean Energy Businesses (net of tax)(a)(b)	0.32	(2.22)	0.14
HLBV effects (pre-tax)(d)	(0.17)	0.02	0.01
Income taxes(e)	0.05	(0.01)	—
HLBV effects (net of tax)(d)	(0.12)	0.01	0.01
Net mark-to-market effects (pre-tax)	(0.51)	0.04	—
Income taxes(f)	0.16	(0.01)	—
Net mark-to-market effects	(0.35)	0.03	—
Remeasurement of deferred state taxes related to dispositions prior to 2022 (net of federal taxes)	0.04	—	—
Remeasurement of deferred state taxes related to dispositions prior to 2022 (net of federal taxes)	0.04	—	—
Accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (pre-tax)(g)	—	—	(.01)
Income taxes(g)	—	—	—
Accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (net of tax)(g)	—	—	(.01)
Adjusted earnings per share (Non-GAAP)	$4.57	$5.07	$5.40
Footnotes:
(a)On March 1, 2023, the Company completed the sale of all of the stock of the Clean Energy Businesses. See Note W and Note X to the financial statements in Item 8 to the Annual Report on Form 10-K filed on February 20, 2025 (the “10-K”).
(b)The loss (gain) and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the year ended December 31, 2024 ($0.18 a share and $0.13 a share net of tax or $62 million and $46 million net of tax) to reflect closing adjustments. The gain and other impacts related to the sale of the Clean Energy Businesses for the year ended December 31, 2023 is comprised of the gain on the sale of the Clean Energy Businesses ($(2.49) a share and $(2.21) a share net of tax or $(865) million and $(767) million net of tax), transaction costs and other accruals ($0.05 a share and $0.04 a share net of tax or $19 million and $14 million net of tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.11) a share and $(0.07) a share net of tax or $(41) million and $(28) million net of tax). The impacts related to the sale of the Clean Energy Businesses is comprised of: transaction costs ($0.14 a share and $0.10 a share net of tax or $48 million and $35 million net of tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.17) a share and $(0.12) a share net of tax or $(61) million and $(42) million net of tax) for the year ended December 31, 2022.
(c)Amounts shown include the impact of the changes in state unitary tax apportionments ($0.01 a share net of federal taxes or $3 million net of federal taxes) for the year ended December 31, 2024 and ($0.02 a share net of federal taxes or $7 million net of federal taxes) for the year ended December 31, 2023. The amount of income taxes for transaction costs and other accruals and the effects of ceasing to record depreciation and amortization expenses were calculated using a combined federal and state income tax rate of 27 percent and 32 percent, respectively, for the year ended December 31, 2023. The amount of income taxes for the gain on the sale of the Clean Energy Businesses had an effective tax rate of 26 percent for the year ended December 31, 2024 and 11 percent for the year ended December 31, 2023. Amounts shown include the impact of the remeasurement of deferred state taxes and the valuation allowance for deferred tax assets ($0.34 a share net of federal taxes or $121 million net of federal taxes) for the year ended December 31, 2022. The amount of income taxes for transaction costs and the effects of ceasing to record depreciation and amortization expenses was calculated using a combined federal and state income tax rate of 27 percent and 31 percent for the year ended December 31, 2022, respectively.
(d)The loss (income) attributable to the non-controlling interest of a tax-equity investor in renewable electric projects accounted for under the hypothetical liquidation at book value (HLBV) method of accounting. See Note S to the financial statements in Item 8 of the 10-K.
(e)The amount of income taxes was calculated using a combined federal and state income tax rate of 24 percent, 25 percent and 31 percent, for the year ended December 31, 2024, 2023 and 2022, respectively.
(f)The amount of income taxes was calculated using a combined federal and state income tax rate of 32 percent and 31 percent for the year ended December 31, 2023 and 2022, respectively.
(g)The amount of income taxes was calculated using a combined federal and state income tax rate of 22 percent for the year ended December 31, 2024. See “Investments in Mountain Valley Pipeline, LLC (MVP)” in Note A to the financial statements in Item 8 of the 10-K.

conEdison, inc.

CONSOLIDATED EDISON, INC.
4 IRVING PLACE - ROOM 16-205
NEW YORK, NY 10003

SCAN TO VIEW MATERIALS & VOTE

VOTING IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet, phone or mail. Follow the instructions below.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit these voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on Sunday, May 18, 2025. Have this proxy card in hand when accessing the website and then follow the instructions.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ED2025** at 10:00 a.m. EDT on Monday, May 19, 2025.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit these voting instructions up until 11:59 P.M. Eastern Daylight Time on Sunday, May 18, 2025. Have this proxy card in hand when calling and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, by Sunday, May 18, 2025. Do not vote by mail if voting instructions were previously transmitted by Internet or phone.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61461-P21126 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONSOLIDATED EDISON, INC.

The Board of Directors recommends a vote FOR all of the nominees listed (Proposal 1):

1. Election of Directors:	For	Against	Abstain
1a. Timothy P. Cawley	☐	☐	☐
1b. John F. Killian	☐	☐	☐
1c. Karol V. Mason	☐	☐	☐
1d. Dwight A. McBride	☐	☐	☐
1e. William J. Mulrow	☐	☐	☐
1f. Michael W. Ranger	☐	☐	☐
1g. Linda S. Sanford	☐	☐	☐
1h. Deirdre Stanley	☐	☐	☐
1i. L. Frederick Sutherland	☐	☐	☐
1j. Catherine Zoi	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain
2. Ratification of appointment of independent accountants.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

Please sign exactly as the name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2025 Annual Meeting of

Consolidated Edison, Inc. Stockholders

Monday, May 19, 2025, 10:00 a.m. EDT

Available via live webcast at www.virtualshareholdermeeting.com/ED2025

To access the virtual Annual Meeting via the webcast, you must use your 16-digit control number that can be found on your proxy card, Notice of Internet Availability of proxy materials or email, as applicable, provided with your proxy materials that will provide you with access to the Annual Meeting website (www.virtualshareholdermeeting.com/ED2025).

We plan to hold the Annual Meeting by means of remote communications only. Please check the meeting materials for any special requirements for virtual meeting attendance.

YOUR VOTE IS IMPORTANT!
We strongly recommend that you vote in advance of the Annual Meeting following the instructions on the attached voter instruction form.

V61462-P21126

CONSOLIDATED EDISON, INC.
COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy P. Cawley, John F. Killian and Michael W. Ranger and each or any of them with power of substitution, proxies to vote all stock of the undersigned (including any shares held through the Company's Automatic Dividend Reinvestment and Cash Payment Plan) at the Annual Meeting of Stockholders on Monday, May 19, 2025 at 10:00 a.m. EDT at www.virtualshareholdermeeting.com/ED2025, or at any adjournments or postponements thereof, as specified on the reverse side in the election of Directors and on the proposals, all as more fully set forth in the proxy statement, and in their discretion on any matters that may properly come before the meeting or at any adjournments or postponements thereof.

Your vote for the election of Directors may be indicated on the reverse side. Nominees are: 1a - Timothy P. Cawley, 1b - John F. Killian, 1c - Karol V. Mason, 1d - Dwight A. McBride, 1e - William J. Mulrow, 1f - Michael W. Ranger, 1g - Linda S. Sanford, 1h - Deirdre Stanley, 1i - L. Frederick Sutherland, and 1j - Catherine Zoi.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO CHOICE IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE (PROPOSAL 1), AND "FOR" PROPOSALS 2 AND 3.

Continued and to be signed on reverse side